FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283510-02

MSBAM 2025-C35

Free Writing Prospectus

Structural and Collateral Term Sheet

$597,759,423

(Approximate Total Mortgage Pool Balance)

$537,983,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Argentic Real Estate Finance 2 LLC

Morgan Stanley Mortgage Capital Holdings LLC

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-C35

July 14, 2025

BofA SECURITIES	CITIGROUP	MORGAN STANLEY
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-283510) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

MSBAM 2025-C35

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$10,227,000	$9,904,000	$323,000	30.000%	(8)	2.80	1 – 60	20.0%	38.1%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$12,539,000	$12,144,000	$395,000	30.000%	(8)	7.22	60 – 110	20.0%	38.1%
Class A-4(9)	AAAsf/Aaa(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	20.0%	38.1%
Class A-5(9)	AAAsf/Aaa(sf)/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	20.0%	38.1%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$418,431,000(11)	$405,250,000(11)	$13,181,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$119,552,000(11)	$115,786,000(11)	$3,766,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/Aa2(sf)/AAA(sf)	$67,248,000(9)	$65,129,000(9)	$2,119,000(9)	18.750%	(8)(9)	9.92	119 – 119	17.2%	44.3%
Class B(9)	AA-sf/NR/AA(sf)	$29,141,000(9)	$28,223,000(9)	$918,000(9)	13.875%	(8)(9)	9.92	119 – 119	16.3%	46.9%
Class C(9)	A-sf/NR/A-(sf)	$23,163,000(9)	$22,433,000(9)	$730,000(9)	10.000%	(8)(9)	9.92	119 – 119	15.6%	49.0%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/NR/BBB(sf)	$18,680,000(11)	$18,091,000(11)	$589,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BB+(sf)	$10,461,000(11)	$10,131,000(11)	$330,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(sf)	$18,680,000	$18,091,000	$589,000	6.875%	(8)	9.92	119 – 119	15.0%	50.7%
Class E	BB-sf/NR/BB+(sf)	$10,461,000	$10,131,000	$330,000	5.125%	(8)	9.92	119 – 119	14.8%	51.7%
Class F-RR	B-sf/NR/B+(sf)	$7,472,000	$7,236,632	$235,368	3.875%	(8)	9.92	119 – 119	14.6%	52.4%
Class G-RR	NR/NR/NR	$23,163,423	$22,433,775	$729,648	0.000%	(8)	9.94	119 – 120	14.0%	54.5%

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 3.1500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 1.9087% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 3.1500% of some or all of the classes of certificates, which excess over 3.1500% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview

alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(10)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $395,665,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 96.8500% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $395,665,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Initial Available Principal Balance	Expected Range of Initial Retained Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $175,000,000	$0 – $169,487,000	$0 – $5,513,000	N/A – 9.55	N/A / 110 – 117
Class A-5	$220,665,000 – $395,665,000	$213,714,000 – $383,201,000	$6,951,000 – $12,464,000	9.71 – 9.83	110 – 119 / 117 – 119
(11)	The Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

MSBAM 2025-C35	Structural Overview

Issue Characteristics

Offered Certificates:	$537,983,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 17 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC.
Rating Agencies:	Moody’s, Fitch and KBRA
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Argentic Securities Income USA 2 LLC or an affiliate thereof
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirements of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2025 (or, in the case of any mortgage loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of July 14, 2025
Expected Closing Date:	August 14, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2025.
Rated Final Distribution Date:	The distribution date in August 2058
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2025-C35<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

MSBAM 2025-C35	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then, in an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F-RR and Class G-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Interest and Principal Entitlements (continued):

respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (10) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$67,248,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$29,141,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$23,163,000	Class C certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Exchangeable Certificates (continued):	Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
	Class C-X1	Equal to Class C trust component principal balance	0.50%
	Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the  YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the  YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Prepayment Premiums/Yield Maintenance Charges (continued):

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class A-SB and Class D certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class E, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Prepayment Premiums/Yield Maintenance Charges (continued):

denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Honolulu FBI Office. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: BioMed MIT Portfolio, Marriott World Headquarters, 32 Old Slip - Leased Fee, MIC Parking Portfolio, Washington Square, Greene Town Center, Discovery Business Center and Ansonia Commercial Condominium. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related lead servicing note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Control Rights (continued):

loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer or special servicer, as applicable), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Appraisal Reduction Amounts and Collateral Deficiency Amounts (continued):

Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Sale of Defaulted Loans (continued):

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2025-C35 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by certificate balance. The holder of the majority of the VRR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There will be no initial Risk Retention Consultation Party.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the VRR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Appointment and Replacement of each Special Servicer (continued):

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSBAM 2025-C35 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                reviewing the actions of the applicable special servicer with respect to any specially serviced loan and, for so long as an Operating Advisor Consultation Event exists, with respect to major decisions relating to any serviced mortgage loan or serviced whole loan that is not a specially serviced loans to the extent described in the Preliminary Prospectus and required under the PSA;

●                reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each major decision reporting package (with respect to a specially serviced loan or, after the occurrence and during the continuance of an Operating Advisor Consultation Period, with respect to any serviced mortgage loan or serviced whole loan), asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35	Structural Overview
Operating Advisor (continued):

●               preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

MSBAM 2025-C35	Structural Overview
Dispute Resolution Provisions (continued):

will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSBAM 2025-C35	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
Argentic Real Estate Finance 2 LLC	11	24	$178,160,568	29.8%
Morgan Stanley Mortgage Capital Holdings LLC	14	15	$145,361,366	24.3%
Citi Real Estate Funding Inc.	7	16	$128,780,000	21.5%
Bank of America, National Association	4	4	$76,078,789	12.7%
Starwood Mortgage Capital LLC	3	5	$16,647,496	2.8%
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC	1	1	$52,731,205	8.8%
Total:	40	65	$597,759,423	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$597,759,423
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$14,943,986
Number of Mortgaged Properties:	65
Average Cut-off Date Balance per Mortgaged Property:	$9,196,299
Weighted Average Mortgage Rate:	6.5213%
% of Pool Secured by 5 Largest Mortgage Loans:	39.4%
% of Pool Secured by 10 Largest Mortgage Loans:	61.1%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	117
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	24.1%
% of Pool Secured by Refinance Loans:	84.2%
% of Pool Secured by Recapitalization Loans:	9.3%
% of Pool Secured by Acquisition Loans:	6.5%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	41.4%
% of Pool with Subordinate Mortgage Debt:	9.95%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.04x
Weighted Average UW NOI Debt Yield:	14.0%
Weighted Average UW NCF DSCR:	1.94x
Weighted Average UW NCF Debt Yield:	13.2%
Weighted Average Cut-off Date LTV Ratio(3):	54.5%
Weighted Average Maturity Date LTV Ratio(3):	52.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSBAM 2025-C35	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	372
Weighted Average Remaining Amortization Term (months)(4):	369
% of Pool Interest Only through Maturity:	65.4%
% of Pool Amortizing Balloon:	23.8%
% of Pool Interest Only, Amortizing Balloon:	10.8%

Lockboxes

% of Pool with Hard Lockboxes:	71.9%
% of Pool with Springing Lockboxes:	23.5%
% of Pool with No Lockboxes:	2.6%
% of Pool with Soft (Residential); Hard (Commercial) Lockbox:	2.1%

Reserves

% of Pool Requiring Tax Reserves:	65.9%
% of Pool Requiring Insurance Reserves:	36.0%
% of Pool Requiring Replacement Reserves:	53.4%
% of Pool Requiring TI/LC Reserves(5):	51.0%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	79.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	12.4%
% of Pool with no lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.7%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, hospitality, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSBAM 2025-C35	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/Spaces	Cut-off Date Balance per SF/Unit/ Room/Space	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	CREFI	BioMed MIT Portfolio	Cambridge	MA	Mixed Use	$59,500,000	9.95%	1,314,481	$644	2.75x	16.6%	35.3%	35.3%
2	BANA/MSMCH	Marriott World Headquarters	Bethesda	MD	Office	$52,731,205	8.8%	743,448	$337	1.76x	12.1%	51.7%	43.5%
3	AREF2	Extended Stay Portfolio	Various	Various	Hospitality	$44,785,000	7.5%	889	$50,377	2.06x	16.5%	65.2%	65.2%
4	MSMCH	Crossroads Office Park	Various	NY	Office	$42,500,000	7.1%	389,698	$109	1.53x	13.7%	49.0%	44.0%
5	MSMCH	32 Old Slip - Leased Fee	New York	NY	Other	$36,000,000	6.0%	42,176	$3,960	1.10x	6.3%	74.2%	74.2%
6	BANA	Hilton Harrisburg	Harrisburg	PA	Hospitality	$32,278,789	5.4%	341	$94,659	1.78x	17.4%	56.0%	48.8%
7	AREF2	Honolulu FBI Office	Kapolei	HI	Office	$27,200,000	4.6%	150,365	$314	1.62x	12.3%	54.0%	54.0%
8	CREFI	VTS Portfolio	Various	Various	Industrial	$23,630,000	4.0%	343,374	$69	1.54x	11.0%	61.7%	61.7%
9	AREF2	MIC Parking Portfolio	Various	Various	Other	$23,426,446	3.9%	5,189	$14,504	1.31x	11.4%	51.1%	47.8%
10	BANA	Studio One Apartments	Detroit	MI	Mixed Use	$23,400,000	3.9%	134	$174,627	1.57x	10.5%	62.9%	62.9%
		Total/Wtd. Avg.				$365,451,439	61.1%			1.80x	13.3%	54.5%	51.9%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room/Space calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room/Space figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSBAM 2025-C35	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	CREFI	BioMed MIT Portfolio	$59,500,000	$787,500,000	$847,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE	2.75x	16.6%	35.3%
2	BANA/MSMCH	Marriott World Headquarters	$52,731,205	$197,990,751	$250,721,956	BBCMS 2025-C35(2)	Midland	CWCapital	BBCMS 2025-C35(2)	1.76x	12.1%	51.7%
5	MSMCH	32 Old Slip - Leased Fee	$36,000,000	$131,000,000	$167,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12	1.10x	6.3%	74.2%
7	AREF2	Honolulu FBI Office	$27,200,000	$20,000,000	$47,200,000	MSBAM 2025-C35	Midland	Argentic	MSBAM 2025-C35	1.62x	12.3%	54.0%
9	AREF2	MIC Parking Portfolio	$23,426,446	$51,837,241	$75,263,687	BBCMS 2025-C32	Midland	Argentic	BBCMS 2025-C32	1.31x	11.4%	51.1%
11	MSMCH	Washington Square	$20,833,333	$319,166,667	$340,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12	2.07x	12.1%	51.9%
14	AREF2	Greene Town Center	$12,562,500	$93,687,500	$106,250,000	BBCMS 2025-C32	Midland	Argentic	BBCMS 2025-C32	1.53x	13.0%	63.5%
15	BANA	Discovery Business Center	$11,000,000	$139,000,000	$150,000,000	BANK 2025-BNK49	Midland	Rialto	BANK 2025-BNK49	2.69x	17.4%	43.8%
31	MSMCH	Ansonia Commercial Condominium	$4,400,000	$49,000,000	$53,400,000	BANK 2025-BNK50	Trimont	K-Star	BANK 2025-BNK50	1.62x	11.0%	46.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	CREFI	BioMed MIT Portfolio	$59,500,000	$644	$478,000,000	2.75x	16.6%	35.3%	1.66x	10.6%	55.2%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) but excluding any mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSBAM 2025-C35	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units /Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	CREFI	BioMed MIT Portfolio	Cambridge	MA	Mixed Use	$59,500,000	9.95%	1,314,481	644	2.75x	16.6%	35.3%	35.3%	CAMB 2019-LIFE
4	MSMCH	Crossroads Office Park	Various	NY	Office	$42,500,000	7.1%	389,698	109	1.53x	13.7%	49.0%	44.0%	COMM 2015-CR26
5	MSMCH	32 Old Slip - Leased Fee	New York	NY	Other	$36,000,000	6.0%	42,176	3,960	1.10x	6.3%	74.2%	74.2%	MSBAM 2015-C23, MSC 2015-MS1, MSBAM 2015-C24
6	BANA	Hilton Harrisburg	Harrisburg	PA	Hospitality	$32,278,789	5.4%	341	94,659	1.78x	17.4%	56.0%	48.8%	WFRBS 2012-C10
13	CREFI	The Court at Deptford	Deptford	NJ	Retail	$19,700,000	3.3%	141,688	139	1.33x	10.0%	69.1%	69.1%	GSMS 2015-GC32
14	AREF2	Greene Town Center	Beavercreek	OH	Mixed Use	$12,562,500	2.1%	917,757	116	1.53x	13.0%	63.5%	57.1%	GCMT 2014-GC21
15	BANA	Discovery Business Center	Irvine	CA	Office	$11,000,000	1.8%	1,287,820	116	2.69x	17.4%	43.8%	43.8%	MSBAM 2015-C20, MSBAM 2025-C21
17	AREF2	Highland Business Park	Warrensville Heights	OH	Mixed Use	$10,454,235	1.7%	136,315	77	1.54x	13.4%	60.1%	53.3%	COMM 2015-LC19
18	BANA	Alvarado Center	Los Angeles	CA	Retail	$9,400,000	1.6%	34,179	275	1.51x	10.5%	62.3%	62.3%	CSAIL 2015-C3
21	AREF2	Best Western Yellowstone	West Yellowstone	MT	Hospitality	$8,000,000	1.3%	66	121,212	2.45x	18.3%	48.5%	48.5%	MSBAM 2015-C25
22	MSMCH	A Storage Place Riverside	Riverside	CA	Self Storage	$7,500,000	1.3%	99,290	76	2.67x	16.0%	39.4%	39.4%	CSAIL 2015-C3
24	CREFI	Grandview Shopping Center	Glendale	AZ	Retail	$7,250,000	1.2%	85,553	85	2.03x	14.7%	53.3%	53.3%	COMM 2015-CR24
25	AREF2	Pick 'n Save	Mount Pleasant	WI	Retail	$7,100,000	1.2%	59,162	120	1.22x	9.9%	62.8%	62.8%	WFCM 2015-LC20
26	SMC	Witte Oaks Apartments	Houston	TX	Multifamily	$6,750,000	1.1%	123	54,878	1.31x	10.2%	61.6%	61.6%	COMM 2015-CR27
28	MSMCH	A Storage Place La Sierra	Riverside	CA	Self Storage	$5,900,000	1.0%	107,612	55	4.80x	28.9%	23.6%	23.6%	CSAIL 2015-C3
29.01	CREFI	49 Rochester Ave	Brooklyn	NY	Multifamily	$2,950,000	0.5%	7	400,000	1.25x	8.2%	66.7%	66.7%	MSCR 2021-MN1
29.02	CREFI	686 Jefferson Ave	Brooklyn	NY	Multifamily	$2,250,000	0.4%	6	400,000	1.25x	8.2%	66.7%	66.7%	FRESB 2018-SB47
32	CREFI	Black Bear Center	Glendale	AZ	Retail	$4,100,000	0.7%	44,969	91	2.32x	17.6%	42.6%	42.6%	COMM 2015-CR24
33	MSMCH	A Storage Place Redlands	Redlands	CA	Self Storage	$3,800,000	0.6%	66,803	57	2.88x	17.5%	35.7%	35.7%	BACM 2015-UBS7
35	MSMCH	A Storage Place Yuma	Yuma	AZ	Self Storage	$3,500,000	0.6%	65,950	53	2.69x	16.4%	40.8%	40.8%	COMM 2015-PC1
38	MSMCH	A Storage Place Indio	Indio	CA	Self Storage	$3,000,000	0.5%	72,426	41	2.51x	15.3%	39.2%	39.2%	BACM 2015-UBS7
39	MSMCH	A Storage Place Barton Road	Loma Linda	CA	Self Storage	$2,500,000	0.4%	57,849	43	5.50x	33.2%	20.3%	20.3%	CSAIL 2015-C3
40	SMC	Calloway Road Storage	Tyler	TX	Self Storage	$1,647,496	0.3%	60,325	27	2.31x	18.1%	33.7%	29.3%	WFCM 2015-C30
		Total				$299,643,020	50.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSBAM 2025-C35	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	5	$133,431,205	22.3%	6.3673%	1.73x	13.1%	50.7%	45.8%
CBD	2	$79,931,205	13.4%	6.0906%	1.71x	12.2%	52.5%	47.1%
Suburban	3	$53,500,000	9.0%	6.7806%	1.77x	14.5%	47.9%	44.0%
Retail	10	$116,124,333	19.4%	6.6720%	1.60x	11.5%	62.2%	61.9%
Anchored	6	$74,691,000	12.5%	6.8451%	1.51x	11.3%	65.6%	65.6%
Super Regional Mall	1	$20,833,333	3.5%	5.5770%	2.07x	12.1%	51.9%	51.9%
Unanchored	2	$13,500,000	2.3%	6.9753%	1.59x	12.8%	58.9%	56.5%
Single Tenant	1	$7,100,000	1.2%	7.4870%	1.22x	9.9%	62.8%	62.8%
Mixed Use	12	$110,316,735	18.5%	6.2442%	2.20x	14.4%	47.2%	45.8%
Lab/Office	8	$59,500,000	10.0%	5.8928%	2.75x	16.6%	35.3%	35.3%
Multifamily/Retail	1	$23,400,000	3.9%	6.4570%	1.57x	10.5%	62.9%	62.9%
Retail/Multifamily/Office	1	$12,562,500	2.1%	6.6000%	1.53x	13.0%	63.5%	57.1%
Office/Industrial	1	$10,454,235	1.7%	7.4600%	1.54x	13.4%	60.1%	53.3%
Office/Retail	1	$4,400,000	0.7%	5.9600%	1.62x	11.0%	46.4%	46.4%
Hospitality	11	$91,355,176	15.3%	7.0682%	2.01x	17.2%	60.4%	57.3%
Limited Service	6	$42,566,388	7.1%	7.1710%	2.16x	17.3%	61.9%	60.8%
Full Service	1	$32,278,789	5.4%	6.8360%	1.78x	17.4%	56.0%	48.8%
Extended Stay	4	$16,510,000	2.8%	7.2570%	2.06x	16.5%	65.2%	65.2%
Other	8	$59,426,446	9.9%	6.4798%	1.18x	8.3%	65.1%	63.8%
Leased Fee	1	$36,000,000	6.0%	5.6500%	1.10x	6.3%	74.2%	74.2%
Parking	7	$23,426,446	3.9%	7.7550%	1.31x	11.4%	51.1%	47.8%
Multifamily	10	$35,628,033	6.0%	6.5048%	3.16x	22.7%	45.1%	44.2%
Cooperative	4	$15,428,033	2.6%	5.7682%	5.55x	39.5%	21.6%	19.4%
Garden	3	$11,950,000	2.0%	6.8758%	1.28x	9.3%	63.8%	63.8%
Low Rise	3	$8,250,000	1.4%	7.3450%	1.40x	10.7%	62.0%	62.0%
Self Storage	7	$27,847,496	4.7%	5.9443%	3.37x	20.6%	33.7%	33.4%
Self Storage	7	$27,847,496	4.7%	5.9443%	3.37x	20.6%	33.7%	33.4%
Industrial	2	$23,630,000	4.0%	6.6400%	1.54x	11.0%	61.7%	61.7%
Warehouse/Distribution	1	$19,395,057	3.2%	6.6400%	1.54x	11.0%	61.7%	61.7%
Manufacturing	1	$4,234,943	0.7%	6.6400%	1.54x	11.0%	61.7%	61.7%
Total/Wtd. Avg.	65	$597,759,423	100.0%	6.5213%	1.94x	14.0%	54.5%	52.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSBAM 2025-C35	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	10	$103,528,033	17.3%	6.2664%	1.97x	14.6%	54.5%	52.1%
Massachusetts	8	$59,500,000	10.0%	5.8928%	2.75x	16.6%	35.3%	35.3%
Maryland	1	$52,731,205	8.8%	5.4910%	1.76x	12.1%	51.7%	43.5%
California	7	$43,100,000	7.2%	6.0598%	2.89x	18.0%	41.9%	41.9%
Pennsylvania	2	$41,678,789	7.0%	6.8798%	1.66x	15.9%	58.3%	51.9%
Georgia	3	$32,715,057	5.5%	6.8915%	1.55x	11.7%	64.1%	64.1%
Hawaii	2	$29,135,242	4.9%	7.2863%	1.60x	12.2%	53.8%	53.6%
Texas	3	$28,388,496	4.7%	6.6963%	1.54x	11.3%	62.2%	61.9%
New Jersey	4	$27,950,000	4.7%	7.0877%	1.35x	10.2%	67.0%	67.0%
Ohio	4	$26,100,834	4.4%	7.0809%	1.51x	13.0%	60.7%	54.5%
Michigan	1	$23,400,000	3.9%	6.4570%	1.57x	10.5%	62.9%	62.9%
Florida	3	$22,060,000	3.7%	7.3060%	1.87x	15.0%	67.3%	67.3%
Oregon	1	$20,833,333	3.5%	5.5770%	2.07x	12.1%	51.9%	51.9%
South Carolina	3	$16,236,388	2.7%	7.2504%	2.12x	17.8%	64.8%	61.8%
Arizona	3	$14,850,000	2.5%	6.5082%	2.27x	15.9%	47.4%	47.4%
Illinois	1	$10,371,244	1.7%	7.7550%	1.31x	11.4%	51.1%	47.8%
Mississippi	2	$9,035,000	1.5%	7.2570%	2.06x	16.5%	65.2%	65.2%
New Hampshire	1	$8,775,000	1.5%	7.2570%	2.06x	16.5%	65.2%	65.2%
Montana	1	$8,000,000	1.3%	6.8130%	2.45x	18.3%	48.5%	48.5%
Wisconsin	1	$7,100,000	1.2%	7.4870%	1.22x	9.9%	62.8%	62.8%
Kentucky	1	$4,234,943	0.7%	6.6400%	1.54x	11.0%	61.7%	61.7%
Colorado	1	$3,663,648	0.6%	7.7550%	1.31x	11.4%	51.1%	47.8%
Oklahoma	1	$2,932,557	0.5%	7.7550%	1.31x	11.4%	51.1%	47.8%
Indiana	1	$1,439,656	0.2%	7.7550%	1.31x	11.4%	51.1%	47.8%
Total/Wtd. Avg.	65	$597,759,423	100.0%	6.5213%	1.94x	14.0%	54.5%	52.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSBAM 2025-C35	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,647,496 - 7,000,000	15	$62,516,916	10.5%
7,000,001 - 17,000,000	12	$109,266,735	18.3%
17,000,001 - 27,000,000	6	$130,980,779	21.9%
27,000,001 - 37,000,000	3	$95,478,789	16.0%
37,000,001 - 47,000,000	2	$87,285,000	14.6%
47,000,001 - 59,500,000	2	$112,231,205	18.8%
Total:	40	$597,759,423	100.0%
Min: $1,647,496	Max: $59,500,000	Avg: $14,943,986

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	10	$103,528,033	17.3%
Massachusetts	8	$59,500,000	10.0%
Maryland	1	$52,731,205	8.8%
California	7	$43,100,000	7.2%
Pennsylvania	2	$41,678,789	7.0%
Georgia	3	$32,715,057	5.5%
Hawaii	2	$29,135,242	4.9%
Texas	3	$28,388,496	4.7%
New Jersey	4	$27,950,000	4.7%
Ohio	4	$26,100,834	4.4%
Michigan	1	$23,400,000	3.9%
Florida	3	$22,060,000	3.7%
Oregon	1	$20,833,333	3.5%
South Carolina	3	$16,236,388	2.7%
Arizona	3	$14,850,000	2.5%
Illinois	1	$10,371,244	1.7%
Mississippi	2	$9,035,000	1.5%
New Hampshire	1	$8,775,000	1.5%
Montana	1	$8,000,000	1.3%
Wisconsin	1	$7,100,000	1.2%
Kentucky	1	$4,234,943	0.7%
Colorado	1	$3,663,648	0.6%
Oklahoma	1	$2,932,557	0.5%
Indiana	1	$1,439,656	0.2%
Total	65	$597,759,423	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	5	$133,431,205	22.3%
CBD	2	$79,931,205	13.4%
Suburban	3	$53,500,000	9.0%
Retail	10	$116,124,333	19.4%
Anchored	6	$74,691,000	12.5%
Super Regional Mall	1	$20,833,333	3.5%
Unanchored	2	$13,500,000	2.3%
Single Tenant	1	$7,100,000	1.2%
Mixed Use	12	$110,316,735	18.5%
Lab/Office	8	$59,500,000	10.0%
Multifamily/Retail	1	$23,400,000	3.9%
Retail/Multifamily/Office	1	$12,562,500	2.1%
Office/Industrial	1	$10,454,235	1.7%
Office/Retail	1	$4,400,000	0.7%
Hospitality	11	$91,355,176	15.3%
Limited Service	6	$42,566,388	7.1%
Full Service	1	$32,278,789	5.4%
Extended Stay	4	$16,510,000	2.8%
Other	8	$59,426,446	9.9%
Leased Fee	1	$36,000,000	6.0%
Parking	7	$23,426,446	3.9%
Multifamily	10	$35,628,033	6.0%
Cooperative	4	$15,428,033	2.6%
Garden	3	$11,950,000	2.0%
Low Rise	3	$8,250,000	1.4%
Self Storage	7	$27,847,496	4.7%
Self Storage	7	$27,847,496	4.7%
Industrial	2	$23,630,000	4.0%
Warehouse/Distribution	1	$19,395,057	3.2%
Manufacturing	1	$4,234,943	0.7%
Total:	65	$597,759,423	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.4910 - 5.9999	16	$226,092,571	37.8%
6.0000 - 6.9999	13	$209,659,785	35.1%
7.0000 - 7.7550	11	$162,007,068	27.1%
Total:	40	$597,759,423	100.0%
Min: 5.4910%	Max: 7.7550%	Wtd Avg: 6.5213%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	40	$597,759,423	100.0%
Total:	40	$597,759,423	100.0%
Min: 120mos.	Max: 120 mos.	Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
110-120	40	$597,759,423	100.0%
Total:	40	$597,759,423	100.0%
Min: 110 mos.	Max: 120 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	27	$391,039,333	65.4%
240	1	$3,485,185	0.6%
360	8	$167,865,612	28.1%
420	1	$23,426,446	3.9%
480	3	$11,942,848	2.0%
Total:	40	$597,759,423	100.0%
Min: 240 mos.	Max: 480 mos.	Wtd Avg: 372 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	27	$391,039,333	65.4%
238 - 360	9	$171,350,797	28.7%
361 - 479	4	$35,369,293	5.9%
Total:	40	$597,759,423	100.0%
Min: 238 mos.	Max: 479 mos.	Wtd Avg: 369 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
AREF2	11	$178,160,568	29.8%
MSMCH	14	$145,361,366	24.3%
CREFI	7	$128,780,000	21.5%
BANA	4	$76,078,789	12.7%
SMC	3	$16,647,496	2.8%
BANA/MSMCH	1	$52,731,205	8.8%
Total:	40	$597,759,423	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	27	$391,039,333	65.4%
Amortizing Balloon	10	$142,257,590	23.8%
Interest Only, Amortizing Balloon	3	$64,462,500	10.8%
Total:	40	$597,759,423	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
9.4 - 50.0	17	$172,775,529	28.9%
50.1 - 60.0	6	$163,719,772	27.4%
60.1 - 65.0	10	$127,829,122	21.4%
65.1 - 74.2	7	$133,435,000	22.3%
Total:	40	$597,759,423	100.0%
Min: 9.4%	Max: 74.2%	Wtd Avg: 54.5%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.2 - 40.0	11	$99,275,529	16.6%
40.1 - 45.0	5	$113,831,205	19.0%
45.1 - 55.0	8	$133,842,802	22.4%
55.1 - 65.0	10	$126,774,888	21.2%
65.1 - 74.2	6	$124,035,000	20.7%
Total:	40	$597,759,423	100.0%
Min: 6.2%	Max: 74.2%	Wtd Avg: 52.4%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.10 - 1.50	9	$126,676,446	21.2%
1.51 - 1.70	10	$181,037,735	30.3%
1.71 - 2.20	5	$157,878,327	26.4%
2.21 - 3.10	10	$108,338,883	18.1%
3.11 - 6.57	6	$23,828,033	4.0%
Total:	40	$597,759,423	100.0%
Min: 1.10x	Max: 6.57x	Wtd Avg: 1.94x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.3 - 11.0	11	$153,230,000	25.6%
11.1 - 13.0	8	$175,094,484	29.3%
13.1 - 17.0	8	$178,489,235	29.9%
17.1 - 56.9	13	$90,945,705	15.2%
Total:	40	$597,759,423	100.0%
Min: 6.3%	Max: 56.9%	Wtd Avg: 14.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

35 Landsdowne

45 - 75 Sidney

26 Landsdowne

65 Landsdowne

38 Sidney

64 Sidney

40 Landsdowne

88 Sidney

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

BioMed MIT Portfolio
1 45 - 75 Sidney Cambridge, MA
2 40 Landsdowne Cambridge, MA
3 35 Landsdowne Cambridge, MA
4 65 Landsdowne Cambridge, MA
5 88 Sidney Cambridge, MA
6 64 Sidney Cambridge, MA
7 38 Sidney Cambridge, MA
8 26 Landsdowne Cambridge, MA
Somerville
CAMBRIDGE
Inman Square
Central Square
Kendall Square
Lesley University
Harvard University
Harvard Museum of Natural History
Harvard Art Museums
Spaulding Hospital Cambridge
CHA Cambridge Health Alliance
Moderna
Amgen
Biogen
Akamai Technologies
Alnylam Pharmaceuticals
Draper
Epizyme
Novartis Inst. for Biomedical Research
4 Cambridge Center
Google Cambridge
Microsoft New England Research and Dev. Center
Pfizer
MIT List Visual Arts Center
MIT Museum
Tang Center
Great Dome
Rockwell Cage
MIT Plasma Science and Fusion Ctr.
Massachusetts Institute of Technology
Henry G. Steinbrenner '27 Stadium
Briggs Field
Memorial Plaza
Magazine Beach
Charles River
Charles River Esplanade
Harvard Bridge
Storrow Memorial Drive
Back Bay
BOSTON
Boston University
Dept. of Computer Science Bldg.
Agganis Arena
Brookline
Fenway Park
Back Bay Fens
Hynes Convention Center
Prudential Center
111 Huntington Ave
Mass Pike
RED LINE
GREEN LINE
Armory Playground
Sennott Park
Ahern Field
Joan Lorentz Park
Hoyt Field
Dana Park
BOSTON UNIV. BR.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Mortgage Loan No. 1 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	AAA/A-sf/BBB+			Location:	Cambridge, MA 02139
Original Balance(1):	$59,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	9.95%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(6):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(6):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	2 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(26),D(87),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu/Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$787,500,000/$478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Future Mezzanine Loan)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
Reserves(5)				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.9% (4/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.1% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value (as of)(7):	$2,400,000,000 (3/5/2025)
Ground Rent Reserve:	$0	Springing	NAP	Appraised Value Per SF(6):	$1,357
Unfunded Obligations:	$1,869,382	NAP	NAP	Cut-off Date LTV Ratio:	35.3%
Takeda Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	35.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$847,000,000	52.0%	Loan Payoff(8):	$1,307,413,701	80.2%
Subordinate Loan(1):	$478,000,000	29.3%	Ground Lease Prepayment & Extension(9):	$305,800,000	18.8%
Borrower Sponsor Equity:	$305,238,760	18.7%	Closing Costs:	$15,155,677	0.9%
			Upfront Reserves:	$1,869,382	0.1%
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%

(1)	The largest mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of a whole loan (the “BioMed MIT Portfolio Whole Loan”), which is evidenced by 20 senior pari passu promissory notes (the “BioMed MIT Portfolio Senior Notes”) and 15 junior pari passu promissory notes (divided into five B notes, five C notes and five D notes) (the “BioMed MIT Portfolio Junior Notes”) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Underwriting and Financial Information set forth above is based on the BioMed MIT Portfolio Senior Notes. With respect to the BioMed MIT Portfolio Whole Loan, the Cut-off Date Balance Per SF is $1,008, the Maturity Date Balance Per SF is $1,008, the UW NOI Debt Yield is 10.6%, the UW NCF Debt Yield is 10.5%, the UW NOI Debt Yield at Maturity is 10.6%, the UW NCF DSCR is 1.66x, the Cut-off Date LTV Ratio is 55.2% and the Maturity Date LTV Ratio is 55.2%.
(2)	The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the weighted average interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the MSBAM 2025-C35 securitization in August 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” section below for further discussion.
(6)	Based on 1,769,239 SF, which is inclusive of 454,758 SF of parking space.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes have a Cut-off Date LTV and Maturity Date LTV of 36.3%, and the BioMed MIT Portfolio Whole Loan have a Cut-off Date LTV and Maturity Date LTV and 56.9%.
(8)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(9)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Mortgage Loan. The largest mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is a part of the BioMed MIT Portfolio Whole Loan which is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 SF and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) the BioMed MIT Portfolio Senior Notes, which are comprised of 20 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million, (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes”). The BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Portfolio D Notes together comprise the BioMed MIT Portfolio Junior Notes and the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Junior Notes together comprise the BioMed MIT Portfolio Whole Loan. The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A2-C1 and A2-C2-A) with an aggregate Cut-off Date balance of $59.5 million, which will be contributed to the MSBAM 2025-C35 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan interest accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The BioMed MIT Portfolio Pari Passu-A/B Whole Loan” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

BioMed MIT Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A1-C1-B(2)	$22,250,000	$22,250,000	JPMCB	No
A1-C2(2)	$41,000,000	$41,000,000	JPMCB	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B(2)	$22,500,000	$22,500,000	CREFI	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A3-C1-B(2)	$22,250,000	$22,250,000	Deutsche Bank AG, New York Branch	No
A3-C2(2)	$41,000,000	$41,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A4-C1-B(2)	$22,250,000	$22,250,000	Goldman Sachs Bank USA	No
A4-C2(2)	$41,000,000	$41,000,000	Goldman Sachs Bank USA	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A5-C1-B(2)	$22,250,000	$22,250,000	SGFC	No
A5-C2(2)	$41,000,000	$41,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.
(2)	Expected to be contributed to one or more future securitization(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million SF concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million SF. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Properties. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties totaling 1,314,481 SF and two related parking structures, located in Cambridge, Massachusetts. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 individual tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda Pharmaceuticals (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	NRA (SF)	Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174	582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638	NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423	NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410	1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034	NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371	NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554	NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877	NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481	1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577

(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Major Tenants.

Takeda (495,716 SF, 37.7% of NRA; 37.1% of underwritten base rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired and absorbed by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 SF, 15.3% of NRA; 15.7% of underwritten base rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 SF, 13.6% of NRA; 14.4% of underwritten base rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the major tenants at the BioMed MIT Portfolio properties:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Takeda	Baa1/BBB+/NR	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR/NR/NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR/NR/NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3/AA-/NR	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR/NR/NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR/NR/NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR/NR/NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR/NR/NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR/NR/NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR/NR/NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Major Tenants		1,243,536	94.6%	$126,875,543	98.7%	$102.03
Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99
Vacant Space		53,901	4.1%
Total/Wtd. Avg.		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 SF of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 SF of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 SF of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 SF of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 PSF. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 SF of space at the 38 Sidney property and 35,157 SF of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 SF of space at the 88 Sidney property, (ii) 42,564 SF of space at the 64 Sidney property and (iii) 12,995 SF of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 SF of space at the 45 – 75 Sidney property and (ii) 39,114 SF of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 SF of space expiring in January 2032 and (ii) 11,810 SF of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 SF of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 PSF. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 SF of space expiring in September 2028 and (ii) 21,685 SF of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 SF of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 SF of space.
(13)	Voyager Therapeutics is subleasing 26,148 SF of space to Skylark Bio in suite 500 at a sublease rate of $84.00 PSF. UW Base Rent Per SF represents the prime lease rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(3)	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	0	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd.Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 PSF. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million SF of research and development space was delivered in Boston with approximately 3.8 million SF of leases signed in the Boston metropolitan area throughout 2024 and 544,000 SF signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 SF.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 PSF. The East Cambridge submarket is comprised of approximately 16.8 million SF and features Boston’s highest asking rents. Approximately 3.8 million SF of leases were signed in the Boston metropolitan statistical area throughout 2024, with 544,000 SF signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 SF.

The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio properties:

Comparable Lab Rentals
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(1)	Various	Various	1,207,359(2)(3)	Various	$103.13(2)(3)
100-700 Technology Square(4)	East Cambridge	1964/2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964/2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964/2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893/2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(4)	East Cambridge	1893/2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(4)	East Cambridge	1893/2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(4)	East Cambridge	2024/NAP	Astellas Pharma	Jul-24	63,000	11	$106.00

Source: Appraisal

(1)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(3)	Represents occupied life sciences SF and rents within the BioMed MIT Portfolio only.
(4)	Denotes a first-generation lease.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Appraisal. The appraisal concluded to an “As-Portfolio” value for the BioMed MIT Portfolio Properties of $2,400,000,000 as of the appraisals dated March 5, 2025, which includes a 3.0% portfolio premium. The aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties is approximately $2.33 billion.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow of the BioMed MIT Portfolio properties:

Cash Flow Analysis(1)
	2022	2023	2024	2/28/2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	$0	$0	$0	$0	$3,676,012	$2.80
Credit Tenant Rent Steps	$0	$0	$0	$0	$3,050,199	$2.32
Vacant Income	$0	$0	$0	$0	$5,884,110	$4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	$32,545,853	$35,355,800	$37,198,115	$37,340,208	$35,472,053	$26.99
Less Vacancy & Credit Loss	$0	$0	$0	$0	($5,884,110)	($4.48)
Parking Income	$12,298,665	$14,549,243	$16,372,784	$15,868,905	$15,868,905	$12.07
Other Income	$0	$0	$8,273	$8,273	$0	$0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	$16,587,593	$17,643,136	$19,021,431	$19,263,100	$19,742,278	$15.02
Insurance	$268,675	$292,707	$410,003	$434,254	$483,503	$0.37
Ground Lease(2)(3)	$10,622,391	$12,015,486	$6,248,644	$4,096,463	$3,528,710	$2.68
Repairs & Maintenance	$6,391,858	$7,550,251	$7,435,051	$7,795,754	$7,795,754	$5.93
Management Fee	$3,556,254	$3,871,438	$3,737,688	$3,701,282	$1,000,000	$0.76
Payroll	$677,854	$690,339	$838,522	$860,001	$860,001	$0.65
General and Administrative	$1,770,155	$1,205,638	$1,308,553	$1,311,718	$1,311,718	$1.00
Other Expenses	$5,620,883	$6,582,859	$7,671,304	$7,436,798	$7,436,798	$5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	$0	$0	$0	$0	$197,172	$0.15
TI/LC	$0	$0	$0	$0	$1,314,481	$1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy (%)	98.3%	99.0%	95.1%	95.9%(4)	96.6%(5)
NOI DSCR(6)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(6)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(6)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(6)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases as described under “Prime Lease” herein.
(4)	Represents most recent occupancy as of April 1, 2025.
(5)	Represents Economic Occupancy.
(6)	Based on the Cut-off Date Balance of the BioMed MIT Portfolio Senior Notes and excluding the BioMed MIT Portfolio Junior Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox and Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to mezzanine lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	Subordinate-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%

(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (i) the date that is two years from the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (ii) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the prime rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio Property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the Property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease (and defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal. Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Prime Lease. The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a fee owner recognition agreement with the mortgage lender and each Ground Lessor entered into a sublandlord mortgagee recognition agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the BioMed MIT Portfolio properties, and business income coverage for a period of 24 months together with an extended period of indemnity of up to 12 months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

borrower will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the then current property insurance premium payable in respect of the property, business interruption/rental loss and liability insurance required under the loan agreement (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance at the time that any terrorism insurance is excluded from any policy). The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement by insurance companies which satisfy the rating requirements set forth in the loan agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Marriott World Headquarters
7750 Wisconsin Avenue
Bethesda, MD 20814
Capital Beltway
495
355
187
Wyngate
Alta Vista
Old Georgetown Rd
METRO
Cedar Ln
Aylawn Park
Greentree Rd
National Institute On Aging
NATIONAL INSTITUTES OF HEALTH
NIH Clinical Center
NIH Library
Walter Reed National Military Medical Center
MEDICAL CENTER
Natcher Conference Center
Bradmoor
Suburban Hospital
National Library of Medicine
Jones Bridge Rd
191
Huntington Pkwy
Woodhaven
Bethesda
Bethesda Square Shopping Center
Columbia Country Club
West Chevy Chase Heights
185
410
Silver Spring
Wilson Ln
188
East-West Hwy
Round House Theatre
Chevy Chase
Connecticut Ave
DOWNTOWN BETHESDA
BETHESDA
Jane E. Lawton Comm. Recreation Center
186
The Shoppes of Bethesda
Whitehall Manor
BETHESDA ROW
Bradley Shopping Center
Shops of Wisconsin
MONTGOMERY COUNTY
Bradley Blvd
190
River Rd
RED LINE METRO
Goldsboro Rd
Little Falls Branch Park
Chevy Chase Club
Kenwood Country Club
614
MARYLAND
DIST. OF COLUMBIA
Brookville Rd
Utah Ave NW
Little Falls Pkwy
Somerset
Hawthorne
Massachusetts Ave
Woodacres Park
Kenwood Station
Westbard Square
Nebraska Ave NW
Friendship Village
GEICO Corporate Office
The Collection at Chevy Chase
Friendship Heights
Brookmont
396
Military Rd NW
The Shops at Wisconsin Place
Friendship Center
FRIENDSHIP HEIGHTS
WASHINGTON D.C.
Fessenden St NW
Sangamore Rd
River Rd NW
Reno Rd NW
Connecticut Ave NW
Linnean Ave NW
Clara Barton Pkwy
Little Fall Branch Park
Tenleytown
Fort Reno Park
Forest Hills
The Shops at Sumner Place
49th St NW
46th St NW
4500 Wisconsin Avenue
TENLEYTOWN-AU
Albemarle St NW
UDC David A. Clark School of Law
Potomac River
Spring Valley Shopping Ctr.
American Univ. Washington College of Law
Univ. of the District of Columbia
VAN NESS-UDC
Dalecarlia Reservoir
Dalecarlia Reservoir Grounds
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Chevy Chase
Silver Spring
College Park
Greenbelt
Bethesda
Takoma Park
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Mortgage Loan No. 2 – Marriott World Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	BANA/MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/BBB-sf/BBB-			Location:	Bethesda, MD 20814
Original Balance(1):	$53,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$52,731,205			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	7750 Wisconsin Avenue LLC			Size:	743,448 SF
Guarantor(2):	7750 Wisconsin Avenue Owner LLC			Cut-off Date Balance Per SF(1):	$337
Mortgage Rate:	5.4910%			Maturity Date Balance Per SF(1):	$284
Note Date:	2/27/2025			Property Manager:	Self-Managed
Maturity Date:	3/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$30,235,231
Amortization Term:	360 months			UW NCF:	$30,160,887
IO Period:	0 months			UW NOI Debt Yield(1):	12.1%
Seasoning:	5 months			UW NCF Debt Yield(1):	12.0%
Prepayment Provisions:	L(29),D(84),O(7)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.76x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,792,599 (2/28/2025 TTM)
Additional Debt Balance(1):	$197,990,751			2nd Most Recent NOI:	$28,730,817 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$28,362,110 (12/31/2023)
				Most Recent Occupancy:	100.0% (8/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$485,000,000 (1/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$652
Replacement Reserve:	$0	Springing	$297,379	Cut-off Date LTV Ratio(1):	51.7%
TI/LC Reserve:	$0	Springing	$2,973,792	Maturity Date LTV Ratio(1):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$252,000,000	99.3%	Loan Payoff:	$252,777,661	99.6%
Borrower Sponsor Equity:	$1,737,329	0.7%	Closing Costs:	$959,668	0.4%
Total Sources:	$253,737,329	100.0%	Total Uses:	$253,737,329	100.0%

(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by sixteen pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	Represents the borrower and there is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The second largest mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by sixteen pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 SF office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Mortgage Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. and is evidenced by the non-controlling Note A-3-1 being contributed by Bank of America, N.A. and non-controlling Notes A-6-2, A-8, A-9-1 and A-9-2 being contributed by Morgan Stanley Mortgage Capital Holdings LLC, with an aggregate original principal amount of $53,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement of the BBCMS 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%
Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,015,200	$42,797,044	BBCMS 2025-C35(1)	Yes
A-2	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-3-1	$21,015,200	$20,908,619	MSBAM 2025-C35	No
A-3-2	$24,500,000	$24,375,746	BANK 2025-BNK50	No
A-4	$10,000,000	$9,949,284	BANK 2025-BNK49	No
A-5	$5,000,000	$4,974,642	BANK 2025-BNK49	No
A-6-1	$12,250,000	$12,187,873	BANK 2025-BNK50	No
A-6-2	$11,984,800	$11,924,018	MSBAM 2025-C35	No
A-7	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-8	$10,000,000	$9,949,284	MSBAM 2025-C35	No
A-9-1	$5,000,000	$4,974,642	MSBAM 2025-C35	No
A-9-2	$5,000,000	$4,974,642	MSBAM 2025-C35	No
A-10	$24,234,800	$24,111,891	BBCMS 2025-C35(1)	No
A-11	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-12-1	$12,250,000	$12,187,873	BANK 2025-BNK50	No
A-12-2	$7,750,000	$7,710,695	BBCMS 2025-C35(1)	No
Whole Loan	$252,000,000	$250,721,956

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.

The Borrower and the Borrower Sponsor. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.6 million SF (51 properties) in Boston, Massachusetts, 2.3 million SF (27 properties) in Los Angeles, California, 12.6 million SF (26 properties) in New York, New York, 7.9 million SF (38 properties) in San Francisco, California, 1.5 million SF (two properties) in Seattle, Washington, and 9.2 million SF (34 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies have successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million SF. The company currently holds a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

Boston Properties has indicated that it may sell its 50% interest in the borrower. Pursuant to the applicable joint venture agreement, The Bernstein Companies will have a right of first offer (“ROFO”) to purchase Boston Properties’ interest in the borrower. In the event The Bernstein Companies does not purchase Boston Properties’ interest in the borrower pursuant to the ROFO, it is expected that Boston Properties would then market its interest in the borrower for sale to third parties. Pursuant to the mortgage loan agreement, the transfer of Boston Properties’ interest will be permitted without the lender’s consent and without the payment of any fee, so long as The Bernstein Companies retains its 50% interest in the borrower and no less than the level of control of the borrower that it had at the time the Marriott World Headquarters Whole Loan was originated, subject to the satisfaction of certain conditions, including customary credit and background searches of the transferee that are reasonably acceptable to the lender and delivery of a new non-consolidation opinion.

The Property. The Marriott World Headquarters Property is a 743,448 SF office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of August 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the “Hotel Unit”. The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, owners of the borrower sponsor. The Condo is operated by a Council of Unit Owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc. the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

Sole Tenant.

Marriott International Administrative Services Inc (743,448 SF, 100.0% of NRA, 100.0% of UW Rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of the second quarter of 2024, Marriott operated approximately 9,000 properties, with 1.66 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

Marriott occupies 735,573 SF of office space and 7,875 SF of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 PSF on its office space (with 1.3% annual escalations) and $25.65 PSF on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 PSF) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the tenancy at the Marriott World Headquarters Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Marriott International Administrative Services Inc	Baa2/NR/BBB	743,448	100.0%	$29,260,780	100.0%	$39.36	5/31/2042	Y(3)	N
Occupied Subtotal/Wtd. Avg.		743,448	100.0%	$29,260,780	100.0%	$39.36
Vacant Space		0	0.0%
Total/Wtd. Avg.		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.
(3)	Marriott International Administrative Services, Inc. has one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have an option to renew its premises in whole or in part for an additional period of five years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	743,448	100.0%	100.0%	$29,260,780	100.0%	100.0%	$39.36
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	743,448	100.0%		$29,260,780	100.0%		$39.36

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes straight-lined rent through the end of the loan term.

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Metrorail’s Red Line. The upcoming Metrorail Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington – DC USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington – DC USA office market had existing supply of approximately 523.1 million SF, an average vacancy of 17.4% and an average rent of $39.18 PSF. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million SF, an average vacancy of 23.8% and an average asking rent of $40.00 PSF.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	2022/NAP	-	Marriott International Administrative Services Inc(1)	Apr-21(1)	21.0(1)	743,448(1)	$39.36(1)	None / 13 mos. /1.3%
Avocet Tower(2) 7373 Wisconsin Ave Bethesda, MD 20814	2022/NAP	0.3 Miles	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(2) 7272a Wisconsin Ave Bethesda, MD 20814	2021/NAP	0.4 Miles	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(2) 4747 Bethesda Avenue Bethesda, MD 20814	2019/NAP	0.4 Miles	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	1986/NAP	0.4 Miles	Greysteel Capitol Hill Group RCLCO DANAC Realty	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	1999/2004	0.3 Miles	Citrin Cooperman Open Industrial Manager	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Cash Flow Analysis
	2022	2023	2024	2/28/2025 TTM	UW(1)	UW PSF
Gross Potential Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36
Straight-lined IG Rent(2)	$0	$0	$0	$0	$1,938,510	$2.61
Expense Reimbursements	$0	$0	$0	$0	$935,979	$1.26
Net Rentable Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22
(Vacancy / Credit Loss)	$0	$0	$0	$0	($964,058)	($1.30)
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93

Management Fee(3)	$0	$0	$0	$0	$935,979	$1.26
Total Operating Expenses	$0	$0	$0	$0	$935,979	$1.26

Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67
Replacement Reserves	$0	$0	$0	$0	$74,345	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57

Occupancy (%)	100.0%	100.0%	100.0%	100.0%(4)	97.0%(5)
NOI DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NCF DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NOI Debt Yield(6)	6.5%	11.3%	11.5%	11.5%	12.1%
NCF Debt Yield(6)	6.5%	11.3%	11.5%	11.5%	12.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	UW Straight-lined IG Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(3)	UW Management Fee is 3% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.
(4)	Based on the underwritten rent roll as of August 1, 2025.
(5)	Represents 3.0% underwritten vacancy.
(6)	Based on the Cut-off Date Balance of the Marriott World Headquarters Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

TI/LC Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox and Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or (c) with respect to clause (iii) above, the Marriott Sweep Period ending. In addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of “Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x for one calendar quarter.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 PSF of the applicable rentable area.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the Marriott World Headquarters Property at the time with respect to the property and rental loss and/or business interruption policies (excluding any terrorism, earthquake or flood component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

motel
6
ENTER

M6 Bradenton

M6 Nashua-South

S6 Pascagoula

M6 Charlotte-Fort Mill

M6/S6 Myrtle Beach

S6 Ocean Springs

EL Fairburn

welcome

M6 Lakeland

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

ATLANTA
Marietta
Smyrna
Decatur
East Point
Fairburn
Fayetteville
Jonesboro
McDonough
Newnan
NEW HAMPSHIRE
MAINE
MASS.
CONN.
RI
Concord
Manchester
Nashua
Lowell
Lawrence
Cambridge
BOSTON
Worcester
Framingham
Providence
Brockton
Atlantic Ocean
JACKSON
MISSISSIPPI
LOUISIANA
ALABAMA
Hattiesburg
Biloxi
Gulfport
Ocean Springs
Pascagoula
MOBILE
NEW ORLEANS
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG
Lakeland
Bradenton
Sarasota
Gulf of Mexico
Extended Stay Portfolio
1 M6 Bradenton Bradenton, FL
2 M6 Nashua-South Nashua, NH
3 M6 Lakeland Lakeland, FL
4 S6 Ocean Springs Ocean Springs, MS
5 M6/S6 Myrtle Beach Myrtle Beach, SC
6 M6 Charlotte-Fort Mill Fort Mill, SC
7 S6 Pascagoula Pascagoula, MS
8 EL Fairburn Fairburn, GA
CHARLOTTE
Fort Mill
RALEIGH
NORTH CAROLINA
SOUTH CAROLINA
COLUMBIA
GEORGIA
AUGUSTA
CHARLESTON
SAVANNAH
Myrtle Beach
Fayetteville
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Mortgage Loan No. 3 – Extended Stay Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location(4):	Various, Various
Original Balance:	$44,785,000			General Property Type:	Hospitality
Cut-off Date Balance:	$44,785,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsors(1):	Subhash N. Patel and Vijay Patel			Size:	889 Rooms
Guarantors:	Subhash N. Patel and Vijay Patel			Cut-off Date Balance per Room:	$50,377
Mortgage Rate:	7.25700%			Maturity Date Balance per Room:	$50,377
Note Date:	6/4/2025			Property Manager:	Natson Hotel Management LLC
Maturity Date:	6/6/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,387,560
IO Period:	120 months			UW NCF:	$6,775,313
Seasoning:	2 months			UW NOI Debt Yield:	16.5%
Prepayment Provisions:	L(26),D(90),O(4)			UW NCF Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.5%
Additional Debt Type:	NAP			UW NCF DSCR:	2.06x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,392,253 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,591,196 (12/31/2024)
				3rd Most Recent NOI:	$5,433,552 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	69.7% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.7% (12/31/2024)
RE Taxes:	$235,032	$47,006	NAP	3rd Most Recent Occupancy:	61.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$68,700,000 (Various)
FF&E Reserve:	$641,105	$25,251	NAP	Appraised Value per Room(5):	$77,278
Immediate Repairs:	$235,945	$0	NAP	Cut-off Date LTV Ratio:	65.2%
EIDL Loan Reserve(3):	$187,500	$0	NAP	Maturity Date LTV Ratio:	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$44,785,000	100.0%	Loan Payoff:	$36,453,822	81.4%
			Return of Equity:	$6,071,345	13.6%
			Upfront Reserves:	$1,299,582	2.9%
			Closing Costs:	$960,251	2.1%
Total Sources:	$44,785,000	100.0%	Total Uses:	$44,785,000	100.0%

(1)	See “The Borrowers and the Borrower Sponsors” below for more information.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	The lender escrowed a reserve in the amount of $187,500 for an outstanding Economic Injury Disaster Loan (“EIDL”) associated with the M6 Charlotte-Fort Mill Property (as defined below). As of June 27, 2025, the reserve was disbursed to the borrower as the lender was in receipt of evidence that the EIDL has been repaid.
(4)	See “The Properties” below for more information.
(5)	See “Appraisal” below for more information.

The Mortgage Loan. The third largest mortgage loan (the “Extended Stay Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $44,785,000 and is secured by the borrowers’ fee interest in an 889-room portfolio of four extended-stay hospitality properties and four limited-service hospitality properties located in Georgia, Florida, New Hampshire, South Carolina and Mississippi (the “Extended Stay Portfolio Properties”). The Extended Stay Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 7.25700% per annum.

The Borrowers and the Borrower Sponsors. The borrowers for the Extended Stay Portfolio Mortgage Loan are Hare Krishna Fairburn LLC, Shiv Bradenton Hotel, LLC, Hare Krishna Nashua South Hotel, LLC, AIG Pascagoula, LLC, Hare Krishna Fort Mill Hotel LLC, Hare Krishna Lakeland Hotel, LLC, Hare Krishna MB Hotel, LLC and AIG Ocean Springs, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Extended Stay Portfolio Mortgage Loan.

The borrower sponsors are Subhash N. Patel and Vijay Patel. Subhash N. Patel is the chief executive officer of Natson Hotel Group, a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and manages nearly 14,000 rooms with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

The borrower sponsors provided a partial payment guaranty in the amount of $4,478,500 that will burn off at such time the Extended Stay Portfolio Properties achieve a net cash flow debt yield of 16.0% on any date after June 6, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

The Properties. The Extended Stay Portfolio Mortgage Loan is secured by eight hospitality properties totaling 889 rooms located in Florida (the “M6 Bradenton Property” and the “M6 Lakeland Property”), New Hampshire (the “M6 Nashua-South Property”), South Carolina (the “M6 Charlotte-Fort Mill Property” and the “M6/S6 Myrtle Beach Property”), Mississippi (the “S6 Pascagoula Property” and the “S6 Ocean Springs Property”) and Georgia (the “EL Fairburn Property”).

The following table presents certain information relating to the Extended Stay Portfolio Properties:

Portfolio Summary
Property Name City, State	Year Built / Renovated	Rooms	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	As-Is Appraised Value	Appraised Value per Room	UW NCF(1)	% of UW NCF	Franchise	Franchise Expiration
M6 Bradenton Bradenton, FL	1988 / 2024	123	$9,100,000	20.3%	$14,000,000	$113,821	$1,905,202	28.1%	Motel 6	1/21/2036
M6 Nashua-South Nashua, NH	1985 / 2024	115	$8,775,000	19.6%	$13,300,000	$115,652	$1,131,630	16.7%	Motel 6	5/29/2035
M6 Lakeland Lakeland, FL	1987 / 2024	125	$5,460,000	12.2%	$8,400,000	$67,200	$793,150	11.7%	Motel 6	1/21/2036
S6 Ocean Springs Ocean Springs, MS	1997 / 2025	121	$5,265,000	11.8%	$8,100,000	$66,942	$732,987	10.8%	Studio 6	1/24/2044
M6/S6 Myrtle Beach Myrtle Beach, SC	1995 / 2025	130	$5,005,000	11.2%	$7,700,000	$59,231	$707,339	10.4%	Motel 6 & Studio 6	1/20/2036
M6 Charlotte-Fort Mill Fort Mill, SC	1999 / 2025	123	$4,940,000	11.0%	$7,600,000	$61,789	$592,230	8.7%	Motel 6	12/13/2043
S6 Pascagoula Pascagoula, MS	2000 / 2025	113	$3,770,000	8.4%	$5,800,000	$51,327	$548,964	8.1%	Studio 6	1/17/2044
EL Fairburn Fairburn, GA	1987 / 2023	39	$2,470,000	5.5%	$3,800,000(2)	$97,436	$363,810	5.4%	NAP(3)	NAP
Total/Wtd. Avg.		889	$44,785,000	100.0%	$68,700,000	$77,278	$6,775,313	100.0%

Source: Appraisals, unless otherwise noted.

(1)	UW NCF is based on the borrower provided operating statements.
(2)	The EL Fairburn Property has a prospective market value upon stabilization of $4.7 million which assumes the property completes $641,000 of budgeted upgrades.
(3)	The EL Fairburn Property is independently owned and operated.

The Extended Stay Portfolio Properties were built between 1985 and 2000. The borrower sponsors acquired the Extended Stay Portfolio Properties between 2018 and 2022 for an aggregate purchase price of approximately $34.3 million ($38,580 per room). Since acquisition, the borrower sponsors have invested approximately $7.8 million in capital improvements across the portfolio, resulting in a total cost basis of approximately $42.1 million in the Extended Stay Portfolio Properties. All eight Extended Stay Portfolio Properties were renovated between 2023 and 2025. The EL Fairburn Property is expected to undergo upgrades budgeted at approximately $641,000 (approximately $16,400 per room) which funds were escrowed at loan closing. The guarantors provided a completion guaranty for the renovations at the EL Fairburn Property.

The Extended Stay Portfolio Properties are either extended stay or limited-service hotels that operate under various hotel franchise flags. Four of the Extended Stay Portfolio Properties operate under a Motel 6 franchise (486 rooms), two of the properties operate under a Studio 6 franchise (234 rooms), one property operates under both Motel 6 and Studio 6 franchises (130 rooms) and one property operates as an Efficiency Lodge (39 rooms), which does not operate under a franchise flag. Typical amenities at the Extended Stay Portfolio Properties include guest laundry area, vending areas and complimentary high-speed internet access in the guestrooms and public spaces.

M6 Bradenton

The M6 Bradenton Property is a 3-story, 123 room limited-service hotel located in Bradenton, Florida. The M6 Bradenton Property was constructed in 1988, renovated in 2024 and offers amenities such as an outdoor pool, fitness center, guest self-laundry and vending machines. The M6 Bradenton Property contains 127 parking spaces, resulting in a parking ratio of 1.03 per room. The borrower sponsors have invested approximately $1.9 million to renovate guestrooms since acquiring the M6 Bradenton Property in 2021. The M6 Bradenton Property operates under the Motel 6 flag, with a franchise agreement that expires in January 2036.

M6 Nashua-South

The M6 Nashua-South Property is a 3-story, 115 room limited-service hotel located in Nashua, New Hampshire. The M6 Nashua-South Property was constructed in 1985, renovated in 2024 and offers amenities such as guest self-laundry and vending machines. The M6 Nashua-South Property contains 114 parking spaces, resulting in a parking ratio of 0.99 per room. The borrower sponsors have invested approximately $1.4 million to renovate guestrooms since acquiring the M6 Nashua-South Property in 2020. The M6 Nashua-South Property operates under the Motel 6 flag, with a franchise agreement that expires in May 2035.

M6 Lakeland

The M6 Lakeland Property is a 2- and 3-story, 125 room limited-service hotel located in Lakeland, Florida. The M6 Lakeland Property was constructed in 1987, renovated in 2024 and offers amenities such as an outdoor pool, guest self-laundry and vending machines. The M6 Lakeland Property contains 122 parking spaces, resulting in a parking ratio of 0.98 per room. The borrower sponsors have invested approximately $1.4 million to renovate guestrooms since acquiring the M6 Lakeland Property in 2021. The M6 Lakeland Property operates under the Motel 6 flag, with a franchise agreement that expires in January 2036.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

S6 Ocean Springs

The S6 Ocean Springs Property is a 2-story, 121 room extended-stay hotel located in Ocean Springs, Mississippi. The S6 Ocean Springs Property was constructed in 1997, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The S6 Ocean Springs Property contains 134 parking spaces, resulting in a parking ratio of 1.11 per room. The borrower sponsors have invested approximately $970,000 to renovate guestrooms since acquiring the S6 Ocean Springs Property in 2021. The S6 Ocean Springs Property operates under the Studio 6 flag, with a franchise agreement that expires in January 2044.

M6/S6 Myrtle Beach

The M6/S6 Myrtle Beach Property is a 3-story, 130 room extended-stay hotel located in Myrtle Beach, South Carolina. The M6/S6 Myrtle Beach Property was constructed in 1995, renovated in 2025 and offers amenities such as an outdoor pool, guest self-laundry and vending machines. 32 rooms are currently affiliated with the Motel 6 brand, and 98 rooms are currently affiliated with the Studio 6 brand. The M6/S6 Myrtle Beach Property contains 153 parking spaces, resulting in a parking ratio of 1.18 per room. The borrower sponsors have invested approximately $700,000 to renovate guestrooms since acquiring the M6/S6 Myrtle Beach Property in 2020. The M6/S6 Myrtle Beach Property operates under both Motel 6 and Studio 6 flags, with a franchise agreement that expires in January 2036.

M6 Charlotte-Fort Mill

The M6 Charlotte-Fort Mill Property is a 3-story, 123 room limited-service hotel located in Fort Mill, South Carolina. The M6 Charlotte-Fort Mill Property was constructed in 1999, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The M6 Charlotte-Fort Mill Property contains 129 parking spaces, resulting in a parking ratio of 1.05 per room. The borrower sponsors have invested approximately $420,000 to renovate guestrooms since acquiring the M6 Charlotte-Fort Mil Property in 2018. The M6 Charlotte-Fort Mill Property operates under the Motel 6 flag, with a franchise agreement that expires in December 2043.

S6 Pascagoula

The S6 Pascagoula Property is a 2-story, 113 room extended-stay hotel located in Pascagoula, Mississippi. The S6 Pascagoula Property was constructed in 2000, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The S6 Pascagoula Property contains 125 parking spaces, resulting in a parking ratio of 1.11 per room. The borrower sponsors have invested approximately $788,000 to renovate guestrooms since acquiring the S6 Pascagoula Property in 2021. The S6 Pascagoula Property operates under the Studio 6 flag, with a franchise agreement that expires in January 2044.

EL Fairburn

The EL Fairburn Property is a 2- and 3-story, 39 room extended-stay hotel located in Fairburn, Georgia. The EL Fairburn Property was constructed in 1987, renovated in 2023 and offers amenities such as guest self-laundry and vending machines. The EL Fairburn Property contains 52 parking spaces, resulting in a parking ratio of 1.33 per room. The borrower sponsors have invested approximately $244,000 to renovate guestrooms since acquiring the EL Fairburn Property in 2022. The EL Fairburn Property is expected to undergo upgrades budgeted at $641,000 (approximately $16,400 per room), which was deposited into a PIP reserve at loan closing. The budget includes $565,792 in interior upgrades. The EL Fairburn Property does not operate under a franchise agreement.

The Markets. The Extended Stay Portfolio Properties are located in Florida, New Hampshire, South Carolina, Mississippi and Georgia.

M6 Bradenton. The M6 Bradenton Property is located in Bradenton, Florida, approximately 43 miles south of downtown Tampa. Corporate demand drivers in the area include Tropicana Brands Corporation, Manatee County Government and Manatee Healthcare System. The Bradenton area also offers an array of leisure demand generators, including Robinson Preserve, Palma Sola Botanical Park, the Bishop Museum of Science, De Soto National Memorial and Bradenton Motorsports Park.

M6 Nashua-South. The M6 Nashua-South Property is located in Nashua, New Hampshire, approximately 4 miles south of downtown Nashua. The M6 Nashua-South Property benefits from its proximity to Interstate 495, U.S. Route 3, and the Everett Turnpike, which provide connectivity to the Greater Boston area and southern New Hampshire. Corporate demand generators include BAE Systems, Southern New Hampshire Medical Center and Nashua School District, which support a consistent influx of corporate travelers, healthcare professionals, and academic visitors. Leisure demand is driven by regional attractions such as the Merrimack Premium Outlets, Pheasant Lane Mall, and outdoor recreational opportunities along the Nashua River and nearby Mine Falls Park.

M6 Lakeland. The M6 Lakeland Property is located in Lakeland, Florida, approximately 34 miles east of downtown Tampa and approximately 51 miles west of downtown Orlando. Corporate demand drivers include Lakeland Regional Health, GEICO and Amazon. Leisure demand generators in the area include Lakeside Village, the RP Funding Center, the Lakeland Flying Tigers minor league baseball team, and the annual Sun N’ Fun Aerospace Expo. Lakeland Linder International Airport is located approximately 10 miles away.

S6 Ocean Springs. The S6 Ocean Springs Property is located in Ocean Springs, Mississippi, approximately 3 miles east of downtown Ocean Springs. Corporate demand is supported by Biloxi Regional Hospital, Dupont, Northrop Grumman, and the Chevron Refinery. Leisure demand is driven by nearby attractions such as Island View Casino, Gulfport’s 6.7 miles of white sand beaches, and popular annual events hosted in the nearby area. The area also benefits from tourism related to golfing, gambling, water sports, and historic sites, along with support from Keesler Air Force Base. Gulfport-Biloxi International Airport is located approximately 22 miles away.

M6/S6 Myrtle Beach. The M6/S6 Myrtle Beach Property is located in Myrtle Beach, South Carolina, approximately 3 miles west of Myrtle Beach Boardwalk and Promenade. Corporate demand is supported by Wal-Mart, Conway Medical Center, Coastal Carolina University, and McLeod Loris Seacoast Health System. Myrtle Beach draws visitors year-round with attractions such as the Myrtle Beach Boardwalk and Promenade, Broadway at the Beach, various amusement parks, The Market Common, and The Carolina Opry Theater. The Myrtle Beach International Airport is located within two miles.

M6 Charlotte-Fort Mill. The M6 Charlotte-Fort Mill Property is located in Fort Mill, South Carolina, approximately 13 miles south of downtown Charlotte. The M6 Charlotte-Fort Mill Property is located along Foothills Way, near Interstate 77, providing connectivity to the Charlotte Metropolitan Statistical Area and surrounding regions. Commercial demand generators include Wells Fargo, LPL Financial, Atrium Health, Bank of America, and Walmart. Leisure demand includes Paramount Carowinds amusement park, Charlotte Motor Speedway and the Spectrum Center, home to the Charlotte Hornets.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

S6 Pascagoula. The S6 Pascagoula Property is located in Pascagoula, Mississippi, approximately 3 miles east of downtown Pascagoula. The S6 Pascagoula property is positioned along Denny Avenue with access to U.S. Highway 90 and benefits from strong connectivity to the Gulf Coast region, including nearby Biloxi and Mobile, Alabama. Commercial demand generators include Huntington Ingalls Ship Systems, Chevron Refinery, and Northrop Grumman. Leisure demand drivers include the Gulfport, local casinos in Biloxi and various seasonal events along the Mississippi Gulf Coast.

EL Fairburn. The EL Fairburn Property is located in Fairburn, Georgia, approximately 21 miles southwest of downtown Atlanta. Commercial demand is driven by the industrial sector, including logistics, distribution, warehousing and light manufacturing. Major employers in the area include Exel Logistics, Porex Corporation, Nestle Purina Petcare Co., XPO Logistics, DSC Logistics and Owens Corning. Hartsfield-Jackson Atlanta International Airport is located 10 miles northeast of the EL Fairburn Property. Local points of interest include the Georgia Renaissance Festival and the Old Campbell County Historical Society Museum.

The following table presents certain information relating to the historical performance of the Extended Stay Portfolio Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2023			2024			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
M6 Bradenton	$44.44	57.1%	$685,106	$57.25	67.9%	$1,333,159	$71.77	72.2%	$1,896,096
M6 Nashua-South	$58.27	60.8%	$1,127,979	$57.54	66.8%	$1,120,788	$58.44	68.5%	$1,126,229
M6 Lakeland	$38.19	54.0%	$620,163	$41.20	63.2%	$680,447	$44.76	72.8%	$800,147
S6 Ocean Springs	$32.36	68.1%	$573,802	$33.98	70.1%	$696,544	$34.68	71.5%	$713,031
M6/S6 Myrtle Beach	$30.69	47.5%	$439,579	$36.79	62.3%	$722,507	$36.72	62.1%	$710,281
M6 Charlotte-Fort Mill	$40.19	69.8%	$666,073	$38.40	65.9%	$580,583	$40.13	69.3%	$610,043
S6 Pascagoula	$30.13	62.6%	$405,122	$31.66	63.9%	$523,653	$32.66	65.9%	$560,038
EL Fairburn	$45.37	91.8%	$394,396	$45.56	89.8%	$360,553	$43.95	87.9%	$364,141

(1)	TTM column reflects the trailing 12 months ending April 30, 2025.

The following table presents certain information relating to the competitive set of the Extended Stay Portfolio Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
M6 Bradenton	72.2%	$99.36	$71.77	69.3%	$117.90	$81.75	104.1%	84.3%	87.8%
M6 Nashua-South	68.5%	$85.36	$58.44	51.3%	$103.60	$53.17	133.5%	82.4%	109.9%
M6 Lakeland	72.8%	$61.46	$44.76	57.8%	$89.11	$51.47	126.0%	69.0%	87.0%
S6 Ocean Springs	71.5%	$48.48	$34.68	47.7%	$59.76	$28.53	149.8%	81.1%	121.5%
M6 Myrtle Beach(2)	53.0%	$69.11	$36.60	48.0%	$89.21	$42.83	110.3%	77.5%	85.5%
S6 Myrtle Beach(2)	65.5%	$56.30	$36.87	48.0%	$89.21	$42.83	136.4%	63.1%	86.1%
M6 Charlotte-Fort Mill	69.3%	$57.91	$40.13	56.8%	$67.73	$38.46	122.0%	85.5%	104.4%
S6 Pascagoula	65.9%	$49.56	$32.66	47.7%	$59.76	$28.53	138.0%	82.9%	114.5%
EL Fairburn	87.9%	$50.01	$43.95	58.3%	$62.56	$36.45	150.9%	79.9%	120.6%

(1)	TTM column reflects the trailing 12 months ending April 30, 2025.
(2)	Information obtained from industry reports dated April 2025.

Appraisal. The appraisal concluded to an “as-is” value for the M6 Bradenton Property of $14,000,000 as of April 10, 2025. The appraisal concluded to an “as-is” value for the M6 Nashua-South Property of $13,300,000 as of April 7, 2025. The appraisal concluded to an “as-is” value for the M6 Lakeland Property of $8,400,000 as of April 10, 2025. The appraisal concluded to an “as-is” value for the S6 Ocean Springs Property of $8,100,000 as of April 2, 2025. The appraisal concluded to an “as-is” value for the M6/S6 Myrtle Beach of $7,700,000 as of April 7, 2025. The appraisal concluded to an “as-is” value for the M6 Charlotte-Fort Mill Property of $7,600,000 as of April 3, 2025. The appraisal concluded to an “as-is” value for the S6 Pascagoula Property of $5,800,000 as of April 2, 2025. The appraisal concluded to an “as-is” value for the EL Fairburn Property of $3,800,000 as of April 1, 2025.

Together, the Extended Stay Portfolio Properties have an “as-is” value of $68,700,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

The following table presents detailed information relating to the appraised values of the Extended Stay Portfolio Properties:

Appraisal Information
Property	As-Is Appraised Value	As-Is Date	As-Stabilized Appraised Value	As-Stabilized Date
M6 Bradenton	$14,000,000	4/10/2025	$15,000,000	4/1/2027
M6 Nashua-South	$13,300,000	4/7/2025	$14,200,000	4/1/2027
M6 Lakeland	$8,400,000	4/10/2025	$8,900,000	4/1/2027
S6 Ocean Springs	$8,100,000	4/2/2025	$8,600,000	4/1/2027
M6/S6 Myrtle Beach	$7,700,000	4/7/2025	$8,200,000	4/1/2027
M6 Charlotte-Fort Mill	$7,600,000	4/3/2025	$8,100,000	4/1/2027
S6 Pascagoula	$5,800,000	4/2/2025	$6,200,000	4/1/2027
EL Fairburn	$3,800,000	4/1/2025	$4,700,000	4/1/2027
Total / Wtd. Avg.	$68,700,000		$73,900,000

Environmental Matters. According to the Phase I environmental reports dated April 15, 2025, there was no evidence of any recognized environmental conditions at the Extended Stay Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Extended Stay Portfolio Properties

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy	61.6%	61.2%	66.7%	69.7%	69.7%
ADR	$67.05	$64.24	$63.68	$65.26	$65.26
RevPAR	$41.29	$39.33	$42.50	$45.51	$45.51

Room Revenue	$13,396,960	$12,761,259	$13,827,593	$14,765,816	$14,765,816	$16,609
Other Departmental Income	$160,361	$272,055	$496,487	$540,362	$540,362	$608
Total Revenue	$13,557,322	$13,033,314	$14,324,080	$15,306,179	$15,306,179	$17,217

Room Expense	$2,229,387	$2,121,449	$2,105,556	$2,096,919	$2,096,919	$2,359
Management Fee	$406,720	$391,000	$429,723	$459,185	$459,185	$517
Real Estate Taxes	$568,195	$577,785	$628,427	$623,550	$666,317	$750
Insurance	$366,352	$383,482	$427,925	$423,452	$371,331	$418
Other Expenses(1)	$4,121,140	$4,126,047	$4,141,253	$4,310,819	$4,324,865	$4,865
Total Expenses	$7,691,795	$7,599,762	$7,732,884	$7,913,925	$7,918,618	$8,907

Net Operating Income(2)	$5,865,527	$5,433,552	$6,591,196	$7,392,253	$7,387,560	$8,310
FF&E	$542,293	$521,333	$572,963	$612,247	$612,247	$689
Net Cash Flow	$5,323,234	$4,912,220	$6,018,233	$6,780,006	$6,775,313	$7,621

NOI DSCR	1.78x	1.65x	2.00x	2.24x	2.24x
NCF DSCR	1.62x	1.49x	1.83x	2.06x	2.06x
NOI Debt Yield	13.1%	12.1%	14.7%	16.5%	16.5%
NCF Debt Yield	11.9%	11.0%	13.4%	15.1%	15.1%

(1)	Other Expenses include General and Administrative, Utilities, Franchise Fees, Advertising, Information and Telecommunications. Repairs and Maintenance and various departmental expenses.
(2)	The increase in 2024 Net Operating Income from 2023 Net Operating Income is primarily due to renovations at the Extended Stay Portfolio Properties.

Escrows and Reserves.

At origination, the borrowers deposited approximately (i) $235,032 for real estate taxes, (ii) $641,105 for a renovation reserve, (iii) $235,945 for immediate repairs and (iv) $187,500 for an EIDL Loan Reserve for the M6 Charlotte-Fort Mill Property. As of June 27, 2025, the EIDL Loan Reserve was disbursed to the borrower as the lender was in receipt of evidence that the EIDL has been repaid.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $47,006 per month).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and Extended Stay Portfolio Properties are insured under a blanket policy.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of the greater of (i) (a) 2.0% of gross revenues during the prior consecutive 12 month period until and including June 6, 2026, (b) 3.0% of gross revenues during the prior consecutive 12 month period from June 6, 2026 through June 6, 2028 and (c) 4.0% of gross revenues during the prior consecutive 12 month period at all times thereafter, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

Lockbox and Cash Management. The Extended Stay Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues and taxes to be transmitted directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues and taxes received in connection with the Extended Stay Portfolio Properties to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Extended Stay Portfolio Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.25x;
(iv)	if, as of the last day of any calendar quarter beginning on June 6, 2032 the net operating income debt yield (“NOI Debt Yield”) is less than 16.5%;
(v)	the loss, termination or cancellation of a franchise agreement or 12 months prior to the expiration of a franchise agreement;
(vi)	a property improvement plan (“PIP”) is required by a franchise agreement and the borrowers fail to timely deposit 115% of the estimated cost of the related PIP;

A Cash Management Period will end upon the occurrence of the following:

(a)	the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Extended Stay Portfolio Mortgage Loan and all other obligations under the Extended Stay Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred; and
(b)	with respect to the matter described in clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, clause (iii) above, the lender has determined that the Extended Stay Portfolio Properties have achieved a NCF DSCR of at least 1.30x as of the last day of any calendar quarter for two consecutive calendar quarters, clause (iv) above, the lender has determined that the Extended Stay Portfolio Properties have achieved a NOI Debt Yield of at least 16.5% as of the last day of any calendar quarter for two consecutive calendar quarters, clause (v) above, the related borrower delivers a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date and clause (vi) above, the related borrower deposits 115% of the estimated cost of the PIP or has provided evidence that all required renovations have been completed.

Partial Release. A borrower may release an individual mortgaged property at any time after the date that is two years after the closing date of this securitization, subject to satisfaction of the conditions set forth in the Extended Stay Portfolio Mortgage Loan documents, including, among other conditions, that (i) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and 14.8% and (ii) defeasing an amount of principal equal to (a) the greater of (x) 100% of the net sale proceeds and (y) 120% of the amount allocated to the mortgaged property to be released under the Extended Stay Portfolio Mortgage Loan (the “Extended Stay Portfolio Allocated Loan Amount”) if in connection with a third-party sale or (b) 120% of the Extended Stay Portfolio Allocated Loan Amount if in connection with a refinancing.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Extended Stay Portfolio Properties, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Crossroads Office Park
1 Crossroads North Hauppauge, NY
2 Crossroads South Islandia, NY
Nissequogue
Stony Brook
St. James
Centereach
Lake Grove
Village of the Branch
Nesconset
Smithtown
Caleb Smith State Park
Lake Ronkonkoma
Holbrook
Hauppauge
Islandia
Ronkonkoma
Long Island MacArthur Airport
Brentwood
Central Islip
Bohemia
North Great River
Connetquot River State Park
North Bay Shore
Suffolk County
Islip
Islip Terrace
Sayville
West Sayville
Oakdale
Bay Shore
Brightwaters
East Islip
Great River
Great South Bay
Long Island Expwy
Sunrise Hwy
Southern State Pkwy
Veterans Memorial Hwy
Long Island Motor Pkwy
N.Y. City 44 miles
Atlantic Ocean
Long Island Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Mortgage Loan No. 4 – Crossroads Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various, NY Various
Original Balance:	$42,500,000			General Property Type:	Office
Cut-off Date Balance:	$42,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Enrico Scarda			Size:	389,698 SF
Guarantor:	Enrico Scarda			Cut-off Date Balance Per SF:	$109
Mortgage Rate:	6.9860%			Maturity Date Balance Per SF:	$98
Note Date:	6/6/2025			Property Manager:	Crest Property Management, LLC
Maturity Date:	7/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$5,805,510
IO Period:	18 months			UW NCF:	$5,173,555
Seasoning:	1 month			UW NOI Debt Yield:	13.7%
Prepayment Provisions:	L(25),DorYM1(88),O(7)			UW NCF Debt Yield:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	15.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,681,509 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,561,902 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,431,013 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.6% (3/31/2025)
RE Taxes:	$461,802	$153,934	NAP	2nd Most Recent Occupancy:	88.5% (12/31/2024)
Insurance:	$187,720	$23,465	NAP	3rd Most Recent Occupancy:	85.5% (12/31/2023)
Replacement Reserves:	$0	$9,743	NAP	Appraised Value (as of):	$86,800,000 (1/24/2025)
Deferred Maintenance:	$16,100	$0	NAP	Appraised Value Per SF:	$223
TI/LC Reserves:	$1,350,000	Springing	$1,350,000	Cut-off Date LTV Ratio:	49.0%
Rent Concession Reserve:	$160,862	$0	NAP	Maturity Date LTV Ratio:	44.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,500,000	100.0%	Loan Payoff:	$37,848,854	89.1%
			Upfront Reserves:	$2,176,484	5.1%
			Return of Equity:	$1,507,442	3.5%
			Closing Costs:	$967,220	2.3%
Total Sources:	$42,500,000	100.0%	Total Uses:	$42,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “Crossroads Office Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,500,000 and secured by a first priority fee mortgage encumbering two suburban office properties in Hauppauge and Islandia, New York totaling 389,698 SF (the “Crossroads Office Park Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Crossroads Office Park Mortgage Loan are Crest Crossroads North LLC and Crest Crossroads South LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrowers are wholly owned by Crest Hauppauge LLC, which is managed by the borrower sponsor and non-recourse carveout guarantor of the Crossroads Office Park Mortgage Loan, Enrico Scarda. Crest Hauppauge LLC is 90% owned by Rise Above III LLC which in turn is wholly owned by the Scarda Family Trust, an irrevocable trust for which Daniele Scarda, the brother of Enrico Scarda, acts as trustee. The remaining 10% of Crest Hauppauge LLC is owned by Scarda RE Holdings LLC, which is wholly owned by The Daniele Scarda Trust for which Enrico Scarda acts as the trustee.

In 2000, Enrico Scarda founded The Crest Group, a real estate investment, management and development firm across various asset types including residential, office, retail, hospitality and industrial properties. The Crest Group started in the residential housing market and has since grown into a multidivisional organization with three divisions: a fully integrated management/development division, a hospitality division and a boutique private equity division. Mr. Scarda is the president of The Crest Group. Specializing in deals ranging from $5 million to $20 million, Mr. Scarda and his team of over 300 managers and employees have accumulated a portfolio of over $500 million of assets under management.

The Properties. The Crossroads Office Park Properties are two office parks along Veterans Memorial Highway in Suffolk County that have a total of 13 buildings and 389,698 SF. One property is located in Hauppauge, New York (the “Crossroads North Property”) and the other property is located in Islandia, New York (the “Crossroads South Property”). The borrower sponsor originally acquired the Crossroad Office Park Properties in 2013 for an original cost of $38,500,000. As of March 31, 2025, the Crossroads Office Park Properties had a total occupancy of 87.6%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Crossroads North Property

The Crossroads North Property is located at 1363-1393 Veterans Memorial Highway in Hauppauge, New York. The Crossroads North Property consists of four suburban office buildings built in 1986 totaling 211,883 SF and is situated on 16.5 acres. The Crossroads North Property includes 691 parking spaces (3.3 spaces per 1,000 SF). Three of the four buildings range in size from 25,061 to 25,210 SF and are all single-story buildings. The fourth and largest building is comprised of 136,518 SF. As of March 31, 2025, the Crossroads North Property was 81.2% leased to 42 tenants. The top five tenants at the Crossroads North Property make up approximately 37.6% of underwritten rent, with no other tenant paying more than 4.0% of underwritten rent at the Crossroads North Property. The top five tenants at the Crossroads North Property have a weighted average total lease term of approximately 13.6 years, with a weighted average remaining lease term of approximately 10.1 years. 18 tenants comprising 38.3% of NRA have occupied the Crossroads North Property for over 5 years. Additionally, since 2021, tenants comprising approximately 55.0% of NRA have either renewed or signed a new lease, and since 2023, tenants comprising approximately 37.3% of NRA have either renewed or signed a new lease. The Crossroads North Property benefits from a granular rent roll, with no tenant besides the largest two tenants, Hauppauge Public Library and Massachusetts Mutual Life Insurance Co. (9.1% and 6.1% of NRA at the Crossroads North Property, respectively), occupying more than 4.8% of NRA.

Crossroads South Property

The Crossroads South Property is located at 1707-1797 Veterans Memorial Highway in Islandia, New York. The Crossroads South Property consists of nine suburban office buildings totaling 177,815 SF and is situated on 14.3 acres. The Crossroads South Property was built in 1985 and most recently renovated in 2010. Additionally, the Crossroads South Property includes 415 parking spaces (2.3 spaces per 1,000 SF). The individual buildings that make up the Crossroads South Property range from 5,430 SF to 36,879 SF and include between one and six stories. As of March 31, 2025, the Crossroads South Property was 95.4% leased to 50 tenants. The top five tenants at the Crossroads South Property make up approximately 45.1% of underwritten rent, with no other tenant paying more than 3.3% of underwritten rent at the Crossroads South Property. The top five tenants at the Crossroads South Property have a weighted average total lease term of approximately 17.0 years, with a weighted average remaining lease term of approximately 6.6 years. 23 tenants comprising 58.0% of NRA have occupied the Crossroads South Property for over 5 years. Additionally, since 2021, tenants comprising approximately 73.0% of NRA have either renewed or signed a new lease, and since 2024, tenants comprising approximately 40.7% of NRA have either renewed or signed a new lease. The Crossroads South Property has a granular rent roll, with no tenant besides the five largest tenants occupying more than 2.0% of NRA.

The following table presents certain information relating to the Crossroads Office Park Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Property SF(1)	Occ. %(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NOI	% of Portfolio UW NOI
Crossroads North	Hauppauge, NY	1986 / NAP	211,883	81.2%	$23,600,000	55.5%	$48,200,000	55.5%	$3,108,401	53.5%
Crossroads South	Islandia, NY	1985 / 2010	177,815	95.4%	$18,900,000	44.5%	$38,600,000	44.5%	$2,697,109	46.5%
Total/Wtd. Avg.			389,698	87.6%	$42,500,000	100.0%	$86,800,000	100.0%	$5,805,510	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated March 31, 2025.

Major Tenants.

Rubin & Rothman (21,615 SF, 5.5% of portfolio NRA, 5.1% of portfolio underwritten rent). Rubin & Rothman has over 50 years of experience specializing in assisting individuals facing financial challenges. Rubin & Rothman represents creditors and prioritizes reaching resolutions that benefit both parties, working with clients to navigate the journey of financial recovery. Rubin & Rothman has been a tenant at the Crossroads South Property since June 1992, has a lease expiration date of July 31, 2026, and has no termination options or renewal options remaining.

Hauppauge Public Library (19,230 SF, 4.9% of portfolio NRA, 6.2% of portfolio underwritten rent). Hauppauge Public Library was established in 2000 as a special district library for the residents of the Islip Town portion of the Hauppauge School District. The Hauppauge Public Library provides its community residents with educational, informational, and entertainment resources through popular materials and high interest services on a wide range of topics. All residents of the Islip Town portion of the Hauppauge School District are eligible to receive a Hauppauge Public Library card. Hauppauge Public Library has been a tenant at the Crossroads North Property since May 2018, has a lease expiration date of November 30, 2048, and no renewal or termination options.

ECLI – Victims Information Bureau of Suffolk, Inc. (18,886 SF, 4.8% of portfolio NRA, 4.7% of portfolio underwritten rent). ECLI – Victims Information Bureau of Suffolk, Inc. is a domestic abuse treatment center that serves victims of domestic violence, child abuse, sexual assault, and human trafficking. The center provides a variety of services that are critical to the wellbeing of survivors, including a 24-hour Hopeline, counseling programs, advocacy and legal assistance, Sexual Assault Forensic Examiner (SAFE) program, a housing program, and a fully stocked community food pantry. ECLI – Victims Information Bureau of Suffolk, Inc. has been a tenant at the Crossroads South Property since June 2024, has a lease expiration date of September 30, 2034, and has no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

The following table presents a summary regarding the major tenants at the Crossroads Office Park Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Rubin & Rothman	Crossroads South	NR/NR/NR	21,615	5.5%	$445,269	5.1%	$20.60	7/31/2026	None	N
Hauppauge Public Library	Crossroads North	NR/NR/NR	19,230	4.9%	$546,132	6.2%	$28.40	11/30/2048	None	N
ECLI - Victims Information Bureau of Suffolk, Inc.	Crossroads South	NR/NR/NR	18,886	4.8%	$408,504	4.7%	$21.63	9/30/2034	None	N
Nassau/Suffolk Law Services Committee, Inc.	Crossroads South	NR/NR/NR	15,337	3.9%	$357,352	4.1%	$23.30	6/30/2033	2 x 5 yr	Y(2)
Applied Behavior Health Management LLC	Crossroads South	NR/NR/NR	14,951	3.8%	$321,447	3.7%	$21.50	3/31/2035	None	N
Massachusetts Mutual Life Insurance Co.	Crossroads North	NR/NR/NR	12,840	3.3%	$383,017	4.4%	$29.83	12/31/2025	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			102,859	26.4%	$2,461,721	28.0%	$23.93
Other Tenants			238,678	61.2%	$6,319,877	72.0%	$26.48
Occupied Subtotal/Wtd. Avg.			341,537	87.6%	$8,781,598	100.0%	$25.71
Vacant Space(3)			48,161	12.4%
Total/Wtd. Avg.			389,698	100.00%

(1)	Information is based on the underwritten rent roll dated March 31, 2025.
(2)	Nassau/Suffolk Law Services Committee, Inc. has the option to terminate its lease with respect to (i) the entire premises of 15,337 SF, (ii) 1,934 SF of its premises (the “Expansion Space”), (iii) 1,053 SF of its premises (the “Additional Space”) or (iv) the Expansion Space and the Additional Space, effective as of June 30, 2030 provided that (i) there is no event of default and (ii) the tenant provides written notice of its intent to exercise the option by at least June 30, 2029. Upon exercising this termination option, the tenant is required to pay the landlord a termination fee equal to the broker’s commission attributable to the final three years of the lease term to the extent the same has not been waived by the broker, plus the unamortized costs of the landlord’s work, with interest on the same at 6.00% per annum from July 1, 2023, through June 30, 2030. If the tenant exercises the option only pertaining to the Expansion Space or the Additional Space or the combination of the two, the termination fee will be prorated and adjusted accordingly. Additionally, regarding the Additional Space only, the tenant has the right to surrender the Additional Space to the landlord, effective as of June 30, 2026, provided (i) no event of default exists under the lease and (ii) the tenant provides the landlord with written notice on or before March 31, 2026.
(3)	Vacant Space includes a total of 16,228 SF that was occupied at the Crossroads Office Park Properties as of March 31, 2025, but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.

The following table presents certain information relating to the lease rollover at the Crossroads Office Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	2	16,808	4.3%	4.3%	$468,131	5.3%	5.3%	$27.85
2026	21	65,489	16.8%	21.1%	$1,587,588	18.1%	23.4%	$24.24
2027	16	48,451	12.4%	33.6%	$1,293,475	14.7%	38.1%	$26.70
2028	16	32,834	8.4%	42.0%	$770,562	8.8%	46.9%	$23.47
2029	14	35,658	9.2%	51.1%	$973,930	11.1%	58.0%	$27.31
2030	8	26,398	6.8%	57.9%	$661,977	7.5%	65.5%	$25.08
2031	6	20,065	5.1%	63.0%	$500,335	5.7%	71.2%	$24.94
2032	1	2,946	0.8%	63.8%	$84,963	1.0%	72.2%	$28.84
2033	4	34,043	8.7%	72.5%	$1,040,327	11.8%	84.1%	$30.56
2034	1	18,886	4.8%	77.4%	$408,504	4.7%	88.7%	$21.63
2035	2	20,729	5.3%	82.7%	$445,674	5.1%	93.8%	$21.50
2036 & Beyond	1	19,230	4.9%	87.6%	$546,132	6.2%	100.0%	$28.40
Vacant	0	48,161(4)	12.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	92	389,698	100.0%		$8,781,598	100.0%		$25.71

(1)	Information obtained from the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	Vacant space includes a total of 16,228 SF that was occupied at the Crossroads Office Park Properties as of March 31, 2025 but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

The Market. According to the appraisal, the Crossroads Office Park Properties are each located within the broader Suffolk office market within the Central Suffolk submarket. The Crossroads Office Park Properties have frontage along Veterans Memorial Highway, also known as New York State Route 454, which connects directly to the Long Island Expressway (I-495), providing easy access to New York City and neighboring Nassau and Suffolk County towns. Along with the access to major thoroughfares, residents of Hauppauge and Islandia have excellent transportation options being close to the Long Island Railroad and the Long Island MacArthur Airport. The nearest Long Island Railroad station is located approximately 2 miles south of the Crossroads Office Park Properties in Central Islip, connecting commuters to Manhattan’s Penn Station in under 90 minutes. The Long Island MacArthur Airport offers regular direct flights to major cities like Boston, Orlando, and Baltimore. Major retailers in the area include Walmart, ALDI, The Home Depot, and Target. According to the appraisal, the 2024 average population within a one-, three-, and five-mile radius of the Crossroads North Property was 11,174, 114,273, and 263,370, respectively. According to the appraisal, the 2024 average household income within the same radii of the Crossroads North Property was $142,241, $152,940, and $168,533, respectively. For the Crossroads South Property, the appraisal states that the 2024 average population within a one, three-, and five-mile radius was 8,895, 94,377, and 253,038, respectively. According to the appraisal, the 2024 average household income within the same radii of the Crossroads South Property was $139,131, $156,312, and $162,150, respectively.

According to the appraisal, as of the fourth quarter of 2024, the Central Suffolk office submarket had a total office inventory of 11.0 million SF, a vacancy rate of 7.8%, and average asking rents of $25.14 PSF. According to the appraisal, as of the fourth quarter of 2024, the Suffolk office market had a total office inventory of 43.5 million SF, a vacancy rate of 7.1% and average asking rent of $26.77 PSF.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Crossroad Office Park Properties:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Crossroads Office Park (Subject Properties) Hauppauge and Islandia, NY	389,698(1)	Various / Various	Rubin & Rothman Massachusetts Mutual Life Insurance Co.	21,615(1) 12,840(1)	Jun. 1992(1) Dec. 2020(1)	34.1(1) 5.0(1)	$20.60(1) $29.83(1)
285-286 Sills Road East Patchogue, NY	93,999	1970 / NAP	Unified Women’s	1,420	Oct. 2022	2.9	$28.00
251 East Oakland Port Jefferson, NY	13,455	1990 / 2018	North Shore Community	3,678	Jun. 2021	6.3	$31.98
220 Belle Mead Road East Setauket, NY	12,000	1995 / NAP	Zwanger-pesiri	6,200	Mar. 2022	7.0	$32.00
620 Route 25a Mount Sinai, NY	5,751	2010 / NAP	First Financial Advisors	1,291	Aug. 2023	5.0	$29.69
3500 Sunrise Highway Great River, NY	161,100	1962 / 2009	Advanced Acoustic	20,635	Feb. 2024	5.0	$25.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated March 31, 2025.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Crossroads North Property of $48,200,000 as of January 24, 2025, and an “As-Is” appraised value for the Crossroads South Property of $38,600,000 as of January 24, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated August 9, 2024, there was no evidence of any recognized environmental conditions at the Crossroads Office Park Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossroads Office Park Properties:

Cash Flow Analysis
	2021	2022	2023	2024	3/31/2025 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,911,633	$8,149,744	$8,391,823	$8,464,778	$8,455,631		$10,206,028		$26.19
Reimbursements	$1,153,711	$1,353,733	$1,428,564	$1,352,161	$1,358,243		$1,549,302		$3.98
Other Income	$65,468	$28,582	$32,224	$30,000	$46,096		$46,096		$0.12
Discount Concessions	($264,762)	($130,468)	($78,189)	$0	$0		$0		$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	$0		($1,624,489)		($4.17)
Effective Gross Income	$8,866,051	$9,401,592	$9,774,423	$9,846,939	$9,859,970		$10,176,937		$26.11

Real Estate Taxes	$1,782,489	$1,617,649	$1,658,492	$1,658,492	$1,658,492		$1,786,962		$4.59
Insurance	$198,568	$230,965	$259,018	$263,075	$260,519		$273,375		$0.70
Other Expenses	$2,126,874	$2,607,708	$2,425,900	$2,363,471	$2,259,450		$2,311,089		$5.93
Total Expenses	$4,107,931	$4,456,322	$4,343,410	$4,285,038	$4,178,461		$4,371,427		$11.22

Net Operating Income	$4,758,119	$4,945,270	$5,431,013	$5,561,902	$5,681,509		$5,805,510		$14.90
Capital Expenditures	$0	$0	$0	$0	$0		$116,494		$0.30
TI/LC	$0	$0	$0	$0	$0		$515,461		$1.32
Net Cash Flow	$4,758,119	$4,945,270	$5,431,013	$5,561,902	$5,681,509		$5,173,555		$13.28

Occupancy %	74.7%	81.8%	85.5%	88.5%	87.6%	(3)	86.1%	(3)
NOI DSCR	1.40x	1.46x	1.60x	1.64x	1.68x		1.71x
NCF DSCR	1.40x	1.46x	1.60x	1.64x	1.68x		1.53x
NOI Debt Yield	11.2%	11.6%	12.8%	13.1%	13.4%		13.7%
NCF Debt Yield	11.2%	11.6%	12.8%	13.1%	13.4%		12.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2025.
(2)	UW Vacancy includes six suites totaling 16,228 SF that were occupied at the Crossroads Office Park Properties as of March 31, 2025, but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.
(3)	UW Occupancy (%) represents economic occupancy. 3/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated March 31, 2025.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $461,802 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $153,934).

Insurance – On the loan origination date, the borrowers were required to make an upfront deposit of $187,720 into a reserve for insurance premiums. In addition, the borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to $23,465). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers covering each individual property are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the related insurance premiums at least 10 days prior to the expiration date of such policies.

Deferred Maintenance Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $16,100 into a reserve for required repairs at the Crossroads Office Park Properties.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $9,743 into a reserve for capital expenditures.

TI/LC Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $1,350,000, and on a monthly basis the borrowers are required to deposit approximately $81,193, in each case into a reserve for future tenant improvements and leasing commissions, capped at $1,350,000. Accordingly, to the extent a monthly deposit would result in the aggregate amount of funds on deposit in such reserve to exceed such cap, such deposit will be decreased by an amount equal to such excess (including waiving such deposit in its entirety if the funds on deposit in such reserve equal such cap). The borrowers may substitute all or a portion of the required upfront deposit with a letter of credit.

Rent Concession Reserve - On the loan origination date, the borrowers were required to make an upfront deposit of approximately $160,862 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to certain tenants at the Crossroads Office Park Properties.

Lockbox and Cash Management. The Crossroads Office Park Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a deposit account for the benefit of lender, and to direct each tenant under each lease to deposit all payments due with respect to the Crossroads Office Park Properties into the deposit account. If, notwithstanding the foregoing direction, any borrower or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

property manager receives any rents or revenues from the Crossroads Office Park Properties, they are required to deposit such amounts into the deposit account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the lender is required to establish at the borrowers’ sole cost and expense, and the borrowers are required to cooperate to establish, a lender-controlled cash management account, into which the borrowers are required to deposit or cause to be deposited all funds on deposit in the deposit account. Provided no event of default is continuing under the Crossroads Office Park Mortgage Loan, funds on deposit in the cash management account will be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Crossroads Office Park Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Crossroads Office Park Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing all funds on deposit in such excess cash flow account will be returned to the borrowers.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the Crossroads Office Park Mortgage Loan;

(ii) the debt service coverage ratio being less than 1.20x at the end of any calendar quarter;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for the immediately preceding two consecutive calendar quarters or, provided that the debt service coverage ratio is above 1.00x, the borrowers post funds in an amount which, if applied to repay the then outstanding principal balance of the Crossroads Office Park Mortgage Loan, would result in the debt service coverage ratio being at least equal to 1.20x, which funds may be in the form of cash or a letter of credit.

Partial Release. The Crossroads Office Park Mortgage Loan documents allow the borrowers to obtain the release of either the entire Crossroads North Property or the entire Crossroads South Property from the Crossroads Office Park Mortgage Loan upon prepayment or defeasance of a release price equal to 110% of the allocated loan amount of the applicable Crossroads Office Park Property and satisfaction of the following conditions, among others; (a) following the release, the debt yield after giving effect to such release is no less than the greater of (x) 12.22% and (y) the debt yield immediately prior to such release, (b) following the release, the debt service coverage ratio after giving effect to such release is no less than the greater of (x) the debt service coverage ratio as of the origination date and (y) the debt service coverage ratio immediately prior to such release, and (c) compliance with REMIC related conditions. Additionally, the Crossroads Office Park Mortgage Loan documents allow the borrowers to obtain the free release (without prepayment or defeasance) of a vacant outparcel and/or a parking garage, each located at the Crossroads North Property, from the Crossroads Office Park Mortgage Loan upon satisfaction of the following conditions, among others; (a) compliance with REMIC related conditions, (b) the Crossroads North Property maintains zoning conformity and compliance with legal requirements and leases, (c) the related release parcel being legally subdivided from, and on a separate tax lot from, the Crossroads North Property, (d) entry into easement agreements such that the remaining Crossroads North Property (and if applicable, as to access, the Crossroads South Property) has rights to access and the same number of parking spaces that existed prior to the partial release; and (e) the loan-to-value ratio of the Crossroads Office Park Properties after giving effect to such release is no greater than the loan-to-value ratio as of the loan origination date.

Terrorism Insurance. The Crossroads Office Park Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to not less than the lesser of (1) the original principal balance of the Crossroads Office Park Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by each borrower included in the applicable individual Crossroads Office Park Property, as well as business interruption insurance covering no less than the 12 month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 6 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

MANHATTAN
Tribeca
Financial District
Battery Park City
Hudson River
East River
32 Old Slip - Leased Fee
32 Old Slip
New York, NY 10005
West St
Hubert St
Greenwich Street
Franklin St
Walker St.
White St
Leonard St
Church St
Broadway
West Broadway
Centre St
Duane St
Reade St
Chambers St
Park Pl
Park Row
Ann St
Fulton St
John St
Platt St
Maiden Ln
Pine St
Wall St
Pearl St
Water St
Front St
South St
Nassau St
FDR Drive
Brooklyn Bridge
Brooklyn Battery Tunnel
388 Greenwich Street
Hudson River Greenway
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
Gov. Nelson A. Rockefeller Park
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Woolworth Building
Pace University
Schimmel Center
8 Spruce
NY - Presbyterian Lower Manhattan Hospital
200 West Street
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
Perelman Performing Arts Center
250 Vesey Street
200 Vesey Street
Westfield WTC
Brookfield Place
North Pool
South Pool
National September 11 Memorial
3 World Trade Ctr.
5 World Trade Ctr.
North Cove Marina
225 Liberty St
200 Liberty Street
55 John Street
Federal Reserve Bank
Fulton Market Building
South Street Seaport
80 Pine Street
180 Maiden Lane
120 Wall Street
NY Stock Exchange
20 Exchange Place
50 West Street
60 Broad Street
85 Broad Street
7 Hanover Square
55 Water Street
NYFA / New York Film Academy
The Skyscraper Museum
Museum of Jewish Heritage
The Whitehall Building
Double Tree NYC - Downtown
The Dead Rabbit
125 Broad Street
One New York Plaza
Downtown Manhattan Heliport
Battery Park
Castle Clinton Natl. Monument
American Merchant Mariners' Memorial
Statue of Liberty Vista Point
Battery Maritime Building
Whitehall Terminal (South Ferry)
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Midtown
Chelsea
Greenpoint
Williamsburg
Long Island City
Astoria
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Mortgage Loan No. 5 – 32 Old Slip – Leased Fee

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR	Location:	New York, NY 10005
Original Balance(1):	$36,000,000	General Property Type:	Other
Cut-off Date Balance(1):	$36,000,000	Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	6.0%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	NAP/NAP
Borrower Sponsor:	Leon Melohn	Size(3):	42,176 SF
Guarantor:	Leon Melohn	Cut-off Date Balance Per SF(1):	$3,960
Mortgage Rate:	5.6500%	Maturity Date Balance Per SF(1):	$3,960
Note Date:	5/5/2025	Property Manager:	Melohn Enterprises, LLC
Maturity Date:	5/6/2035	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term(2):	0 months	UW NOI:	$10,481,490
IO Period:	120 months	UW NCF:	$10,481,490
Seasoning:	3 months	UW NOI Debt Yield(1):	6.3%
Prepayment Provisions:	L(27),D(86),O(7)	UW NCF Debt Yield(1):	6.3%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	6.3%
Additional Debt Type(1):	Pari Passu	UW NCF DSCR(1):	1.10x
Additional Debt Balance(1):	$131,000,000	Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI(4):	NAV
3rd Most Recent NOI(4):	NAV
Most Recent Occupancy(4):	NAP
2nd Most Recent Occupancy(4):	NAP
3rd Most Recent Occupancy(4):	NAP
Reserves(2)	Appraised Value (as of)(5):	$225,000,000 (3/24/2025)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$5,335
RE Taxes:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	74.2%
Insurance:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(5):	74.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$167,000,000	89.5%	Loan Payoff:	$176,544,017	94.6%
Borrower Sponsor Equity:	$19,685,488	10.5%	Closing Costs:	$10,141,472	5.4%
Total Sources:	$186,685,488	100.0%	Total Uses:	$186,685,488	100.0%

(1)	The 32 Old Slip – Leased Fee Mortgage Loan (as defined below) is part of the 32 Old Slip – Leased Fee Whole Loan (as defined below), with an aggregate original principal amount of $167,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 32 Old Slip – Leased Fee Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	Reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Whole Loan.
(4)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Operating History and Underwritten Net Cash Flow” below.
(5)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraisal also provided an “as is” land value of $131.8 million, which results in an LTV of 126.7%.

The Mortgage Loan. The fifth largest mortgage loan (the “32 Old Slip – Leased Fee Mortgage Loan”) is part of a whole loan (the “32 Old Slip – Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount of $167,000,000. The 32 Old Slip – Leased Fee Whole Loan is secured by the borrower’s fee interest in the land beneath a Class A office building (not part of the collateral) totaling 1,170,997 SF located in Manhattan, New York (the “32 Old Slip – Leased Fee Property”). The 32 Old Slip – Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip – Leased Fee Mortgage Loan is evidenced by the non-controlling Notes A-6 and A-7 with an original principal amount of $36,000,000. The 32 Old Slip – Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The table below summarizes the promissory notes that comprise the 32 Old Slip – Leased Fee Whole Loan.

32 Old Slip – Leased Fee Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$31,000,000	$31,000,000	Goldman Sachs Bank USA	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4	$25,000,000	$25,000,000	BBCMS 2025-C35(2)	No
A-5	$11,000,000	$11,000,000	BBCMS 2025-C35(2)	No
A-6	$26,000,000	$26,000,000	MSBAM 2025-C35	No
A-7	$10,000,000	$10,000,000	MSBAM 2025-C35	No
Whole Loan	$167,000,000	$167,000,000

(1)	Expected to be contributed to one or more future securitization(s).
(2)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025

The Borrowers and the Borrower Sponsor. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease” or the “32 Old Slip Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “32 Old Slip Ground Tenant” or the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 SF constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually provided, that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see Ground Lease below.

Provided that the Ground Tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest) with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

Non-Collateral Improvements Major Tenants.

The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 SF; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 SF; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 SF; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The following table presents certain information relating to the major tenants at the Non-Collateral Improvements.

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Major Tenants
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$11,391,587	19.8%	$56.50	9/30/2040
Daiwa Capital Markets America	A-/Baa1/BBB+	112,270	9.6%	$8,083,440	14.0%	$72.00	6/30/2026
PG32OS LLC(3)	NR/NR/NR	85,526	7.3%	$5,679,696	9.9%	$66.41	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$4,619,670	8.0%	$65.88	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$3,412,218	5.9%	$61.00	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$2,758,828	4.8%	$58.00	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$2,518,295	4.4%	$65.00	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$2,431,792	4.2%	$44.00	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$2,312,652	4.0%	$45.77	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$1,781,258	3.1%	$46.00	1/31/2031
Subtotal/Wtd. Avg.		756,308	64.6%	$44,989,435	78.2%	$59.49
Other Tenants(4)		256,005	21.9%	$12,562,717	21.8%	$49.07
Occupied Subtotal/Wtd. Avg.		1,012,313	86.4%	$57,552,153	100.0%	$56.85
Vacant Space		158,684	13.6%
Total/Wtd. Avg.		1,170,997	100.0%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	PG32OS LLC is an affiliate of the leasehold owner.
(4)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

The following table presents certain information with respect to the lease rollover at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	14	108,312	9.2%	9.2%	$5,391,055	9.4%	9.4%	$49.77
2026	3	117,898	10.1%	19.3%	$8,415,492	14.6%	24.0%	$71.38
2027	9	59,697	5.1%	24.4%	$3,773,955	6.6%	30.5%	$63.22
2028	4	15,072	1.3%	25.7%	$919,392	1.6%	32.1%	$61.00
2029	11	70,976	6.1%	31.8%	$4,426,719	7.7%	39.8%	$62.37
2030	11	176,330	15.1%	46.8%	$10,344,540	18.0%	57.8%	$58.67
2031	4	98,297	8.4%	55.2%	$4,475,716	7.8%	65.6%	$45.53
2032	4	124,650	10.6%	65.9%	$6,647,888	11.6%	77.1%	$53.33
2033	2	21,321	1.8%	67.7%	$530,104	0.9%	78.1%	$24.86
2034	0	0	0.0%	67.7%	$0	0.0%	78.1%	$0.00
2035	1	15,949	1.4%	69.0%	$1,235,705	2.1%	80.2%	$77.48
2036 & Thereafter	6	203,811	17.4%	86.4%	$11,391,587	19.8%	100.0%	$55.89
Vacant	0	158,684	13.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	69	1,170,997	100.0%		$57,552,153	100.0%		$56.85(3)

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes Vacant SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Comparable Leases Summary
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.6%	25.0%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.3%	27.2%	NAV	NAV
Q2 2024	$55.34	24.5%	28.4%	NAV	NAV
Q1 2024	$55.21	24.7%	28.7%	NAV	NAV
Q4 2023	$55.81	25.5%	29.3%	$1,323,522	($452,881)
Q3 2023	$55.68	24.7%	28.8%	NAV	NAV
Q2 2023	$56.14	24.4%	28.4%	NAV	NAV
Q1 2023	$56.31	23.4%	27.8%	NAV	NAV
Q4 2022	$56.73	23.3%	27.4%	$1,879,198	$61,951
Q3 2022	$56.18	24.3%	28.4%	NAV	NAV
Q2 2022	$56.52	21.7%	28.0%	NAV	NAV
Q1 2022	$57.04	19.8%	27.2%	NAV	NAV
Average	$56.02	22.7%	27.9%	$1,583,019	$824,188

Source: Appraisal, unless otherwise indicated.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Environmental Matters According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the Underwritten Net Cash Flow at the 32 Old Slip – Leased Fee Property and relating to the historical operating performance of the Non-Collateral Improvements:

Cash Flow Analysis (32 Old Slip - Leased Fee Property)
	UW	UW PSF(1)
Base Rental Revenue(2)	$10,481,490	$248.52
Effective Gross Revenue	$10,481,490	$248.52
Net Operating Income	$10,481,490	$248.52
Net Cash Flow	$10,481,490	$248.52

Occupancy (%)	100.0%
NOI DSCR(3)	1.10x
NCF DSCR(3)	1.10x
NOI Debt Yield(3)	6.3%
NCF Debt Yield(3)	6.3%

(1)	Based on 42,176 SF.
(2)	Based on the 10-year average of contractual rent.
(3)	DSCR and Debt Yield metrics are based on the 32 Old Slip – Leased Fee Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

Cash Flow Analysis (Non-Collateral Improvements)(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Reimbursements	$5,419,000	$4,891,978	$6,637,000	$7,640,694
Other Income	$237,000	$385,574	$316,000	$1,348,428
Effective Gross Income	$60,698,000	$61,876,054	$67,810,000	$64,474,283

Real Estate Taxes	$11,452,000	$10,313,266	$11,124,000	$12,012,446
Property Operating Expenses	$14,821,000	$15,434,204	$15,945,000	$18,068,419
Marketing, General & Administrative	$2,098,000	$1,347,808	$2,472,000	$1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727

Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	$8,500,000	$8,500,000	$8,500,000	$8,500,000
Leasehold Net Cash Flow	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the debt service coverage ratio, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), the earlier

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period and no event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

Terrorism Insurance. For so long as the interest of the borrowers in the Non-Collateral Improvements is solely a reversionary interest, the borrowers are not required to maintain terrorism insurance or other property insurance. See “Description of the Mortgage Pool—Insurance Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

Hilton Harrisburg
1 North 2nd Street
Harrisburg, PA 17101
Harrisburg
Midtown
Allison Hill
Penbrook
Progress
Colonial Park
Woodridge Estates
Enola
Wormleysburg
Camp Hill
Lemoyne
Lower Allen
New Cumberland
Steelton
DAUPHIN COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Susquehanna River
McCormick Island
G.N. WADE BRIDGE
M. HARVEY TAYLOR MEM. BRIDGE
JOHN HARRIS MEM. BRIDGE
AMTRAK
UNFI Distribution Center
Harrisburg Area Community College
Rose Lehrman Arts Center
Pennsylvania Dept. of Agriculture
Expo Center
PA National Fire Museum
State Capitol
The State Museum of Pennsylvania
DOWNTOWN HARRISBURG
Whitaker Center
UPMC Harrisburg
FNB Field
The National Civil War Museum
Blue Cross Blue Shield Corp. Office
DEP Labs
The Shoppes at Susquehanna
Capital Blue Cross
Progress Plaza
Colonial Park Mall
UPMC Community Hospital
Dauphin Plaza
Union Square
Pepsi Bottling Group
Scottsdale Plaza
Harrisburg Mall
Summerdale Plaza
Penn State Health Holy Spirit Medical Center
State Street Plaza
West Shore Plaza
Coca-Cola
Camp Hill Shopping Center
Lower Allen Shopping Center
Shoppes at Cedar Cliff
Capital City Mall
Valley Rd
S. Enola Rd
Center St
Carlisle Pike
Lisburn Rd
Sheagle Mill Rd
N. Front St
N. 4th St
Division St
Maclay St
N. Cameron St
Herr St
State St
Market St
S. 13th St
S. 17th St
Rudy Rd
Derry St
Elmerton Ave
Crooked Hill Rd
N. Progress Rd
Crums Mill Rd
Walnut St
Jonestown Rd
Locust Ln
Union Deposit Rd
Progress Ave
S. 19th St
S. Front St
S. Harrisburg St
Bridge St
16th St
PA Tpke
81
22
322
15
944
83
230
11
581
76
Millersburg
Newport
Bloomfield
Marysville
Linglestown
Grantville
Myerstown
Lebanon
Hershey
Colonial Park
Cornwall
New Cumberland
Middletown
Newville
Carlisle
Mechanicsburg
Elizabethtown
Dillsburg
Mt. Holly Springs
Lancaster
Dover
North York
Columbia
Aspers
Lake Meade
York
East York
East Berlin
Brogue
Gettysburg
Hanover
Airville
Parkville
New Freedom
Stewartstown
PENNSYLVANIA
MARYLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Mortgage Loan No. 6 – Hilton Harrisburg

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Harrisburg, PA 17101
Original Balance:	$32,300,000			General Property Type:	Hospitality
Cut-off Date Balance:	$32,278,789			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018-2024
Borrower Sponsor:	Tae W. Park			Size:	341 Rooms
Guarantor:	Tae W. Park			Cut-off Date Balance Per Room:	$94,659
Mortgage Rate:	6.8360%			Maturity Date Balance Per Room:	$82,401
Note Date:	6/25/2025			Property Manager:	Greenwood Hospitality Management, LLC (borrower-related)
Maturity Date:	7/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$5,623,850
Amortization Term:	360 months			UW NCF:	$4,507,912
IO Period:	0 months			UW NOI Debt Yield:	17.4%
Seasoning:	1 month			UW NCF Debt Yield:	14.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	20.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.78x
Additional Debt Type:	NAP			Most Recent NOI:	$5,487,236 (5/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,266,749 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,615,871 (12/31/2023)
				Most Recent Occupancy:	68.9% (5/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	68.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.0% (12/31/2023)
RE Taxes:	$606,217	$68,019	NAP	Appraised Value (as of)(3):	$57,600,000 (6/1/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(3):	$168,915
FF&E Reserve:	$0	(2)	NAP	Cut-off Date LTV Ratio(3):	56.0%
PIP Reserve(3):	$6,990,931	$0	NAP	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,300,000	90.6%	Loan Payoff:	$27,684,119	77.7%
Borrower Sponsor Equity:	$3,349,263	9.4%	Upfront Reserves:	$7,597,148	21.3%
			Closing Costs:	$367,997	1.0%
Total Sources:	$35,649,263	100.0%	Total Uses:	$35,649,263	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2026, 2.0% of the gross revenue for the calendar month two months prior to the applicable payment date, (ii) from August 1, 2026 through and including July 1, 2027, 3.0% of the gross revenue for the calendar month two months prior to the applicable payment date and (iii) from and after August 1, 2027, 4.0% of the gross revenue for the calendar month two months prior to the applicable payment date. See “Escrows and Reserves–FF&E Reserve” section below for further discussion.
(3)	The “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing property improvement plan (“PIP”) will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the Hilton Harrisburg Property (“as defined below”) to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing. In addition, the franchisor has waived the Hilton Harrisburg Property’s food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their analysis. The appraiser also concluded a “When Complete (space leased)” value for the Hilton Harrisburg Property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV based on the as “When Complete (space leased)” value is 47.6%.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton Harrisburg Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $32,300,000 and secured by a first mortgage encumbering the fee interest in a 341-room full-service hotel located in Harrisburg, Pennsylvania (the “Hilton Harrisburg Property”).

The Borrower and the Borrower Sponsor. The borrower is 2012 Harrisburg Investment LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of the Hilton Harrisburg Mortgage Loan is Tae W. Park.

Tae W. Park is a commercial real estate investor with more than 40 years of experience in all phases of real estate investment, including design, development, lease-up and disposition. Mr. Park is the founder and President of PRD Inc., a real estate development and investment company started in Houston, Texas in 1984. PRD Inc. has acquired and developed real estate projects primarily in the Houston, Texas market. Mr. Park’s portfolio includes three hospitality properties, including the Hilton Harrisburg Property, The Henry in Dearborn, Michigan, and Doubletree Wichita in Wichita, Kansas. In addition to the hospitality assets, Mr. Park’s portfolio includes retail properties, multifamily assets and land holdings located throughout the United States.

The Property. The Hilton Harrisburg Property is a 341-room full-service hotel located in Harrisburg, Pennsylvania. Constructed in 1990, the improvements are located on a 1.18-acre site and are comprised of a 15-story tower that totals approximately 218,468 SF of gross building area. While onsite parking is

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

not available, the Hilton Harrisburg Property has an agreement with the Harrisburg Parking Authority to utilize an adjacent public parking garage. The parking agreement automatically renews for successive one-year terms unless and until the borrower gives notice that they will not renew for the next calendar year. The loan is structured with recourse for losses if the borrower fails to maintain the parking agreement for the mortgage loan term. As part of the contract, the Hilton Harrisburg Property is allotted seven stories of the parking garage, which are only paid for when used by hotel guests. Valet service is also available and is managed by the Hilton Harrisburg Property.

The borrower sponsor acquired the Hilton Harrisburg Property in 2012 and, in connection with such acquisition, completed a $9.5 million ($27,859 per room) change of ownership PIP to refresh and replace FF&E, meeting rooms, guestrooms, bathrooms, concierge lounge, fitness center, pool, and food & beverage outlets. Additionally, from 2018 through 2024, the borrower sponsor completed an additional $5.6 million ($16,422 per room) in elective renovations which further improved the accommodations and food & beverage venues.

In January 2025, the borrower signed a new 17-year franchise agreement with Hilton Franchise Holding LLC with an expiration date of June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a $6,990,931 PIP to refresh the building exterior, lobby, restrooms, food and beverage outlets, meeting and recreation facilities, and guest rooms and suites. The PIP is expected to be completed by December 31, 2026. The borrower has reserved the full budgeted cost of the PIP and the guarantor has provided a PIP completion guaranty. The Hilton Harrisburg Mortgage Loan will become full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled without the lender's prior written consent.

The guestroom mix at the Hilton Harrisburg Property is comprised of 98 king rooms, 178 double/double rooms, 38 king deluxe rooms, 11 one-bedroom suites, four hospitality suites and 12 accessible (ADA-compliant) rooms. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand and lounge chair. Hotel amenities include two full-service restaurants and a lounge (serving hotel guest and outside customers), 23,481 SF of meeting space, an indoor pool, a fitness center, a lobby work desk with printer and vending areas.

The Hilton Harrisburg Property’s total meeting space of 23,841 SF includes 7,427 SF of space located on the second floor in the adjoining Market Square Plaza building. The event space is connected to the Hilton Harrisburg Property via a second-floor walkway. Since 2004, the hotel owner has leased the space from the Market Square Plaza owner. In June 2025, the lease was extended through June 30, 2030, with a monthly payment of $25,215, with annual increases thereafter ($26,616 in July 2026, $27,414 in July 2027, $28,237 in July 2028 and $29,084 in July 2029). The borrower has two, 5-year renewal options with 6-12 months' written notice at fair market rent. The renewal options are solely the borrower’s right, which would extend the lease term to 2040. The loan is structured with recourse for losses if the borrower fails to exercise the renewal options.

According to the appraisal, the property segmentation at the Hilton Harrisburg Property is estimated at 40% commercial, 40% meeting and group, and 20% leisure.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hilton Harrisburg Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Harrisburg Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	44.2%	$123.88	$54.76	56.3%	$161.87	$91.12	127.4%	130.7%	166.4%
12/31/2023	43.5%	$126.17	$54.95	66.8%	$168.51	$112.63	153.5%	133.6%	205.0%
12/31/2024	43.8%	$130.64	$57.25	68.2%	$166.54	$113.55	155.6%	127.5%	198.3%
4/30/2025 TTM	43.0%	$131.43	$56.56	68.6%	$165.83	$113.73	159.4%	126.2%	201.1%

Source: Industry Report

(1)	The competitive set includes Crowne Plaza Harrisburg-Hershey, Best Western Premier The Central Hotel & Conference Center, Sheraton Harrisburg Hershey Hotel, Hotel Indigo Harrisburg – Hershey, Red Lion Hotel Harrisburg Hershey, Penn Harris Hotel, Trademark Collection and Hampton by Hilton Inn Harrisburg – East (Hershey Area).
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Harrisburg Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Harrisburg Property is located in downtown Harrisburg, less than 0.5 miles from the Pennsylvania State Capitol building. The Hilton Harrisburg Property is connected to Strawberry Square, a 1.6 million SF retail/office complex, and the Whitaker Center for Science and the Arts via an indoor walkway. Other demand generators include the State Capital Complex and State Association HQ, both located in downtown Harrisburg. The Hilton Harrisburg Property is also located 0.3 miles from the UPMC Harrisburg medical campus. The Hilton Harrisburg Property’s largest commercial accounts are primarily affiliated with government users, medical affiliated accounts and local businesses. Additionally, the Hilton Harrisburg Property is the preferred hotel for airline crew operating out of nearby Harrisburg International Airport.

The Hilton Harrisburg Property attracts a diverse range of event bookings for corporate events, conventions, weddings, and entertainment. In 2024, there were over 800 unique events held at the hotel. The market benefits from a variety of tourism and leisure attractions in the area. Leisure demand generators include Hershey Park, The National Civil War Museum, and the Hollywood Casino at Penn National Racecourse. The Hilton Harrisburg Property is also a popular location for those visiting nearby Hershey, Pennsylvania, which is home to HersheyPark, Chocolate World, and HersheyPark Stadium Giant Center.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Hilton Harrisburg Property was 15,297, 104,522 and 202,014, respectively. The estimated 2025 average household income within the same radii was $62,435, $79,697 and $91,706, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

The following table presents the primary competitive properties to the Hilton Harrisburg Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Hilton Harrisburg (subject)	1990/2018-2024	341	40%	40%	20%	68.1%	$168.43	$114.68
Crowne Plaza Hotel Harrisburg Hershey	1965/NAP	260	40%	20%	40%	45% - 50%	$140 - $150	$60 - $65
Sheraton Harrisburg Hershey Hotel	1980/2024-2025	347	20%	40%	40%	40% - 45%	$130 - $140	$50 - $55
Subtotal/Average		948				52.1%	$151.01	$78.70

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Harrisburg Property of $57,600,000 as of June 1, 2025. The “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing PIP will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the Hilton Harrisburg Property to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing. In addition, the franchisor has waived the Hilton Harrisburg Property’s food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their analysis. The appraiser also concluded a “When Complete (space leased)” value for the Hilton Harrisburg Property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV based on the as “When Complete (space leased)” value is 47.5%.

Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2025, there was no evidence of any recognized environmental conditions at the Hilton Harrisburg Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Hilton Harrisburg Property:

Cash Flow Analysis(1)
	2019	2021	2022	2023	2024	5/31/2025 TTM	UW	UW per Room
Occupancy(2)	64.3%	40.7%	56.3%	67.0%	68.4%	68.9%	69.9%
ADR(2)	$169.58	$144.49	$164.46	$170.22	$168.18	$167.15	$167.15
RevPAR(2)	$109.07	$58.79	$92.51	$114.01	$114.97	$115.13	$116.80

Room Revenue	$13,576,249	$7,316,877	$11,514,929	$14,190,677	$14,366,421	$14,537,201	$14,537,201	$42,631
Food & Beverage Revenue	$9,586,154	$5,061,887	$9,315,841	$11,657,072	$12,200,673	$12,120,582	$12,120,582	$35,544
Other Income	$1,132,061	$514,768	$968,459	$993,748	$1,256,003	$1,240,677	$1,240,677	$3,638
Total Revenue	$24,294,464	$12,893,532	$21,799,229	$26,841,497	$27,823,097	$27,898,460	$27,898,460	$81,814

Room Expense	$2,930,309	$1,826,912	$2,921,918	$3,573,507	$3,641,643	$3,685,138	$3,685,138	$10,807
Food & Beverage Expense	$6,865,110	$3,655,579	$6,384,513	$7,879,979	$7,897,936	$7,900,750	$7,900,750	$23,169
Other Income Expense	$512,558	$286,739	$413,557	$542,990	$549,181	$553,395	$553,395	$1,623
Real Estate Taxes	$794,113	$817,810	$926,858	$788,772	$788,772	$770,404	$776,753	$2,278
Insurance	$161,223	$152,907	$192,309	$135,522	$184,832	$187,101	$206,030	$604
Other Expenses(3)	$8,742,212	$5,240,031	$8,417,674	$9,304,856	$9,493,984	$9,314,436	$9,152,544	$26,840
Total Expenses	$20,005,525	$11,979,978	$19,256,829	$22,225,626	$22,556,348	$22,411,224	$22,274,610	$65,321

Net Operating Income	$4,288,939	$913,554	$2,542,400	$4,615,871	$5,266,749	$5,487,236	$5,623,850	$16,492
FF&E	$971,779	$515,741	$871,969	$1,073,660	$1,112,924	$1,115,938	$1,115,938	$3,273
Net Cash Flow	$3,317,160	$397,813	$1,670,431	$3,542,211	$4,153,825	$4,371,298	$4,507,912	$13,220

NOI DSCR	1.69x	0.36x	1.00x	1.82x	2.08x	2.16x	2.22x
NCF DSCR	1.31x	0.16x	0.66x	1.40x	1.64x	1.72x	1.78x
NOI Debt Yield	13.3%	2.8%	7.9%	14.3%	16.3%	17.0%	17.4%
NCF Debt Yield	10.3%	1.2%	5.2%	11.0%	12.9%	13.5%	14.0%

(1)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the recovery from 2021 through 2023, was primarily due to the mandated closures and effects of the COVID- 19 pandemic on the hospitality industry.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Harrisburg Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses. Other Expenses also include the lease payment for the 7,427 SF lease with Market Square Plaza building for additional meeting space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $606,217 for real estate taxes and (ii) $6,990,931 into a PIP reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $68,019.

Insurance – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums for the renewal of coverages; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Harrisburg Mortgage Loan documents, which is currently the case.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2026, 2.0% of the gross revenue for the calendar month two months prior to the applicable payment date, (ii) from August 1, 2026 through and including July 1, 2027, 3.0% of the gross revenue for the calendar month two months prior to the applicable payment date and (iii) from and after August 1, 2027, 4.0% of the gross revenue for the calendar month two months prior to the applicable payment date.

In addition, on a monthly basis, the borrower will be required to deposit an amount equal to the PIP Monthly Deposit, if any, for replacements and repairs to FF&E required by any future PIP. “PIP Monthly Deposit” means the sums required of the borrower to complete all work described in any PIP (other than the current PIP) required by a franchisor, payable on each payment date in monthly installments reasonably estimated by the lender to provide for adequate funds to complete the work described in any such PIP within the timeframes required by such PIP.

Lockbox and Cash Management. The Hilton Harrisburg Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the commencement of a Lockbox Period (defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Hilton Harrisburg Property are required to be deposited. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. During a Lockbox Period, the borrower will, and will cause any property manager to, deposit all amounts received by them constituting Rents into the lockbox account within one business day after receipt thereof.

In addition, upon the commencement of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Harrisburg Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Harrisburg Mortgage Loan. Upon the termination of a Cash Sweep Period (provided no event of default is continuing), the borrower will have right to close the lockbox account until the occurrence of a subsequent Lockbox Period (if any).

A "Lockbox Period" means the period (a) commencing on the earlier of (i) the commencement of a Cash Sweep Period or (ii) the occurrence of an event of default and (b) terminating when no Cash Sweep Period or event of default exists.

A “Cash Sweep Period” means a period commencing on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is less than 1.20x for any calendar quarter and ending on the last day of the calendar month during which the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters; provided that a Cash Sweep Period will not occur or continue to the extent that the lender has received cash or a letter of credit in an amount, determined quarterly, which, if used to reduce the outstanding principal balance of the Hilton Harrisburg Mortgage Loan, would be sufficient to cause the calculation of debt service coverage ratio to equal or exceed 1.20x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

Honolulu FBI Office
91-1300 Enterprise Street
Kapolei, HI 96707
WAI'ANAE RANGE
HONOLULU COUNTY
Pacific Ocean
Waipio
Royal Kunia Country Club
Waikele Premium Outlets
Waikele Center
Royal Kunia
Kunia Rd
Honolulu 14 miles
Waipahu
Queen Liliuokalani Frwy
Waipahu St
WAIPAHU TRANSIT CTR
HART
WEST LOCH
The Queen's Medical Center - West Oahu
HO'OPILI
West Loch Golf Course
West Loch
UH WEST O'AHU
University of Hawaii West O'ahu
Makakilo Dr
Makakilo
Farrington Hwy
Battery Arizona Museum
Ewa Villages
Arizona Rd
EAST KAPOLEI
Kealanani Plaza
Kapolei Marketplace
Kapolei Golf Club
Kapolei
Ka Makana Ali'i
Iroquois Rd
Ewa Gentry
Four Seasons Resort
Ko Olina Golf Club
Ko Olina
Ko Olina Beach Park
Kapolei Commons
Kapolei Village Ctr.
Kapolei Pkwy
Performing Arts Center of Kapolei
Roosevelt Ave
Coral Crater Adventure Park
Coral Creek Golf Course
Laulani Village
Hawaii Prince Golf Club
Hoakalei Country Club
Keoneula Blvd
Ewa Beach
Ocean Pointe
Malakole St
Macy's Distribution Center
Kalaeloa Airport
Germaine's Luau
Pearl Harbor Nat'l Wildlife Refuge-Kalaeloa Unit
Nimitz Beach
Barbers Point Beach
Pacific Ocean
Oahu
HONOLULU
Wahiawa
Mililani
Pearl City
Aiea
Kaneohe
Kailua
Waianae
Nanakuli
Waipahu
Kapolei
Ewa Beach
Makaha
Haleiwa
Ahuimanu

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Mortgage Loan No. 7 – Honolulu FBI Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Kapolei, HI 96707
Original Balance(1):		$27,200,000		General Property Type:	Office
Cut-off Date Balance(1):		$27,200,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2011/NAP
Borrower Sponsor:		Eagle River Investors, LLC		Size:	150,365 SF
Guarantor(2):		Eagle River Investors, LLC		Cut-off Date Balance per SF(1):	$314
Mortgage Rate:		7.25300%		Maturity Date Balance per SF(1):	$314
Note Date:		7/1/2025		Property Manager:	Eagle River Investors, LLC
Maturity Date:		7/6/2035			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$5,796,518
IO Period:		120 months		UW NCF:	$5,616,080
Seasoning:		1 month		UW NOI Debt Yield(1):	12.3%
Prepayment Provisions:		L(25),D(90),O(5)		UW NCF Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.62x
Additional Debt Balance(1):		$20,000,000		Most Recent NOI:	$6,626,791 (5/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$6,659,948 (12/31/2024)
				3rd Most Recent NOI:	$6,522,258 (12/31/2023)
				Most Recent Occupancy:	100.0% (8/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$458,609	$70,555	NAP	Appraised Value (as of):	$87,400,000 (3/18/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$581
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	54.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$47,200,000	99.9%	Loan Payoff:	$46,039,209	97.5%
Borrower Sponsor Equity:	$27,032	0.1%	Closing Costs:	$729,214	1.5%
			Upfront Reserves:	$458,609	1.0%
Total Sources:	$47,227,032	100.0%	Total Uses:	$47,227,032	100.0%

(1)	The Honolulu FBI Office Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $47.2 million (the “Honolulu FBI Office Whole Loan”). The financial information in the chart above reflects the Honolulu FBI Office Whole Loan.
(2)	In the event that the borrower fails to make the Lease Expiration Additional Deposit (as defined below) or provide the Lease Expiration Letter of Credit (as defined below), Eagle River Investors, LLC and Judd D. Malkin will be recourse to the lender in an amount equal to $12,000,000 of principal (the “Principal Payment Obligation”). See “The Property” below.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Honolulu FBI Office Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a first-priority fee mortgage encumbering a 150,365 SF office property in Kapolei, Hawaii (the “Honolulu FBI Office Property”). The Honolulu FBI Office Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 7.25300% per annum. The Honolulu FBI Office Whole Loan has a 10-year, interest-only term. The Honolulu FBI Office Mortgage Loan is evidenced by the controlling Note A-1 with a principal balance as of the Cut-off Date of $27,200,000. The Honolulu FBI Office Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Honolulu FBI Office Whole Loan:

Honolulu FBI Office Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,200,000	$27,200,000	MSBAM 2025-C35	Yes
A-2-A(1)	$15,000,000	$15,000,000	Goldman Sachs Bank USA	No
A-2-B(1)	$5,000,000	$5,000,000	Goldman Sachs Bank USA	No
Whole Loan	$47,200,000	$47,200,000

(1)	Expected to be contributed to one or more future securitization(s).
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The Borrower and the Borrower Sponsor. The borrower is Eagle River Investors-Hawaii, LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Eagle River Investors, LLC, which is controlled by Judd D. Malkin and his three children. Judd D. Malkin is a co-founder of Chicago-based JMB Financial Advisors and has over 50 years of real estate experience across all asset classes. Eagle River Investors, LLC currently owns three properties totaling approximately 400,000 SF, located in Hawaii, Austin and Virginia.

The Property. The Honolulu FBI Office Property is a 150,365 SF office building located in Kapolei, Hawaii, approximately 22 miles west of downtown Honolulu. The Honolulu FBI Office Property is located on a 9.46-acre site and consists of a four-story office building, visitor screening building and a parking structure. The Honolulu FBI Office Property was constructed in 2011 and includes an autobody shop, secure fencing, a 100-foot setback and two entrances. The Honolulu FBI Office Property was originally constructed by the Penrose Corporation, a developer specializing in build-to-suit projects for the government that built eight field offices for the Federal Bureau of Investigation (“FBI”) between 1994 and 2012, and was acquired by the borrower sponsor in 2013 for $97.1 million. The Honolulu FBI Office Property features 349 parking spaces, resulting in a parking ratio of 2.32 spaces per 1,000 SF of NRA.

The sole tenant, FBI, commenced a 20-year lease in 2012 that expires in October 2032. According to the appraisal, the custom-built office is tailored for the FBI and due to its existing configuration and lack of suitable alternatives in the market there is a high probability of continued demand for an FBI field office or an alternative department of defense / intelligence office tenant. The Honolulu FBI Office Whole Loan is structured with a cash flow sweep that will commence 24 months prior to FBI’s lease expiration, if FBI discontinues operation in 20% or more of its space, or if there is any announcement that the FBI is constructing a new headquarters in Hawaii or the FBI is relocating its operations at the Honolulu HBI Office Property to a different location. Furthermore, 12 months prior to the FBI’s lease expiration the borrower is required to either deposit $12,000,000 into a special rollover reserve (the “Lease Expiration Additional Deposit”) or deliver a letter of credit in the amount of $12,000,000 (the “Lease Expiration Letter of Credit”). In the event that the borrower fails to make the Lease Expiration Additional Deposit or provide the Lease Expiration Letter of Credit, Eagle River Investors, LLC and Judd D. Malkin will be recourse to the lender in an amount equal to $12,000,000.

Sole Tenant.

Federal Bureau of Investigation (GSA) (150,365 SF, 100.0% of NRA, 100.0% of underwritten base rent). The FBI is the United States’ federal law enforcement and domestic intelligence agency. The FBI’s Honolulu location serves as the regional headquarters for the Hawaii, Guam, U.S. Commonwealth in the Pacific Ocean (CNMI), and American Samoa, overseeing operations across the region with responsibilities including counterterrorism, counterintelligence, cybercrime and criminal investigations, while supporting federal, state and local law enforcement partners throughout its jurisdiction. The FBI has been the sole tenant at the Honolulu FBI Office Property since 2012 when it commenced its initial 20-year lease expiring in October 2032. In addition to base rent, the FBI reimburses for real estate taxes over the 2013 base year. The lease is signed by the United States of America, acting by and through the General Services Administration (GSA) Public Buildings Service. The tenant has no termination or renewal options.

The following table presents certain information relating to the tenancy at the Honolulu FBI Office Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Federal Bureau of Investigation (GSA)	AA+/Aa1/AA+	150,365	100.0%	$8,870,247	100.0%	$58.99	10/22/2032	None	N
Subtotal/Wtd. Avg.		150,365	100.0%	$8,870,247	100.0%	$58.99
Other Tenants		0	0.0%	$0	0.0%	$0.00
Total Occupied Space		150,365	100.0%	$8,870,247	100.0%	$58.99
Vacant Space		0	0.0%
Total/Wtd. Avg.		150,365	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through October 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The following table presents certain information with respect to the lease rollover at the Honolulu FBI Office Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	1	150,365	100.0%	100.0%	$8,870,247	100.0%	100.0%	$58.99
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	150,365	100.0%		$8,870,247	100.0%		$58.99

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Honolulu FBI Office Property is located in Kapolei, Hawaii, approximately 22 miles west of downtown Honolulu. Primary access is provided by the Kapolei Parkway and Interstate H-1, which is located approximately 1.7 miles from the Honolulu FBI Office Property. The Honolulu FBI Office Property is located near demand drivers such as Kapolei Market Place (1.8 miles away), Ka Makana Ali’i Shopping Mall (1.8 miles away), Kapolei Commons (1.9 miles away) and Kalaeloa Airport (1.1 miles away). The Daniel K. Inouye International Airport, the largest airport in Hawaii and main hub for international access to the Hawaiian Islands, is located approximately 17 miles away.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Honolulu FBI Office Property was 15,876, 73,980 and 133,252, respectively. The 2024 estimated median household income within the same radii was approximately $116,756, $117,046 and $118,785, respectively.

According to the appraisal, the Honolulu FBI Office Property is situated within the West Oahu office submarket. As of the fourth quarter of 2024, the West Oahu office submarket reported a total inventory of approximately 1.8 million SF, a vacancy rate of 4.1% and a monthly rent PSF of $41.61. The submarket experienced positive 1,127 SF of net absorption and zero completions for the current quarter.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Honolulu FBI Office Property:

Market Rent Summary
GSA Lease
Property SF	150,365
Market Rent (PSF per year)	$60.00
Lease Term (Years)	15
Lease Type (Reimbursements)	RE Tax Above Base Year
New Tenant Improvements (PSF)	None
Renewal Tenant Improvements (PSF)	None

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The following table presents recent leasing data at comparable GSA-leased office properties with respect to the Honolulu FBI Office Property:

Comparable GSA Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF
Honolulu FBI Office Kapolei, HI	2011 / NAP	150,365(1)	Federal Bureau of Investigation (GSA)(1)	150,365(1)	Oct-12(1)	20.0(1)	$58.99(1)
1132 Bishop Street Honolulu, HI	1992	492,560	GSA	21,521	Feb-21	15.0	$50.03
1003 Bishop Street Honolulu, HI	1993	456,814	GSA	21,103	Mar-21	10.0	$63.13
415 Garland Ave Fort Smith, AR	2009 / NAP	7,663	Federal Bureau of Investigation (GSA)	7,633	Mar-25	15.0	$33.06
3110 North Interstate Drive Norman, OK	2019 / NAP	7,119	Federal Bureau of Investigation (GSA)	5,898	Dec-24	15.0	$24.19
5245 Pacific Concourse Drive Los Angeles, CA	1989 / NAP	65,930	GSA	65,930	Apr-24	20.0	$39.50
12401 Sycamore Station Place Louisville, KY	2009 / NAP	120,197	Federal Bureau of Investigation	120,197	Mar-24	20.0	$30.35
2420 & 2430 Stevens Center Place Richland, WA	1995 / NAP	140,152	GSA	140,152	Oct-23	10.0	$24.88
2262 Wall Avenue Ogden, UT	2007 / NAP	135,206	Federal Bureau of Investigation (GSA)	135,206	Nov-22	20.0	$32.53
1201 North McColl Road Mcallen, TX	2001	79,735	Federal Bureau of Investigation	79,735	Jun-22	17.0	$42.41
801 Follin Lane Vienna, VA	1971	225,038	Federal Bureau of Investigation (GSA)	190,268	Mar-22	20.0	$33.23
22000 Southeast Stark Street Gresham, OR	2021	95,901	DHS	95,901	Jul-21	19.9	$24.84

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated August 1, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Honolulu FBI Office Property of $87,400,000 as of March 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 14, 2025, there was no evidence of any recognized environmental conditions at the Honolulu FBI Office Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Honolulu FBI Office Property:

Cash Flow Analysis(1)
	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$8,721,192	$8,785,765	$8,838,441	$8,852,370	$8,870,247	$58.99
Recovery Income	$338,901	$307,643	$358,555	$383,115	$427,623	$2.84
Other Income	$191,049	$257,474	$207,513	$194,132	$193,165	$1.28
Vacancy	$0	$0	$0	$0	($474,519)	($3.16)
Effective Gross Income	$9,251,142	$9,350,882	$9,404,509	$9,429,617	$9,016,515	$59.96

Taxes	$1,154,456	$1,165,084	$1,212,416	$1,222,606	$1,246,203	$8.29
Insurance	$111,283	$244,331	$87,258	$69,860	$210,939	$1.40
Other Operating Expenses	$1,408,011	$1,419,210	$1,444,887	$1,510,360	$1,762,855	$11.72
Total Operating Expenses	$2,673,750	$2,828,624	$2,744,561	$2,802,826	$3,219,997	$21.41

Net Operating Income	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,796,518	$38.55
TI/LC	$0	$0	$0	$0	$150,365	$1.00
Capital Expenditures	$0	$0	$0	$0	$30,073	$0.20
Net Cash Flow	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,616,080	$37.35

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.89x	1.88x	1.92x	1.91x	1.67x
NCF DSCR	1.89x	1.88x	1.92x	1.91x	1.62x
NOI Debt Yield	13.9%	13.8%	14.1%	14.0%	12.3%
NCF Debt Yield	13.9%	13.8%	14.1%	14.0%	11.9%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through July 2025.
(2)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves. At origination, the borrowers deposited approximately $458,609 for real estate taxes.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $70,555 a month).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Honolulu FBI Office Property is insured under a blanket policy.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $2,506 for replacement reserves if a cash management period is continuing.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $12,530 for rollover reserves if a cash management period is continuing.

Lockbox and Cash Management. The Honolulu FBI Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the commercial tenants at the Honolulu FBI Office Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower with respect to the Honolulu FBI Office Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Honolulu FBI Office Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	if, as of the last day of any calendar quarter, the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.20x; or
(iv)	the commencement of a Trigger Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	(a) either (1) the Honolulu FBI Office Whole Loan and all other obligations under the Honolulu FBI Office Whole Loan documents have been repaid in full; or (2) the stated maturity date has not occurred; and
●	(b) with respect to clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing; clause (iii) above, the lender has determined that the Honolulu FBI Office Property have achieved a NOI DSCR of at least 1.25x as of the last day of any calendar quarter; or clause (iv) above, such Trigger Lease Sweep Period has ended.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the date that is 24 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); or
(ii)	the date required under a Trigger Lease by which the applicable Trigger Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised and no other renewal or extension has been exercised or executed) or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; or
(iii)	any Trigger Lease is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice of its intention to terminate, surrender or cancel its Trigger Lease; or
(iv)	any Trigger Tenant shall discontinue its business in twenty percent (20%) or more of its premises (i.e., “goes dark”) or gives written notice to borrower that it intends to do the same; or
(v)	any announcement that (1) the FBI is constructing a new headquarters in Hawaii or (2) the FBI is relocating its operations at the Honolulu HBI Office Property to a different location, provided, however, that in the event that there is an announcement that the FBI will continue to operate at the Honolulu HBI Office Property notwithstanding the additional location, the Trigger Lease Sweep Period triggered by this clause (v) shall be capped at twenty-four (24) months; or
(vi)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Trigger Lease by the applicable Trigger Tenant thereunder; or
(vii)	the occurrence of an insolvency proceeding by a Trigger Tenant.

A Trigger Lease Sweep Period will end the earlier to occur of (y) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all reasonably anticipated tenant improvement costs and leasing commissions and down-time or free rent periods in connection with the re-tenanting of the space under the applicable Trigger Lease that gave rise to the subject Trigger Lease Sweep Period, or (z) the occurrence of any of the following:

(1)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii), (iv) or (v) above, upon the earliest to occur of (A) the date on which the subject Trigger Tenant irrevocably exercises its renewal or extension option (or otherwise enters into a renewal or extension agreement with the borrower and reasonably acceptable to the lender and in the lender’s reasonable judgment, sufficient funds have been accumulated or are deposited in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated leasing expenses for such Trigger Lease and any other reasonably anticipated expenses in connection with such renewal or extension, (B) the date on which substantially all of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid or reserved in full, or (C) in the case of clause (iv) above, the subject Trigger Tenant continues its business (i.e., is no longer dark);
(2)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, the subject Trigger Tenant default has been cured, and no other monetary or material non-monetary default by such Trigger Tenant has occurred for a period of three consecutive months following such cure; provided however, that if the Trigger Tenant is a GSA tenant or any other investment grade tenant, such Trigger Lease Sweep Period is required to end simultaneously with the cure of the default under the subject Trigger Lease; or
(3)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vii) above, the applicable Trigger Tenant insolvency proceeding has been terminated (and the applicable Trigger Lease remains in full force and effect) or the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably acceptable to Lender or if such Trigger Tenant insolvency proceeding is with respect to a Trigger Tenant guarantor only, such Trigger Tenant guarantor has been replaced or substituted in a manner reasonably acceptable to the lender.

A “Trigger Lease” means a sole tenant lease or all leases which (A) individually or in the aggregate with respect to the same tenant and its affiliates (i) cover more than 30% of the NRA at the Honolulu FBI Office Property, or (ii) have a gross annual rent of more than 30% of the total annual rents from leases at the Honolulu FBI Office Property, or (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the Honolulu FBI Office Property, or (C) are entered into with a tenant who is an affiliate of borrower or guarantor or (D) are entered into following the occurrence and during the continuance of an event of default.

A “Trigger Tenant” means any tenant under a Trigger Lease.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Honolulu FBI Office Property, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

West Portsmouth
Portsmouth
Sciotodale
Shawnee State Univ.
South Shore
Wheelersburg
Friendship
Ohio River
Lewis County
Scioto County
OHIO
Gallia County
AMTRAK
Franklin Furnace
Wayne National Forest
Crown City
Greenup
Hanging Rock
Greenup County
Wurtland
Worthington
Raceland
Ironton
Lawrence County
Flatwoods
Russell
Coal Grove
KENTUCKY
Ohio River
Westwood
Ashland
Lesage
Boyd County
South Point
Marshall University
Carter County
Kenova
Huntington
Lexington, KY 86 miles
Cannonsburg
Barboursville
Huntington Tri-State Airport
Cabell County
Grayson
WEST VIRGINIA

VTS Portfolio	
1 Baldwin	Baldwin, GA
2 Wurtland	Wurtland, KY

Chattahoochee National Forest
Cleveland
Truett McConnell University
Clarkesville
Habersham County
Toccoa Falls College
Toccoa-Stephens County Airport
Lumpkin County
White County
Demorest
Piedmont University
AMTRAK
Toccoa
Cornelia
Habersham County Airport
Chattahoochee National Forest
Stephens County
Dahlonega
Baldwin
Clermont
Raoul
Murrayville
Hall County
Lula
Banks County
Franklin County
Brenau University
Homer
Gainesville
Lake Lanier
Gillsville
Lee Gilmer Mem. Airport
Atlanta 53 miles
Jackson County
Maysville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Mortgage Loan No. 8 – VTS Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(4):	Various, Various
Original Balance:	$23,630,000			General Property Type:	Industrial
Cut-off Date Balance:	$23,630,000			Detailed Property Type:	Various
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated(4):	Various/Various
Borrower Sponsors:	Angelo, Gordon & Co., L.P. and TPG, Inc.			Size:	343,374 SF
Guarantors:	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.			Cut-off Date Balance per SF:	$69
Mortgage Rate:	6.64000%			Maturity Date Balance per SF:	$69
Note Date:	6/30/2025			Property Manager:	Self-Managed
Maturity Date:	7/6/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,595,190
Amortization Term:	0 months			UW NCF:	$2,449,126
IO Period:	120 months			UW NOI Debt Yield:	11.0%
Seasoning:	1 month			UW NCF Debt Yield:	10.4%
Prepayment Provisions:	YM1(25),DorYM1(88),O(7)			UW NOI Debt Yield at Maturity:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.54x
Additional Debt Type:	NAP			Most Recent NOI(5):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			3rd Most Recent NOI(5):	NAV
				Most Recent Occupancy(5):	NAV
				2nd Most Recent Occupancy(5):	NAV
Reserves(3)				3rd Most Recent Occupancy(5):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of)(6)(7):	$38,300,000 (Various)
RE Taxes:	$0	Springing	NAP	Appraised Value Per SF:	$112
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(7):	61.7%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(7):	61.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,630,000	100.0%	Return of Equity(1):	$23,000,630	97.3%
			Closing Costs:	$629,370	2.7%
Total Sources:	$23,630,000	100.0%	Total Uses:	$23,630,000	100.0%

(1)	The borrower purchased the VTS Portfolio Properties (as defined below) for $36.0 million in an all cash sale-leaseback transaction on June 27, 2025.
(2)	See “Mezzanine Loan” below.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	See the “Portfolio Summary” chart below.
(5)	Historical financial information is not available because the VTS Portfolio Properties were recently acquired in a sale-leaseback transaction and leases were not previously in place.
(6)	Appraisal Dates are between June 5, 2025 and July 5, 2025.
(7)	The appraisal also concluded to a “hypothetical market value ‘as dark’” of $31,600,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “hypothetical market value ‘as dark’” are 74.8%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “VTS Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,630,000 and secured by a first priority fee mortgage encumbering a 343,374 SF industrial portfolio located in Baldwin, Georgia and Wurtland, Kentucky (the “VTS Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower is AGNL Modular, L.L.C., a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the VTS Portfolio Mortgage Loan.

The borrower sponsors are Angelo, Gordon & Co., L.P. and TPG, Inc. (collectively, “TPG Angelo Gordon”) and the non-recourse carveout guarantors are AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P., severally (but not jointly). TPG, Inc. acquired Angelo Gordon in 2023, creating a new diversified credit and real estate investing platform within TPG, Inc. TPG Angelo Gordon has experience in a broad range of real estate strategies for both institutional and high net worth investors. TPG Angelo Gordon began investing in commercial real estate in 1993 and has acquired over $45 billion of real estate assets across the globe. As of December 31, 2023, TPG Angelo Gordon had approximately $78 billion of assets under management. One of the non-recourse carveout guarantors, AG Net Lease Realty Fund V Investments (H-1), L.P. is a closed end fund that terminates in February 2036. The liability of the two non-recourse carveout guarantors is several in accordance with their respective ownership interests in the borrower. In addition, if an acceptable environmental policy is purchased the lender is required to look first to such policy prior to seeking payment under the environmental indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The Properties. The VTS Portfolio Properties consist of a 269,227 SF industrial warehouse and distribution property located at 509-515 Industrial Park Road in Baldwin, Georgia (the “Baldwin Property”) and a 74,147 SF manufacturing facility located at 1033 Port Road in Wurtland, Kentucky (the “Wurtland Property”). As of August 1, 2025, the VTS Portfolio Properties were 100.0% leased to a single tenant, SteelCell of North America, LLC & Portable Solutions Group, LLC (collectively, “Vital Space”). Vital Space operates its SteelCell brand out of the Baldwin Property and its Portable Solutions Group brand out of the Wurtland Property. The VTS Portfolio Properties were acquired from the sole tenant in a sale leaseback transaction on June 27, 2025.

The following table presents certain information relating to the VTS Portfolio Properties:

Portfolio Summary Table
Property Name	City, State	Year Built/Year Renovated	NRA (SF)	Occ.(1)	Allocated Cut-off Date Loan Amounts	% of Allocated Cut-off Date Loan Amount	UW NCF(1)	% of UW NCF(1)	Appraised Value
Baldwin	Baldwin, GA	2018 / 2024	269,227	100.0%	$19,395,057	82.1%	$2,018,143	82.4%	$31,800,000
Wurtland	Wurtland, KY	2002 / 2015	74,147	100.0%	$4,234,943	17.9%	$430,983	17.6%	$6,500,000
Total/Wtd. Avg.			343,374	100.0%	$23,630,000	100.0%	$2,449,126	100.0%	$38,300,000

Source: Appraisals.

(1)	Based on the underwritten rent roll dated August 1, 2025

Baldwin

The Baldwin Property is comprised of an industrial warehouse and distribution building totaling 269,227 SF located at 509-515 Industrial Park Road in Baldwin, Georgia, approximately 23.9 miles northeast of Gainesville, Georgia and 75.4 miles northeast of Atlanta, Georgia. The Baldwin Property was originally constructed in 2018 and renovated in 2024. The Baldwin Property is comprised of four buildings situated on an approximately 22.3-acre site. The Baldwin Property features 11 drive-in doors, 30- to 45-foot clear heights, approximately 2.3% office finishes, and 150 parking spaces, resulting in a parking ratio of 0.56 spaces per 1,000 SF.

The Baldwin Property is used as an operational hub for Vital Space, operating under the SteelCell Brand. Founded in 2001, SteelCell partners with governments and municipalities to provide tailor-made prefabricated security solutions. SteelCell has 165 combined years of detention experience and has built 21,900 modules including cells, showers, multi-piece control rooms, and other detention rooms. The Baldwin Property serves as SteelCell’s company headquarters.

Wurtland

The Wurtland Property is comprised of an industrial manufacturing building totaling 74,147 SF located at 1033 Port Road in Wurtland, Kentucky, which sits along the bank of the Ohio River approximately 25.9 miles northwest of Huntington, West Virginia. The Wurtland Property was originally constructed in 2002 and renovated in 2015. The Wurtland Property is comprised of one, single-story building situated on an approximately 10.4-acre site. The Wurtland Property features 10 drive-in doors, 30- to 33-foot clear heights, approximately 8.0% office finishes, and a surface unstriped parking lot.

The Wurtland Property is used as an operational hub for Vital Space, operating under the Portable Solutions Group (“PSG”) brand. The PSG Brand designs and manufactures modular structures from shipping containers, offering solutions for security, sanitation, and workplace needs on industrial job sites. PSG focuses on durability, flexibility, and ease of deployment to help customers streamline and enhance safety.

Sole Tenant. The VTS Portfolio Properties are 100.0% leased to Vital Space. VitalSpace serves the judicial, construction, industrial, and healthcare end markets with products that include modular steel justice units, healthcare / behavioral and mental health units, ground located offices, restrooms, modular access control portals, and vehicular access control portals. Prefabricated modular steel products have a variety of benefits to traditional construction including reduced labor costs, shorter timelines, superior quality, and cost predictability. The company operates under the brands SteelCell, Portable Solutions Group, CareAffirm, SteelCell Locks, and Connexure. Vital Space has a current lease term at the VTS Portfolio Properties through December 2049 with two, ten-year renewal options and no termination options.

The following table presents certain information relating to the sole tenant at the VTS Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)(4)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Vital Space	NR/NR/NR	343,374	100.0%	$2,763,154	100.00%	$8.05	12/31/2049	2 x 10 yr	N
Occupied Subtotal/Wtd. Avg.		343,374	100.0%	$2,763,154	100.00%	$8.05
Vacant Space		0	0.0%
Total/Wtd. Avg.		343,374	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Base Rent and Annual UW Base Rent PSF includes contractual rent steps of $73,953 through July 1, 2026.
(4)	Annual UW Base Rent PSF represents the weighted average rent PSF for the Baldwin Property and the Wurtland Property. Vital Space Annual UW Base Rent PSF at the Baldwin Property is $8.42 and at the Wurtland Property is $6.68.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the VTS Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2026	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2027	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2028	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2029	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2030	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2031	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2032	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2033	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2034	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2035	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2036 & Thereafter	1	343,374	100.00%	100.00%	$2,763,154	100.00%	100.00%	$8.05
Vacant	0	0	0.00%	100.00%	$0	0.00%	100.00%	$0.00
Total/Wtd. Avg.	1	343,374	100.00%		$2,763,154	100.00%		$8.05

(1)	Based on the underwritten rent roll dated August 1, 2025 and includes contractual rent steps of $73,953 through July 1, 2026.

The Market. The VTS Portfolio Properties are located in the Cornelia, Georgia and the Huntington-Ashland metropolitan statistical areas.

The Baldwin Property is located at 509-515 Industrial Park Road in Baldwin, Georgia, approximately 23.9 miles northeast of Gainesville, Georgia and 75.4 miles northeast of Atlanta, Georgia. The city of Baldwin is well connected by a network of major roads, including U.S. Route 441 and 23, which provide access to Gainesville and other neighboring cities. According to a third-party market research report, the Baldwin Property is located within the Cornelia – GA industrial submarket of Georgia. As of May 21, 2025, the Cornelia – GA industrial submarket had inventory of 2,069,091 SF, a vacancy rate of 0.4%, and asking rent of $6.02 PSF. According to the appraisal, the 2024 population within a one, three- and five-mile radius of the Baldwin Property was 1,681, 12,447, and 24,663, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $66,180, $77,569, and $82,275, respectively.

The Wurtland Property is located at 1033 Port Road in Wurtland, Kentucky, which sits along the bank of the Ohio River approximately 25.9 miles northwest of Huntington, West Virginia. The city of Wurtland is well connected with access to U.S. Route 23 and 52. According to the appraisal, the Wurtland Property is located within the Ohio River Corridor industrial submarket of the Huntington-Ashland metropolitan area. As of the first quarter of 2025, the Ohio River Corridor industrial submarket had inventory of 5,687,019 SF and a vacancy rate of 10.0%. The appraisal did not have average asking rent data for the Ohio River Corridor industrial submarket, however the broader Huntington-Ashland metropolitan area industrial market had average asking rent of $6.78 PSF as of the first quarter of 2025. According to the appraisal, the 2024 average household income within a one, three- and five-mile radius of the Wurtland Property was $74,495, $77,543, and $77,856, respectively.

The following table presents recent leasing data at comparable properties to the VTS Portfolio - Baldwin Property:

Comparable Leases Summary- Baldwin
Property/Location	Distance from Subject	Year Built / Reno	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
Baldwin 509-515 Industrial Park Road Baldwin, GA	-	2018 / 2024	Vital Space	269,227	Jul-25	$8.42	NNN
4326 Avery Dr.	29.6 mi	2024 / NAP	Marel	100,284	Oct-24	$7.60	NNN
Flowery Branch, GA
4000 Chamblee Road	30.6 mi	2024 / NAP	Therapak	162,222	Sep-24	$8.68	NNN
Oakwood, GA
4755 Thurmon Tanner Road	31.9 mi	2022 / NAP	Mars	447,120	Feb-23	$7.45	NNN
Flowery Branch, GA
6533 McEver Road	34.5 mi	2024 / NAP	Atosa	176,305	Feb-24	$7.50	NNN
Flowery Branch, GA
6755 Maple Avenue	36.2 mi	2022 / NAP	Sampa	159,840	May-23	$7.50	NNN
Buford, GA

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents recent leasing data at comparable properties to the VTS Portfolio - Wurtland Property:

Comparable Leases Summary- Wurtland
Property/Location	Distance from Subject	Year Built / Reno	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
Wurtland 1033 Port Road Wurtland, KY	-	2002 / 2015	Vital Space	74,147	Jul-25	$6.68	NNN
1151 Morton Lane	69 mi	1988 / 2022	Good 360	153,600	Jan-24	$4.00	NNN
Maysville, KY
2101-2141 Southwest Boulevard	111 mi	1990 / NAP	Anava Logistics LLC	36,080	Oct-24	$7.50	NNN
Grove City, OH
6283 Tri Ridge Boulevard	119 mi	1995 / 2023	International Paper	40,242	Apr-23	$8.72	NNN
Loveland, OH
2245 Progress Drive	131 mi	2000 / NAP	Heidelberg Distributing	118,629	Mar-24	$6.85	NNN
Hebron, KY
2909 Blankenbaker Road	178 mi	2024 / NAP	Terex Corporation	133,735	Jun-24	$9.85	NNN
Louisville, KY
12415 Old Lagrange Road	180 mi	2019 / NAP	Midwest Barrel Company	72,150	Feb-25	$8.10	NNN
Louisville, KY

Source: Appraisal

The following table presents information relating to comparable sales for the Baldwin Property:

Summary of Comparable Sales-Baldwin
Property Name / Address	Distance from Subject	Sale Date	Sale Price	SF	Price per SF
Baldwin 509-515 Industrial Park Road Baldwin, GA	-	Jun-25	$29,548,119	269,227 SF	$109.75
1056 Personal Place, 48-50 Bestfriend Road(1)	Various	Oct-24	$28,456,000	253,536 SF	$112.24
Various, GA
3760 Southside Industrial Parkway	83 mi	Sep-23	$20,900,000	180,300 SF	$115.92
Atlanta, GA
350 Dividend Drive	107 mi	May-23	$12,680,000	110,559 SF	$114.69
Peachtree City, GA
780 Innovation Parkway	121 mi	Dec-24	$13,483,000	104,260 SF	$129.32
Appling, GA
1009 Gateway Parkway	241 mi	Jun-24	$87,000,000	790,020 SF	$110.12
Rincon, GA

Source:	Appraisal
(1)	1056 Personal Place is located in Conyers, Georgia approximately 59 miles from the Baldwin Property and 48-50 Bestfriend Road is located in Atlanta, Georgia approximately 88 miles from the Baldwin Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents information relating to comparable sales for the Wurtland Property:

Summary of Comparable Sales-Wurtland
Property Name / Address	Distance from Subject	Sale Date	Sale Price	SF	Price per SF
Wurtland 1033 Port Road Wurtland, KY	-	Jun-25	$6,451,881	74,147 SF	$87.01
189 Container Place	131 mi	Apr-25	$5,365,000	70,941 SF	$75.63
Springdale, OH
9345 Princeton Glendale Road	132 mi	Dec-23	$6,367,500	79,800 SF	$79.79
West Chester, OH
2270 Litton Lane	134 mi	Jun-24	$17,700,000	165,541 SF	$106.92
Hebron, KY
1605 Worldwide Boulevard	135 mi	May-24	$11,800,000	150,100 SF	$78.61
Hebron, KY
2578 Corporate Place	155 mi	May-24	$2,792,500	35,707 SF	$78.21
Miamisburg, OH
2101 South Park Road	192 mi	Jun-24	$32,500,000	324,416 SF	$100.18
Louisville, KY

Source:	Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the VTS Portfolio Properties of $38,300,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The appraisal also concluded to a “hypothetical market value ‘as dark’” of $31,600,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “hypothetical market value ‘as dark’” are 74.8%, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated between March 19, 2025 and March 25, 2025 there was no evidence of any recognized environmental conditions at the VTS Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the VTS Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$2,689,201	$7.83
Contractual Rent Steps	$73,953	$0.22
Potential Income from Vacant Space	$0	$0.00
Reimbursements	$596,117	$1.74
Gross Potential Income	$3,359,271	$9.78
Economic Vacancy & Credit Loss	($167,964)	($0.49)
Other Income	$0	$0.00
Effective Gross Income	$3,191,308	$9.29

Real Estate Taxes	$334,738	$0.97
Insurance	$47,799	$0.14
Management Fee	$95,739	$0.28
Other Expenses(2)	$117,841	$0.34
Total Operating Expenses	$596,117	$1.74

Net Operating Income	$2,595,190	$7.56
Replacement Reserves	$51,506	$0.15
TI/LC	$94,558	$0.28
Net Cash Flow	$2,449,126	$7.13

Occupancy (%)	95.0%(3)
NOI DSCR	1.63x
NCF DSCR	1.54x
NOI Debt Yield	11.0%
NCF Debt Yield	10.4%

(1)	Historical financial information is not available because the VTS Portfolio Properties were recently acquired in a sale-leaseback transaction and leases were not previously in place.
(2)	Other Expenses include repairs and maintenance expenses, utilities, and general and administrative expenses.
(3)	Represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – During a Tax Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

“Tax Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor the Specified Tenant (as defined below) has timely paid the taxes directly to the appropriate taxing authority.

Insurance – During an Insurance Trigger Period (as defined below), if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premium due for the renewal of coverage afforded by such policy.

“Insurance Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has timely paid the insurance premiums due on the insurance policies.

Replacement Reserve – During a Replacement Reserve Trigger Period (as defined below), the borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,723 for replacements at the VTS Portfolio Properties.

“Replacement Reserve Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has diligently made the required replacements.

Lockbox and Cash Management. The VTS Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the manager to) immediately deposit or cause to be deposited all revenue from the VTS Portfolio Properties directly into the lender-controlled lockbox account. The borrower is required to deliver notices to all tenants at the VTS Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the VTS Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the VTS Portfolio Mortgage Loan documents are required (i) to the extent that a Trigger Period exists, to be held by the lender in an excess cash flow reserve account as additional collateral for the VTS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

Portfolio Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Notwithstanding the foregoing, if the Excess Cash Flow Cap Conditions (as defined below) are satisfied, the borrower’s obligations to deposit excess cash flow into the excess cash flow reserve will be subject to the Excess Cash Flow Cap (as defined below). Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the VTS Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the VTS Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters (a “DSCR Event”), or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the VTS Portfolio Mortgage Loan documents, (y) with regard to a DSCR Event, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the satisfaction of the Specified Tenant Cure Conditions (as defined below).

In determining whether a cure of a DSCR Event has taken place pursuant to clause (B)(y) above, if a DSCR Event occurs solely as a result of the events described in clause (A)(i) or (A)(iii) of the definition of Specified Tenant Trigger Period and the borrower cures the same in accordance with clause (A) or (C) of the definition of Specified Tenant Cure Conditions, as applicable, by depositing additional cash collateral into the excess cash flow reserve or delivering a letter of credit to the lender, in each case specifically in connection therewith, any such amounts deposited or delivered will be added to the underwritable cash flow for purposes of calculating the debt service coverage ratio to determine whether a DSCR Event has occurred.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an “event of default” by Specified Tenant (as defined below) arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvency of any Specified Tenant and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which will include, without limitation, an estoppel from the Specified Tenant acceptable to the lender) of the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below).

“Specified Tenant” means, as applicable, (i) SteelCell of North America, LLC, (ii) Portable Solutions Group, LLC as tenant on a joint and several basis under the Specified Tenant lease, (iii) SteelCo Interco, LLC, as guarantor, (iv) SteelCo Buyer, LLC, as guarantor on a joint and several basis under the Specified Tenant Lease, and any replacement of the foregoing approved in accordance with the VTS Portfolio Mortgage Loan documents.

“Specified Tenant Cure Conditions” means each of the following, as applicable (A) with respect to clause (A) (i) of the definition of Specified Tenant Trigger Period, the lender’s receipt of satisfactory evidence that any event of default by Specified Tenant under the Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof) has been cured, or, in the event that the Excess Cash Flow Cap Conditions are satisfied, the earlier date that the amount on deposit in the excess cash flow account is equal to the Excess Cash Flow Cap (as defined below) and the borrower has the right to deposit additional cash collateral into the excess cash flow account or deliver a letter of credit to the lender in an amount sufficient to satisfy the Excess Cash Flow Cap, (B) with respect to clause (A) (ii) of the definition of Specified Tenant Trigger Period, the date the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the VTS Portfolio Mortgage Loan documents and the tenants thereunder are in actual physical occupancy of the Specified Tenant space and paying full unabated rent and (C) with respect to clause (A) (iii) of the definition of Specified Tenant Trigger Period, the earliest to occur of (i) the date that the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (ii) if the Specified Tenant lease is assumed or assigned to a new entity in connection with such proceedings, the date the bankruptcy court has issued a final order approving the Specified Tenant’s reorganization plan, (iii) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the date the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the VTS Portfolio Mortgage Loan documents and the tenants thereunder are in actual physical occupancy of the Specified Tenant space and paying full unabated rent, or (iv) in the event that the Excess Cash Flow Cap Conditions are satisfied, the date that the amount on deposit in the excess cash flow account is equal to the Excess Cash Flow Cap (and the borrower has the right to deposit additional cash collateral into the excess cash flow account or deliver a letter of credit to the lender in an amount sufficient to satisfy the Excess Cash Flow Cap).

“Excess Cash Flow Cap Conditions” means (a) a Trigger Period exists solely as a result of a Specified Tenant Trigger Period, (b) no other Trigger Period has occurred and is continuing, and (c) as of the applicable date of determination, the maturity date is scheduled to occur in no earlier than two years.

“Excess Cash Flow Cap” means an amount equal to 18 months of base rent payable under the Specified Tenant lease.

Release of Property. Provided that no event of default has occurred and is continuing under the VTS Portfolio Mortgage Loan documents (other than one that would be cured by or in connection with the applicable partial release), the borrower may at any time, after the date that is two years after the Closing Date, obtain the release of either the entirety of the Wurtland Property or, prior to a partial release of the entirety of the Wurtland Property, any one or more Undeveloped Parcels (as defined below) (such portion of the VTS Portfolio Properties being released, the “Release Property”) from the lien of the VTS Portfolio Mortgage Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Price (as defined below) together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time prior to the open prepayment date), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining individual VTS Portfolio Properties is greater than the greater of (1) the debt service coverage ratio of all individual VTS Portfolio Properties prior to the partial release and (2) 1.54x (the “Minimum DSCR”), (iii) after giving effect to such release, the debt yield with respect to the remaining individual VTS Portfolio Properties is greater than the greater of (1) the debt yield of all individual VTS Portfolio Properties prior to the partial release and (2) 10.36% (the “Minimum Debt Yield”), (iv) after giving effect to such release, the loan-to-value ratio with respect to the remaining individual VTS Portfolio Properties is no greater than the lesser of (1) the loan-to-value ratio of all individual VTS Portfolio Properties prior to the partial release and (2) 65% (the “Maximum LTV”), (v) solely in connection with release of an Undeveloped Parcel, the creation of separate legal and tax lots, compliance of the remaining portion of the Wurtland Property with zoning and other legal requirements and with leases and other documents affecting the Wurtland Property, and evidence that the Release Property is vacant, non-income producing and unimproved (or improved only by landscaping, readily relocatable utility facilities and/or surface parking areas), and (vi) compliance with certain REMIC provisions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

“Release Price” means (i) with respect to a partial release of the entire Wurtland Property, an amount equal to $4,658,437.30, (ii) with respect to a partial release of Undeveloped Parcel I, an amount equal to $404,335.56 and (iii) with respect to a partial release of Undeveloped Parcel II, an amount equal to $93,863.61

“Undeveloped Parcels” means two parcels identified as Undeveloped Parcel I and Undeveloped Parcel II and depicted in the VTS Portfolio Mortgage Loan agreement.

Letters of Credit. Upon no less than ten days written notice to the lender, the borrower may provide a letter of credit in lieu of any of the required cash deposits into any reserve fund, provided that such letter of credit is in the amount of the required cash deposit into the applicable reserve fund and otherwise meets all applicable requirements under the VTS Portfolio Mortgage Loan documents. Upon five days prior written notice to the lender, the borrower may replace a letter of credit with a cash deposit to the applicable reserve fund.

Future Mezzanine Loan. The direct or indirect owners of the borrower (collectively, “Subordinate Mezzanine Borrower”) may, from and after the Release Date, obtain a mezzanine loan secured by their direct or indirect ownership interests in the borrower (a “Subordinate Mezzanine Loan”), provided that certain conditions are satisfied, including but not limited to (i) after giving effect to the Subordinate Mezzanine Loan, the aggregate loan-to-value ratio will be not greater than the Maximum LTV, the aggregate debt yield will be no less than the Minimum Debt Yield and the aggregate debt service coverage ratio (calculated assuming a 30 year amortization period) will be no less than the Minimum DSCR, (ii) if the Subordinate Mezzanine Loan is a floating rate loan, the Subordinate Mezzanine Borrower must acquire and maintain an interest rate cap from a counterparty reasonably acceptable to the lender (and the higher of the cap rate and the then current floating rate must be used in calculating the debt service coverage ratio), (iii) the maturity of the Subordinate Mezzanine Loan must be coterminous with, or longer than, the maturity of the VTS Portfolio Mortgage Loan, and (iv) the lender under the Subordinate Mezzanine Loan must enter into an intercreditor agreement with the mortgage lender satisfactory to the mortgage lender in its reasonable discretion.

Terrorism Insurance.  The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the VTS Portfolio Properties, and business income coverage for a period of 18 months together with an extended period of indemnity of up to six months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the borrower will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the amount of the then-current insurance premium that is payable in respect of the property and business income/rental loss insurance required under the VTS Portfolio Mortgage Loan documents (without giving effect to the cost of terrorism components of such insurance) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

Macy's Parking Garage – Cincinnati, OH

910 18th Street Garage – Denver, CO

Bricktown Parking Garage – Oklahoma City, OK

City Park Garage – Indianapolis, IN

PUBLIC
SELF
PARK
River East Garage – Chicago, IL

7th Street Parking Garage – Cincinnati, OH

Mark's Garage – Honolulu, HI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

CHICAGO
Lake Michigan
Gold Coast
River North
Chicago Loop
West Loop
Greektown
South Loop
River West
Near North Side
New East Side
1

Lake Michigan
CHICAGO
MICHIGAN
INDIANA
OHIO
ILLINOIS
KENTUCKY
INDIANAPOLIS
CINCINNATI
LOUISVILLE
FORT WAYNE
TOLEDO
DAYTON
LEXINGTON
7
6
5

DENVER
Highland
RiNo
Five Points
LoDo
Downtown Denver
Uptown
Capitol Hill
Civic Center
Lincoln Park
2

HONOLULU
Liliha-Kapalama
Kalihi-Palama
Downtown Honolulu
Sand Island
Kaka'ako
4

MIC Parking Portfolio

1	River East Garage	Chicago, IL
2	910 18th Street Garage	Denver, CO
3	Bricktown Parking Garage	Oklahoma City, OK
4	Mark's Garage	Honolulu, HI
5	Macy's Parking Garage	Cincinnati, OH
6	7th Street Parking Garage	Cincinnati, OH
7	City Park Garage	Indianapolis, IN

OKLAHOMA CITY
Nichols Hills
Midwest City
Del City
Downtown OKC
Bricktown
OKLAHOMA COUNTY
CLEVELAND COUNTY
Will Rogers World Airport
3

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Mortgage Loan No. 9 – MIC Parking Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location(3):	Various, Various
Original Balance(1):	$23,500,000			General Property Type(3):	Other
Cut-off Date Balance(1):	$23,426,446			Detailed Property Type(3):	Parking
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsors:	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III			Size:	5,189 Spaces
Guarantors:	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III			Cut-off Date Balance per Space(1):	$14,504
Mortgage Rate:	7.75500%			Maturity Date Balance per Space(1):	$13,585
Note Date:	12/6/2024			Property Manager(4):	Various
Maturity Date:	12/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$8,554,029
Amortization Term:	420 months			UW NCF:	$8,211,887
IO Period:	0 months			UW NOI Debt Yield(1):	11.4%
Seasoning:	8 months			UW NCF Debt Yield(1):	10.9%
Prepayment Provisions:	L(32),D(85),O(3)			UW NOI Debt Yield at Maturity(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,566,218 (9/30/2024 TTM)
Additional Debt Balance(1):	$51,837,241			2nd Most Recent NOI:	$7,853,363 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$6,576,303 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	NAP
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAP
RE Taxes:	$1,351,744	$284,578	NAP	3rd Most Recent Occupancy:	NAP
Insurance:	$89,988	$17,998	NAP	Appraised Value (as of)(5):	$147,350,000 (Various)
Replacement Reserve:	$0	$21,621	NAP	Appraised Value per Space:	$28,397
TI/LC Reserve:	$0	$6,891	NAP	Cut-off Date LTV Ratio(1):	51.1%
Immediate Repairs Reserve:	$101,085	$0	NAP	Maturity Date LTV Ratio(1):	47.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$75,500,000	98.9%	Loan Payoff:	$72,886,497	95.5%
Borrower Sponsor Equity:	$833,488	1.1%	Closing Costs:	$1,904,174	2.5%
			Upfront Reserves:	$1,542,817	2.0%
Total Sources:	$76,333,488	100.0%	Total Uses:	$76,333,488	100.00%

(1)	The MIC Parking Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $75.3 million (the “MIC Parking Portfolio Whole Loan”). The Financial Information in the chart above reflects the MIC Parking Portfolio Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	See “The Properties” below for more information.
(4)	The parking component of the MIC Parking Portfolio Properties is managed by various third-party management companies including Park Place Operations, Inc., Premium Parking Partners, L.L.C. and SP Plus Corporation. The entire City Park Garage Property is leased to Denison Parking, Inc., who self-manages the property. The commercial spaces at the Mark’s Garage Property and at the Bricktown Parking Garage Property are managed by Colliers International Real Estate Management Services (HI), LLC and Price Edwards & Company, LLC, respectively, each a third-party management company.
(5)	See “Appraisal” below for more information.

The Mortgage Loan. The ninth largest mortgage loan (the “MIC Parking Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 5,189-space portfolio of seven parking garage properties located in Colorado, Hawaii, Illinois, Indiana, Ohio and Oklahoma (each, a “MIC Parking Portfolio Property”, and collectively, the “MIC Parking Portfolio Properties”). The MIC Parking Portfolio Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 7.75500% per annum. The MIC Parking Portfolio Whole Loan has a 10-year term and amortizes based on a 35-year amortization schedule. A monthly debt service payment amount is payable monthly and is based on the interest rate and a 35-year amortization schedule. The MIC Parking Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with a principal balance as of the Cut-off Date of $23,426,446. The controlling Note A-1, with an aggregate principal balance as of the Cut-off Date of $51,837,241, was contributed to the BBCMS 2025-C32 securitization trust. The MIC Parking Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The table below summarizes the promissory notes that comprise the MIC Parking Portfolio Whole Loan:

MIC Parking Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$52,000,000	$51,837,241	BBCMS 2025-C32	Yes
A-2	$23,500,000	$23,426,446	MSBAM 2025-C35	No
Whole Loan	$75,500,000	$75,263,687

The Borrowers and the Borrower Sponsors. The borrowers for the MIC Parking Portfolio Whole Loan are 1W7 Carpark, LLC, 222 W 7th Holdco, LLC, 222 Sheridan Bricktown Garage, LLC, Denver 1725 Champa Street Garage, LLC, MVP Hawaii Marks Garage, LLC, 322 Streeter Holdco, LLC and MVP Indianapolis City Park Garage, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MIC Parking Portfolio Whole Loan.

The borrower sponsors are Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III. Mobile Infra Operating Company, LLC is an affiliate of Mobile Infrastructure Corporation, a parking-owner company with a current portfolio of 18 parking garages and 22 parking lots in 21 markets comprising 15,114 spaces. Manuel Chavez III is the CEO and Stephanie L. Hogue is the president of Mobile Infrastructure Corporation.

The Properties. The MIC Parking Portfolio Whole Loan is secured by seven parking garage properties totaling 5,189 spaces (1,832,135 SF) and 82,692 SF of retail space located in Illinois (the “River East Garage Property”), Colorado (the “910 18th Street Garage Property”), Ohio (the “Macy’s Parking Garage Property” and the “7th Street Parking Garage Property”), Oklahoma (the “Bricktown Parking Garage Property”), Hawaii (the “Mark’s Garage Property”) and Indiana (the “City Park Garage Property”). The borrower sponsors acquired the MIC Parking Portfolio Properties between 2015 and 2022 for an aggregate purchase price of approximately $162.9 million. Since acquisition, the borrower sponsors have invested approximately $1.5 million in capital improvements, resulting in a total cost basis of approximately $164.4 million in the MIC Parking Portfolio Properties.

The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Spaces	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
River East Garage	Chicago, IL	2001/NAP	1,154	$33,320,381	44.3%	$54,300,000	$3,361,791	39.3%
910 18th Street Garage	Denver, CO	2006/NAP	455	$11,770,443	15.6%	$19,200,000	$1,383,771	16.2%
Bricktown Parking Garage	Oklahoma City, OK	1999/NAP	539	$9,421,618	12.5%	$18,000,000	$1,212,457	14.2%
Mark's Garage	Honolulu, HI	1958/2008	302	$6,217,478	8.3%	$14,500,000	$642,056	7.5%
Macy's Parking Garage	Cincinnati, OH	1978/2018	760	$5,230,577	6.9%	$15,300,000	$700,483	8.2%
7th Street Parking Garage	Cincinnati, OH	1946/2019	1,625	$4,677,912	6.2%	$14,350,000	$675,431	7.9%
City Park Garage	Indianapolis, IN	2006/2018	354	$4,625,278	6.1%	$11,700,000	$578,041	6.8%
Total/Wtd. Avg.			5,189	$75,263,687	100.0%	$147,350,000	$8,554,029	100.0%

Source: Appraisals, unless otherwise noted.

(1)	UW NOI is based on the underwritten rent rolls dated November 19, 2024.

The MIC Parking Portfolio Properties were constructed between 1946 and 2006. With the exception of the City Park Garage Property, which is leased by a third-party operator that pays both a fixed and a percentage rent, the MIC Parking Portfolio Properties operate under management agreements whereby the manager is paid a contractual fee in return for management services. As of September 2024, the parking revenue segmentation of the MIC Parking Portfolio Properties (excluding the City Park Garage Property, which does not report revenue segmentation) consisted of 50% transient/event, 35% contract parking and 15% hotel parking. The MIC Portfolio Properties feature 82,692 SF of retail space, which was 83.3% occupied as of November 19, 2024 and accounts for 5.8% of underwritten revenues.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary II
Property	Location	Year Built	Retail SF(1)	Retail Occupancy(1)	# of Retail Tenants	Parking Spaces	Stories / Levels		Third Party Operator	Top Account	Top Account % of Portfolio Revenue
River East Garage	Chicago, IL	2001	NAP	NAP	NAP	1,154	4	(2)	SP Plus Corporation	NW Hospital	5.1%
910 18th Street Garage	Denver, CO	2006	NAP	NAP	NAP	455	6		SP Plus Corporation	Occidental Petroleum	0.6%
Bricktown Parking Garage	Oklahoma City, OK	1999	18,458	85.5%	5	539	8		SP Plus Corporation	Heartland	1.6%
Mark's Garage	Honolulu, HI	1958	26,539	85.6%	17	302	4		Premium Parking Partners, L.L.C.	Queen's Medical	1.2%
Macy's Parking Garage	Cincinnati, OH	1978	16,695	56.0%	3	760	8		Park Place Operations, Inc.	City of Cincinnati	1.3%
7th Street Parking Garage	Cincinnati, OH	1946	21,000	100.0%	1	1,625	7		Park Place Operations, Inc.	O'Connor Acciani & Levy	0.2%
City Park Garage	Indianapolis, IN	2006	NAP	NAP	NAP	354	5		Denison Parking, Inc.(3)	NAV	NAV
Total			82,692	83.3%	26	5,189

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent rolls dated November 19, 2024.
(2)	The River East Garage Property consists of a four-level subterranean parking facility.
(3)	The entire City Park Garage Property is leased to Denison Parking, Inc., which self-manages the property.

The Market. The MIC Parking Portfolio Properties are located in Illinois, Colorado, Ohio, Oklahoma, Hawaii and Indiana.

The River East Garage Property is located in the Streeterville neighborhood of downtown Chicago, Illinois. The River East Garage Property is situated on the lower level of a larger complex that includes a 16-story Embassy Suites hotel, a 620-unit residential tower and multiple levels of commercial space anchored by an AMC Theater. Michigan Avenue, which features more than 3.1 million SF of retail space, 275 restaurants and over 50 hotels, is located three blocks away from the River East Garage Property.

The 910 18th Street Garage Property is located in the central business district of Denver, Colorado. The 910 18th Street Garage Property is adjoined to a 229 room Residence Inn by Marriott. The adjoined Residence Inn and the Hotel Monaco (located across the street) have easement agreements in place at the 910 18th Street Garage Property for parking use with both hotels required to pay market rates. Other nearby demand drivers include the federal courthouse and federal office building, the 16th Street Mall and the Denver Center for the Performing Arts.

The Bricktown Parking Garage Property is located within the Bricktown District of Oklahoma City, Oklahoma, approximately a half mile east of Oklahoma City’s central business district. The Bricktown Parking Garage Property is connected to a Hampton Inn & Suites and has leases in place with three other hotels nearby, including a Hilton Garden Inn, Homewood Suites and SpringHill Suites by Marriott, providing valet and daily parking for hotel guests. The Bricktown Parking Garage Property is also located across the street from Chickasaw Bricktown Ballpark, home of the Oklahoma City Comets minor league baseball team, the Triple-A affiliate of the Los Angeles Dodgers.

The Mark’s Garage Property is located in the Chinatown district of Honolulu, Hawaii, on the island of Oahu, approximately a half mile from Hawaii’s State Capitol Building in Honolulu’s central business district. The island of Oahu is home to over one million residents and approximately 23% of Hawaii’s population lives within five miles of the Mark’s Garage Property. The neighborhood surrounding the Mark’s Garage Property is home to high-density housing, offices, restaurants, theaters and performing arts venues.

The Macy’s Parking Garage Property is located in downtown Cincinnati, Ohio below a 275,000 SF office building and has a valet arrangement with a nearby Hampton Inn and Suites through which the hotel reserves 35 valet spaces at the Macy’s Parking Garage Property. Paul Brown Stadium (home of the Cincinnati Bengals) and Great American Ballpark (home of the Cincinnati Reds) are both located approximately a half mile from the Macy’s Parking Garage Property. Additionally, the Duke Energy Convention Center, a 750,000 SF exhibition facility, is located approximately 0.3 miles southwest.

The 7th Street Parking Garage Property is located in downtown Cincinnati, Ohio, two blocks west of the Macy’s Parking Garage Property. Paul Brown Stadium and Great American are both located approximately a half mile from the 7th Street Parking Garage Property, and the Duke Energy Convention Center is located approximately two blocks south from the 7th Street Parking Garage Property.

The City Park Garage Property is located in downtown Indianapolis, Indiana within the city’s central business district. The City Park Garage Property is adjacent to multiple office buildings and retail spaces and has direct access to Washington Street, a primary corridor lined with restaurants, hotels, office buildings and the Circle Centre Mall. Situated in the desirable Chatham Arch Neighborhood, the City Park Garage Property is located in close proximity to key employers such as Indiana University Health, St. Vincent Hospitals, Eli Lilly, FedEx and Indiana University–Purdue University Indianapolis, a public university with approximately 30,000 students. Additional demand drivers nearby include the Indiana Convention Center, Gain Bridge Field House (home of the Indiana Pacers) and Lucas Oil Stadium (home of the Indianapolis Colts).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The following table presents certain demographic information with respect to the MIC Parking Portfolio Properties:

Demographics Overview(1)
Property	Location	Estimated 2024 Population (1-mile Radius)	Estimated 2024 Population (3-mile Radius)	Estimated 2024 Population (5-mile Radius)	Estimated 2024 Average Household Income (1-mile Radius)	Estimated 2024 Average Household Income (3-mile Radius)	Estimated 2024 Average Household Income (5-mile Radius)
River East Garage	Chicago, IL	89,758	330,748	731,719	$189,380	$178,775	$159,003
910 18th Street Garage	Denver, CO	52,302	243,398	488,448	$135,791	$144,451	$142,710
Bricktown Parking Garage	Oklahoma City, OK	5,935	72,614	211,288	$105,041	$74,489	$68,636
Mark's Garage	Honolulu, HI	50,339	215,319	336,837	$98,821	$110,171	$116,935
Macy's Parking Garage	Cincinnati, OH	21,546	146,715	312,633	$120,206	$87,410	$92,153
7th Street Parking Garage	Cincinnati, OH	21,331	146,248	313,435	$113,439	$86,609	$91,686
City Park Garage	Indianapolis, IN	17,567	109,686	258,833	$123,986	$85,370	$76,128

Source: Appraisals

Appraisal. The appraisal concluded to an “as-is” value for the River East Garage Property of $54,300,000 as of October 22, 2024. The appraisal concluded to an “as-is” value for the 910 18th Street Garage Property of $19,200,000 as of October 22, 2024. The appraisal concluded to an “as-is” value for the Bricktown Parking Garage Property of $18,000,000 as of October 18, 2024. The appraisal concluded to an “as-is” value for the Mark’s Garage Property of $14,500,000 as of October 28, 2024. The appraisal concluded to an “as-is” value for the Macy’s Parking Garage Property of $15,300,000 as of October 23, 2024. The appraisal concluded to an “as-is” value for the 7th Street Parking Garage Property of $14,350,000 as of October 23, 2024. The appraisal concluded to an “as-is” value for the City Park Garage Property of $11,700,000 as of October 26, 2024.

Together, the MIC Parking Portfolio Properties have an “as-is” value of $147,350,000.

Environmental Matters. According to the Phase I environmental reports dated between October 29, 2024 and October 30, 2024, there was evidence of recognized environmental conditions at the River East Garage Property, which is part of the former site of a plant that manufactured gas mantles until 1936, and the Mark’s Garage Property, which was the site of a former gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the MIC Parking Portfolio Properties:

Cash Flow Analysis
	2022	2023	11/30/2024 TTM	UW	UW per Space
Gross Potential Rent(1)	$11,899,714	$14,007,163	$14,308,650	$14,308,650	$2,757
Commercial Rent	$668,907	$763,848	$899,715	$880,953	$170
Recovery Income	$113,245	$95,463	$96,435	$48,092	$9
Effective Gross Income	$12,681,866	$14,866,474	$15,304,800	$15,237,696	$2,937

Real Estate Taxes	$2,722,981	$2,981,547	$3,223,669	$3,414,730	$658
Insurance	$214,933	$180,312	$214,572	$215,971	$42
Other Expenses(2)	$3,167,650	$3,851,253	$3,300,340	$3,052,966	$588
Total Expenses	$6,105,563	$7,013,111	$6,738,582	$6,683,667	$1,288

Net Operating Income	$6,576,303	$7,853,363	$8,566,218	$8,554,029	$1,648
Capital Expenditures	$0	$0	$0	$259,450	$50
TI/LCs	$0	$0	$0	$82,692	$16
Net Cash Flow	$6,576,303	$7,853,363	$8,566,218	$8,211,887	$1,583

Occupancy %	NAP	NAP	NAP	NAP
NOI DSCR(3)	1.05x	1.25x	1.37x	1.36x
NCF DSCR(3)	1.05x	1.25x	1.37x	1.31x
NOI Debt Yield(3)	8.7%	10.4%	11.4%	11.4%
NCF Debt Yield(3)	8.7%	10.4%	11.4%	10.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated November 19, 2024.
(2)	Other Expenses includes management fees, payroll, repairs and maintenance, and general operating expenses.
(3)	DSCRs and Debt Yields are based on the MIC Parking Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,351,744 for real estate taxes, (ii) $89,988 for insurance premiums and (iii) $101,085 for immediate repairs.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $284,578 a month).

Insurance – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $17,998 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $21,621 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,891 for rollover reserves.

Lockbox and Cash Management. The MIC Parking Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the parking managers and commercial tenants at the MIC Parking Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property managers, as applicable, with respect to the MIC Parking Portfolio Properties to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the MIC Parking Portfolio Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date,
(ii)	an event of default,
(iii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.20x.

A Cash Management Period will end upon the occurrence of any of the following:

●	(a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the MIC Parking Portfolio Whole Loan and all other obligations under the MIC Parking Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and
●	(b) with respect to (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, or
●	(2) clause (iii) above, the lender has determined that the MIC Parking Portfolio Properties have achieved a NCF DSCR of at least 1.25x as of the last day of any calendar quarter for two consecutive calendar quarters.

Partial Release. The related borrowers may release the Mark’s Garage Property at any time subject to satisfaction of conditions set forth set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the debt yield (“DY”) after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) prepayment of principal in the amount of $8,108,100 accompanied by a prepayment premium. With respect to the remaining MIC Parking Portfolio Properties other than the River East Garage Property, the borrowers may release an individual mortgaged property at any time after the earlier to occur of (i) December 6, 2027 and (ii) two years after the closing date of the securitization that includes the last note to be securitized, subject to satisfaction of certain conditions set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the DY after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) defeasance of principal in the amount of the greater of 100% of net sales proceeds and 115% of the amount allocated to the mortgaged property to be released under the MIC Parking Portfolio Whole Loan.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MIC Parking Portfolio Properties, as well as 12 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

Studio One Apartments
4501 Woodward Avenue
Detroit, MI 48201
DETROIT
WAYNE COUNTY
Midtown
Downtown Detroit
Corktown
Greektown
Bricktown
Eastern Market
Lafayette Park
West Side Industrial
New Center One
Fisher Building
Cadillac Place
Henry Ford Hospital
Ford Piquette Avenue Plant Museum
Wayne State Univ. Law School
Detroit Historical Museum
McGregor Mem. Conference Ctr.
Detroit Public Library
Detroit Inst. of Arts/Detroit Film Theatre
Charles M. Wright Museum of African American History
Michigan Science Center
John D. Dingell VA Medical Ctr.
Museum of Contemporary Art Detroit
Wayne State University School of Medicine
Harper University Hospital
Children's Hospital of Michigan
Edward Tolan Playfield
WSU Athletic Performance Center
Hilberry Gateway
University Tower
Wayne State University
The Majestic Theatre
Max M. & Marjorie S. Fisher Music Ctr.
Brewster Park
The James Scott Mansion
Masonic Temple
Cass Park
Little Caesars Arena
Comerica Park
Ford Field
Brewery Park
Lafayette Plaisance Park
Fox Theatre
Music Hall Ctr. for the Performing Arts
Detroit Opera House
Greektown Casino
MGM Grand Detroit
DTE Energy
One Campus Martius
Wayne County Building
Detroit Mercy Law
1001 Woodward
Cadillac Tower
Millender Center
Penobscot Building
Coleman A. Young Mun. Center
US District Court
GM Renaissance Center
Hunt Plaza
Dodge Fountain
Detroit Wayne County Port Authority
Huntington Place
Wayne County Comm. Coll. District Downtown Campus
AMTRAK
DETROIT AMTRAK
QLINE
People Mover
Grand Blvd.
Milwaukee St.
Hastings St.
Baltimore
Amsterdam
Amsterdam St.
Edsel Frwy
Woodward Ave.
2nd Ave.
Beaubien St.
Elijah McCoy Dr.
Ferry
Warren
John R St.
St. Antoine St.
Chrysler Frwy
Orleans St.
St. Aubin St.
Dubois St.
E. Canfield St.
Canfield
W. Warren Ave.
W. Forest Ave.
3rd St.
Trumbull St.
Rosa Parks Blvd.
Mack Ave.
Rivard St.
Alexandrine St.
Selden St.
Brainard St.
MLK Jr.
MLK Blvd.
John C. Lodge Frwy
Grand River Ave.
Brush St.
Wilkins St.
Adelaide St.
Winder St.
Cass Ave.
4th St.
Charlotte St.
Temple St.
Martin Luther King Jr. Blvd.
14th St.
Sproat
Adelaide
Gratiot Ave.
Fisher Frwy
Foxtown
Grand Circus
Washington Blvd.
Michigan Ave.
Bagley Ave.
Lafayette Blvd.
Porter St.
Bagley St.
Campus Martius
Congress
Jefferson Ave.
1
3
10
12
75
85
94
375
Lake Orion
Auburn Hills
Rochester
Rochester Hills
Shelby
Waterford
Pontiac
Highland
OAKLAND COUNTY
Troy
Sterling Heights
Clinton
Macomb County
Chesterfield
West Bloomfield
Bloomfield Hills
Birmingham
Madison Heights
Wixom
Farmington Hills
Royal Oak
Warren
Novi
Southfield
St. Clair Shores
Eastpointe
Ferndale
Highland Park
WAYNE COUNTY
Livonia
Hamtramck
Lake St. Clair
Plymouth
Redford
Dearborn Heights
Canton
Garden City
Dearborn
DETROIT
CANADA
U.S.
Westland
WINDSOR
Wayne
Inkster
Allen Park
Lincoln Park
Ypsilanti
Romulus
Taylor
LaSalle
ONTARIO
Belleville
Southgate
WASHTENAW COUNTY
Woodhaven
Trenton
Amherstburg

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Mortgage Loan No. 10 – Studio One Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Detroit, MI 48201
Original Balance:	$23,400,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$23,400,000			Detailed Property Type(2):	Multifamily/Retail
% of Initial Pool Balance:	3.9%			Title Vesting(3):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Prime Development			Size(2):	134 Units
Guarantors:	Marcel D.P. Burgler and Thomas G. O'Hare			Cut-off Date Balance Per Unit(2):	$174,627
Mortgage Rate:	6.4570%			Maturity Date Balance Per Unit(2):	$174,627
Note Date:	6/4/2025			Property Manager:	Essential Property Management
Maturity Date:	7/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(2):	$2,468,048
Amortization Term:	0 months			UW NCF(2):	$2,399,819
IO Period:	120 months			UW NOI Debt Yield:	10.5%
Seasoning:	1 month			UW NCF Debt Yield:	10.3%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	No			Most Recent NOI:	$2,402,349 (3/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,441,925 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,186,386 (12/31/2023)
Reserves(1)				Most Recent Occupancy(2):	91.9% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	96.3% (12/31/2024)
RE Taxes:	$148,417	$21,202	NAP	3rd Most Recent Occupancy(2):	94.4% (12/31/2023)
Insurance:	$80,300	$6,692	NAP	Appraised Value (as of):	$37,200,000 (3/31/2025)
Replacement Reserve:	$0	$3,204	NAP	Appraised Value Per Unit(2):	$277,612
TI/LC Reserve:	$50,000	$2,482	NAP	Cut-off Date LTV Ratio:	62.9%
Ground Rent Reserve(3):	$11,216	Springing	NAP	Maturity Date LTV Ratio:	62.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,400,000	100.0%	Partner Buyout(4):	$11,388,599	48.7%
			Loan Payoff:	$10,308,538	44.1%
			Return of Equity:	$896,052	3.8%
			Closing Costs:	$516,877	2.2%
			Upfront Reserves:	$289,933	1.2%
Total Sources:	$23,400,000	100.0%	Total Uses:	$23,400,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The Studio One Apartments Property (as defined below) is comprised of 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space). The retail space was 85.8% occupied and the multifamily units were 91.9% occupied as of April 30, 2025. Occupancy information shown above is for 124 multifamily units. Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit and Appraised Value Per Unit shown are representative of 134 units. Underwritten commercial income represents 19.2% of effective gross income. See “The Property” section below for further discussion.
(3)	See “Ground Lease” section below for further discussion.
(4)	The Studio One Apartments Mortgage Loan (as defined below) proceeds were used to buy out a partner from the prior ownership structure. The borrower entity for the Studio One Apartments Mortgage Loan is indirectly owned by Burgler Family Trust (53.3%) and Thomas G. O'Hare Trust (46.7%).

The Mortgage Loan. The tenth largest mortgage loan (the “Studio One Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,400,000 and secured by the borrower’s leasehold interest in a mixed use property with 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space) located in Detroit, Michigan (the “Studio One Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Studio One Apartments, LLC, a Michigan limited liability company and a single purpose entity. The borrower sponsor is Prime Development and the non-recourse carveout guarantors for the Studio One Apartments Mortgage Loan are Marcel D.P. Burgler and Thomas G. O'Hare.

Founded in 1987, Prime Development is a boutique commercial real estate company located in Grand Rapids, Michigan. The firm offers real estate brokerage services for all types of commercial and investment real estate to sellers, buyers, landlords and tenants. The principals of Prime Development are Marcel D.P. Burgler and Thomas G. O'Hare. Marcel D.P. Burgler is an experienced commercial real estate broker, developer and owner of commercial investment properties. He has been the owner of and a broker with Prime Development since 2000, focusing on commercial real estate, including development activities focused on multifamily, site selections and investment properties. Thomas G. O'Hare has over 30 years' experience in the corporate arena, holding numerous management and executive leadership positions. He served as Executive Vice President, Operations and Development for Host Marriott Services in North America and Europe for over 25 years. Currently, he is a partner and investor in several commercial and residential real estate ventures and two small private equity companies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The Property. The Studio One Apartments Property is a mixed use property with 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space) located in Detroit, Michigan. The Studio One Apartments Property is situated on a 1.99-acre site located on the west side of Woodward Avenue, approximately one mile north of the Detroit Central Business District. Constructed by the borrower sponsor in 2008, the Studio One Apartments Property consists of one 5-story building with retail units located on the ground floor street level along Woodward Avenue and the residential units located on the second through fifth floors. Onsite parking includes 60 surface level spaces, which are utilized as customer parking for the retail tenants. Parking for the multifamily tenants is available for lease in an adjacent non-collateral, three-story parking garage operated by Wayne State University, the third floor of which has a secured entry directly into the residential portion of the Studio One Apartments Property.

The Studio One Apartments Property is subject to a ground lease between Wayne State University, as ground lessor, and the borrower, as ground lessee, for the underlying land. See “Ground Lease” section below.

The multifamily component consists of 32 one-bedroom units and 92 two-bedroom units, with six different unit floor plans available, ranging from 646 SF to 1,008 SF. The units offer air conditioning, a balcony, a dishwasher, granite countertops, walk-in closets and an in-unit washer/dryer. Amenities at the Studio One Apartments Property include a fitness center, picnic area with grill, on-site management and package service. Occupancy for the multifamily component of the Studio One Apartments Property was 95.9% as of year-end 2020, 93.7% as of year-end 2021, 97.0% as of year-end 2022, 94.4% as of year-end 2023, 96.3% as of year-end 2024 and 91.9% as of April 30, 2025.

The retail component consists of 29,783 SF of ground floor commercial space (10 units), which was 85.8% leased as of April 30, 2025. Underwritten commercial income represents 19.2% of effective gross income. Tenants range in size from 1,167 SF to 7,924 SF and include a variety of local and national tenants, including AT&T, Blick Art, Domino's Pizza, H&R Block, UPS Store and Walgreens. In addition, there are two local restaurants, Poke Poke and Starter's Bar and Grill. Occupancy for the retail component of the Studio One Apartments Property was 100.0% as of year-end 2020 and 2021, 68.0% as of year-end 2022, 79.4% as of year-end 2023, 85.8% as of year-end 2024 and 85.8% as of April 30, 2025.

The following table presents certain information relating to the multifamily units at the Studio One Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	Vacant Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	32	29	3	90.6%	686	21,936	$1,569	$1,574
2 BR 1 BA	16	16	0	100.0%	936	14,976	$1,932	$1,905
2 BR 2 BA	76	69	7	90.8%	930	70,660	$2,005	$2,002
Total/Wtd. Avg.	124	114	10	91.9%	868	107,572	$1,884	$1,879

(1)	Based on the borrower rent roll dated April 30, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal

The following table presents certain information relating to the commercial tenancy at the Studio One Apartments Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Commercial Rent	% of Total Annual UW Commercial Rent	Annual UW Commercial Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Starters Bar and Grill	NR/NR/NR	7,924	26.6%	$259,848	35.7%	$32.79	2/5/2030	2 x 5 yr	N
Blick Art Materials, LLC	NR/NR/NR	4,000	13.4%	$74,778	10.3%	$18.69	9/30/2028	1 x 5 yr	N
Walgreen Co(3)	NR/Ba3/BB-	2,935	9.9%	$88,050	12.1%	$30.00	4/30/2050	None	Y
AT&T	BBB+/Baa2/BBB	2,290	7.7%	$64,120	8.8%	$28.00	7/31/2028	1 x 3 yr	N
Poke Poke Midtown, LLC	NR/NR/NR	1,942	6.5%	$58,746	8.1%	$30.25	5/31/2029	1 x 5 yr	N
Domino's Pizza LLC	NR/NR/NR	1,904	6.4%	$55,216	7.6%	$29.00	10/31/2034	2 x 5 yr	N
Zeal Credit Union	NR/NR/NR	1,815	6.1%	$58,893	8.1%	$32.45	4/30/2028	2 x 3 yr	N
UPS	NR/A2/A	1,563	5.2%	$38,450	5.3%	$24.60	11/30/2033	2 x 5 yr	N
H & R Block	NR/NR/NR	1,167	3.9%	$29,979	4.1%	$25.69	4/30/2029	None	N
Subtotal/Wtd. Avg.		25,540	85.8%	$728,079	100.0%	$28.51

Vacant Space		4,243	14.2%
Total/Wtd. Avg.		29,783	100.0%

(1)	Information is based on the borrower rent roll dated April 30, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Walgreen Co renewed their lease in May 2025 for 25 years. The tenant has the right to terminate its lease as of April 30, 2032, April 30, 2035, April 30, 2040 and April 30, 2045 upon nine months written notice to the landlord.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the commercial lease rollover schedule at the Studio One Apartments Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Commercial Rent Rolling	Approx. % of Total UW Commercial Rent Rolling	Approx. Cumulative % of Total UW Commercial Rent Rolling	UW Commercial Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	3	8,105	27.2%	27.2%	$197,791	27.2%	27.2%	$24.40
2029	2	3,109	10.4%	37.7%	$88,724	12.2%	39.4%	$28.54
2030	1	7,924	26.6%	64.3%	$259,848	35.7%	75.0%	$32.79
2031	0	0	0.0%	64.3%	$0	0.0%	75.0%	$0.00
2032	0	0	0.0%	64.3%	$0	0.0%	75.0%	$0.00
2033	1	1,563	5.2%	69.5%	$38,450	5.3%	80.3%	$24.60
2034	1	1,904	6.4%	75.9%	$55,216	7.6%	87.9%	$29.00
2035	0	0	0.0%	75.9%	$0	0.0%	87.9%	$0.00
2036 & Thereafter	1	2,935	9.9%	85.8%	$88,050	12.1%	100.0%	$30.00
Vacant	0	4,243	14.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	9	29,783	100.0%		$728,079	100.0%		$28.51(3)

(1)	Information is based on the borrower rent roll dated April 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Retail Rent PSF Rolling excludes vacant space.

The Market. The Studio One Apartments Property is located approximately one mile north of the Detroit Central Business District and is part of the Detroit market, the Midtown/West Detroit multifamily submarket and the Detroit-New Center retail submarket. The Studio One Apartments Property is situated on Woodward Avenue, a major neighborhood thoroughfare that runs north and south through the center of the neighborhood. This location serves a tenant base of young professionals and graduate and medical students, as it is proximate to Wayne State University, as well as the Wayne State School of Medicine, Detroit Medical Center, Children's Hospital of Detroit and the John D. Dingell VA Medical Center. The Q Line bus is located nearby with a 3.3-mile route that runs along Woodward Avenue, with 12 stops serving neighborhoods such as New Center, North End, Midtown and Downtown Detroit.

According to the appraisal, the Studio One Apartments Property is located within the Midtown/West Detroit multifamily submarket, which, as of year-end 2024, had an inventory of 12,147 units, a vacancy rate of 8.4% and average asking rents of $927 per month. According to a third-party research report, the Studio One Apartments Property is located in the Detroit-New Center retail submarket. As of the fourth quarter of 2024, the Detroit-New Center retail submarket had inventory of 2.14 million SF, a vacancy rate of 4.7% and average asking rental rates of $22.92 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Studio One Apartments Property was 23,299, 106,387 and 253,675, respectively. The 2024 average household income within the same radii was $46,968, $56,895 and $53,146, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The following table presents information regarding certain competitive multifamily properties to the Studio One Apartments Property:

Competitive Multifamily Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Distance to Subject	No. of Stories	Avg. Market Rent per month
Studio One Apartments 4501 Woodward Avenue Detroit, MI	2008 / NAP	Mid Rise	91.9%(1)	124(1)	-	5	$1,879
The Strathmore Apartments 70 West Alexandrine Street Detroit, MI	1929 / 2016	Mid/High Rise	92.2%	129	0.4 miles	8	$1,641
3909 Woodward Apartments 3909 Woodward Avenue Detroit, MI	2014 / NAP	Mid/High Rise	100.0%	62	0.4 miles	5	$1,684
Garfield Lofts 4600 Woodward Avenue Detroit, MI	1910 / NAP	Mid/High Rise	94.6%	56	<0.1 miles	5	$1,616
Hadley Hall Apartments 665 West Warren Avenue Detroit, MI	1922 / NAP	Garden/Low-Rise	100.0%	49	0.6 miles	3	$1,881
Phillips Manor 47 East Willis Street Detroit, MI	1913 / NAP	Garden/Low-Rise	97.7%	43	0.3 miles	4	$1,732
Arts and Crafts Apartments 87 West Ferry Avenue Detroit, MI	1919 / NAP	Garden/Low-Rise	93.3%	15	0.7 miles	3	$1,258

Source: Appraisal.

(1)	Based on the borrower rent roll dated April 30, 2025.

The following table presents recent retail leasing data at comparable properties with respect to the Studio One Apartments Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
Studio One Apartments 4501 Woodward Avenue Detroit, MI	Domino's Pizza LLC(1)	10/2024(1)	10.0(1)	1,904(1)	$29.00(1)	Net(1)
The Gabriel Houze 305 Michigan Avenue Detroit, MI	Greshbites Market, Inc.	9/2024	5.5	4,963	$25.00	Net
Randolph Center Building - Street Level Retail 1435 Randolph Street Detroit, MI	Fixins Soul Kitchen Detroit, LLC	8/2023	10.0	8,400	$22.00	Net
Mixed-Use Retail/Office 7446 Woodward Avenue Detroit, MI	Undisclosed	7/2023	5.0	1,490	$26.00	Net
Kercheval South 7410 Kercheval Avenue Detroit, MI	Detroit Antiques & Design, LLC	6/2023	1.0	1,330	$22.00	Net
Woodward West 3439 Woodward Avenue Detroit, MI	Luxe Redux Detroit, LLC	6/2023	10.0	1,694	$25.50	Net

Source: Appraisal

(1)	Information is based on the borrower rent roll dated April 30, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the Studio One Apartments Property of $37,200,000 as of March 31, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2025, there was no evidence of any recognized environmental conditions at the Studio One Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the Studio One Apartments Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW per Unit(1)
Gross Potential Rent(2)	$2,655,865	$2,795,112	$2,794,075	$2,794,394	$2,802,804	$20,916
Utility Reimbursement	$68,767	$92,724	$125,259	$123,464	$123,464	$921
Concessions	($440)	($11,289)	($53,066)	($20,123)	($20,123)	($150)
Net Commercial Income	$748,009	$587,036	$646,862	$664,360	$728,079	$5,433
Potential Gross Income	$3,472,201	$3,463,583	$3,513,130	$3,562,095	$3,634,224	$27,121
(Vacancy & Credit Loss)	($102,816)	($201,245)	($107,841)	($149,596)	($145,790)	($1,088)
Commercial CAM Reimbursements	$260,072	$209,658	$240,116	$242,878	$242,878	$1,813
Other Income(3)	$53,940	$55,412	$100,198	$51,271	$51,271	$383
Effective Gross Income	$3,683,397	$3,527,408	$3,745,603	$3,706,648	$3,782,583	$28,228

Real Estate Taxes	$257,595	$267,346	$279,699	$282,927	$283,576	$2,116
Insurance	$67,687	$73,058	$73,755	$73,473	$75,022	$560
Ground Rent(4)	$132,555	$127,824	$131,570	$120,339	$134,602	$1,004
Other Operating Expenses	$794,708	$872,794	$818,654	$827,560	$821,336	$6,129
Total Operating Expenses	$1,252,545	$1,341,022	$1,303,678	$1,304,299	$1,314,536	$9,810

Net Operating Income	$2,430,852	$2,186,386	$2,441,925	$2,402,349	$2,468,048	$18,418
Replacement Reserves	$0	$41,348	$7,520	$4,967	$68,229	$509
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$2,430,852	$2,145,038	$2,434,405	$2,397,382	$2,399,819	$17,909

Occupancy %(5)	97.0%	94.4%	96.3%	91.9%(6)	96.0%(7)
NOI DSCR	1.59x	1.43x	1.59x	1.57x	1.61x
NCF DSCR	1.59x	1.40x	1.59x	1.56x	1.57x
NOI Debt Yield	10.4%	9.3%	10.4%	10.3%	10.5%
NCF Debt Yield	10.4%	9.2%	10.4%	10.2%	10.3%

(1)	Based on 134 units. The Studio One Apartments Property is comprised of 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space).
(2)	Gross Potential Rent is based on the borrower rent roll dated April 30, 2025.
(3)	Other Income includes application fees, administrative fees, late pees, pet fees, pet rent, month-to-month fees, package locker income, cable income, damages charges and other miscellaneous fees and charges.
(4)	The Studio One Apartments Property is subject to a ground lease between the borrower and Wayne State University expiring August 31, 2081. See “Ground Lease” section below for further discussion.
(5)	Occupancy information shown above is for 124 multifamily units.
(6)	Represents occupancy per the borrower rent roll dated April 30, 2025.
(7)	Based on the economic vacancy of 4.0%.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $148,417 into a real estate tax reserve account, (ii) approximately $80,300 into an insurance premiums reserve account, (iii) $50,000 into a tenant improvement and leasing commissions reserve account relating to outstanding tenant improvements and leasing commissions for Domino's Pizza LLC, and (iv) $11,216 into a ground rent reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $21,202.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premium, which currently equates to approximately $6,692. Such escrows will be waived for so long as insurance is maintained under a blanket policy acceptable to the lender (which is not currently the case).

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,204 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $2,482 into the TI/LC reserve account.

Ground Rent Reserve – On a monthly basis, the borrower is required to deposit an amount, if any, such that the balance on reserve is at all times at least equal to the monthly ground rent payment that the lender estimates will be payable for the next one month period.

Lockbox and Cash Management. The Studio One Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the initial occurrence of an event of default or a Cash Sweep Period (as defined below), whichever occurs earlier, the borrower will establish a lockbox account for the exclusive benefit of the lender into which the retail tenants will be instructed to pay rents directly. During a Cash Sweep Period,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

the borrower will, and will cause the property manager to, deposit all amounts constituting rents into the lockbox account within one business day after receipt thereof. During a Cash Sweep Period, all amounts in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account and disbursed on each payment date according to the Studio One Apartments Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.10x on a trailing 12 month basis (tested quarterly) and will terminate upon the debt service coverage ratio being at least 1.10x on a trailing 12 month basis for two consecutive calendar quarters.

Ground Lease. The Studio One Apartments Property is subject to a ground lease between Wayne State University, as ground lessor, and the borrower, as ground lessee. The lease commenced on November 21, 2006, and has an expiration of August 31, 2081, with one 12-year and one 13-year renewal option, which would extend the full term through August 31, 2106. The ground lease provides for monthly lease payments equal to 1/12th of the greater of $90,000 or 4% of annual gross lease revenue from the Studio One Apartments Property.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that for so long as TRIPRA or a similar statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Mortgage Loan No. 11 – Washington Square

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A3/BBB-sf/BBB-			Location:	Portland, OR 97223
Original Balance(1):	$20,833,333			General Property Type:	Retail
Cut-off Date Balance(1):	$20,833,333			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1974, 2005/1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(4):	994,568 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$342
Mortgage Rate:	5.5770%			Maturity Date Balance Per SF(1):	$342
Note Date:	3/27/2025			Property Manager:	Macerich Property Management
Maturity Date:	4/6/2035				Company, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$40,992,362
Seasoning:	4 months			UW NCF:	$39,798,880
Prepayment Provisions(2):	L(28),DorYM1(85),O(7)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Balance(1):	$319,166,667			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$40,052,391 (12/31/2024)
				2nd Most Recent NOI:	$37,934,316 (12/31/2023)
Reserves				3rd Most Recent NOI:	$40,807,876 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.6% (3/27/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.8% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2023)
Replacement Reserves:	$0	Springing	(3)	Appraised Value (as of)(5):	$655,000,000 (3/1/2025)
TI/LC Reserves:	$0	Springing	(3)	Appraised Value Per SF(5):	$659
Gap Rent Reserve:	$155,348	$0	NAP	Cut-off Date LTV Ratio(1)(5):	51.9%
Outstanding TI/LC Reserve:	$2,752,705	$0	NAP	Maturity Date LTV Ratio(1)(5):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$340,000,000	100.0%	Return of Equity:	$336,001,852	98.8%
			Upfront Reserves:	$2,908,053	0.9%
			Closing Costs:	$1,090,095	0.3%
Total Sources:	$340,000,000	100.0%	Total Uses:	$340,000,000	100.0%

(1)	The Washington Square Mortgage Loan (as defined below) is part of the Washington Square Whole Loan (as defined below), evidenced by 27 pari passu promissory notes with an aggregate original principal amount of $340,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Washington Square Whole Loan.
(2)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected MSBAM 2025-C35 securitization closing date in August 2025.
(3)	During the continuance of a trigger period, the replacement reserve and rollover reserve ongoing deposits are capped at an amount equal to 24 times the required monthly deposit.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 SF. Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

The Mortgage Loan. The eleventh largest mortgage loan (the “Washington Square Mortgage Loan”) is part of a whole loan (the “Washington Square Whole Loan”) evidenced by 27 pari passu promissory notes in the aggregate original principal amount of $340,0000,000. The Washington Square Whole Loan is secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-5-1-2. The Washington Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The table below summarizes the promissory notes that comprise the Washington Square Whole Loan.

Washington Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2(1)	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3(1)	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4(1)	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5(2)	$15,000,000	$15,000,000	GACC	No
A-1-6(2)	$10,000,000	$10,000,000	GACC	No
A-1-7(2)	$10,000,000	$10,000,000	GACC	No
A-1-8(2)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(2)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3(1)	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1(1)	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2(2)	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(2)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(2)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(2)	$12,000,000	$12,000,000	BMO	No
A-4-3(2)	$3,550,000	$3,550,000	BMO	No
A-4-4(2)	$9,000,000	$9,000,000	BMO	No
A-4-5(2)	$9,000,000	$9,000,000	BMO	No
A-4-6(2)	$6,000,000	$6,000,000	BMO	No
A-4-7(2)	$6,000,000	$6,000,000	BMO	No
A-4-8(2)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2	$20,833,333	$20,833,333	MSBAM 2025-C35	No
Whole Loan	$340,000,000	$340,000,000

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Washington Square Whole Loan are, collectively, PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million SF of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a center court renovation and renovations relating to the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan documents.

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the former Sears box (approximately 120,000 SF) which is currently dark and is now the location of a to-be-constructed Dick’s House of Sport concept store. The Washington Square Property has averaged total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsors have been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million in sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of approximately $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom operates its space pursuant to a ground lease with the borrower.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million in sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. Dick’s Sporting Goods leases its current space on a month-to-month basis. A lease with Dick’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located at the former Sear’s pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such lease will continue in effect until the new store is open, or as to whether or when the new store will open.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The following table presents a summary regarding the major tenants at the Washington Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales PSF	Occupancy Cost	Lease Expiration	Renewal Options
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$300,000	0.9%	$1.42	$48.44	4.9%	8/31/2030	7 x 5 yr
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$399,600	1.2%	$2.22	$341.42	1.0%	2/28/2035	3 x 10 yr
Dick’s(3)	NR/Baa2/BBB	90,000	9.0%	$2,368,800	7.0%	$26.32	$206.33	16.3%	MTM	3 x 5 yr
Anchor Tenants Subtotal/Wtd. Avg.		480,585	48.3%	$3,068,400	9.1%	$6.38	$187.74	5.6%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$659,900	2.0%	$31.06	$249.08	14.3%	1/31/2026	None
H&M	NR/NR/BBB	19,481	2.0%	$783,659	2.3%	$40.23	$276.80	14.6%	1/31/2027	1 x 5 yr
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$730,815	2.2%	$71.74	$586.00	18.4%	3/31/2030	None
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$508,900	1.5%	$50.00	$1,217.47	7.1%	1/31/2031	1 x 5 yr
Apple Store	NR/Aaa/AA+	9,500	1.0%	$1,102,665	3.3%	$116.07	$9,041.37	1.5%	1/31/2028	1 x 5 yr
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0(5)	0.0%(5)	$0.00(5)	NAV(5)	NAV(5)	Various(6)	None
Din Tai Fung	NR/NR/NR	9,000	0.9%	$561,690	1.7%	$62.41	$1,736.90	6.1%	2/28/2029	2 x 5 yr
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$763,058	2.3%	$85.45	$827.57	16.4%	1/31/2026	None
Aritzia	NR/NR/NR	7,880	0.8%	$471,382	1.4%	$59.82	$1,402.97	7.9%	1/31/2033	None
Hollister Co.	NR/NR/NR	7,626	0.8%	$346,932	1.0%	$45.49	$606.02	19.0%	1/31/2026	None
Major Tenants Subtotal/Wtd. Avg.		113,349	11.4%	$5,929,001	17.6%	$52.31	$1,476.89	12.2%

Other Tenants		257,752	25.9%	$24,673,120	73.3%	$95.72
Occupied Subtotal/Wtd. Avg.		851,686	85.6%	$33,670,522	100.0%	$39.53

Vacant Space		142,882	14.4%
Total/Wtd. Avg.		994,568	100.0%

(1)	Information is based on the underwritten rent roll dated March 27, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	See “Major Tenants—Dick’s Sporting Goods” above, regarding the new ground lease for the Dick’s House of Sport. The tenant was underwritten based on the current month-to-month lease.
(4)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(5)	Janelle James does not have underwritten rent as the store is categorized as under a specialty lease agreement and is being underwritten separately.
(6)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF on a MTM schedule.

The following tables present certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales (1)(2)
	2019	2022	2023	2024
Gross Mall Sales:	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF):	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple):	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA (Specialty Lease Agreements):	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF:	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4):	$151,865,839	$136,484,122	$133,879,898	$137,226,771

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%
Tenant Sales (1)(2)
	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James(5)	9,321	NAV	NAV	NAV	NAV	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%

(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the anticipated change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	31	148,984	15.0%	15.0%	$5,603,773	16.6%	16.6%	$37.61
2026	32	87,253	8.8%	23.8%	$8,656,859	25.7%	42.4%	$99.22
2027	12	40,444	4.1%	27.8%	$2,810,101	8.3%	50.7%	$69.48
2028	8	26,642	2.7%	30.5%	$2,948,866	8.8%	59.5%	$110.68
2029	10	26,100	2.6%	33.1%	$2,363,731	7.0%	66.5%	$90.56
2030	14	258,142	26.0%	59.1%	$4,588,618	13.6%	80.1%	$17.78
2031	5	24,784	2.5%	61.6%	$1,715,384	5.1%	85.2%	$69.21
2032	1	1,064	0.1%	61.7%	$154,642	0.5%	85.7%	$145.34
2033	6	27,153	2.7%	64.4%	$1,658,856	4.9%	90.6%	$61.09
2034	4	13,606	1.4%	65.8%	$1,051,739	3.1%	93.7%	$77.30
2035	8	197,514	19.9%	85.6%	$2,117,953	6.3%	100.0%	$10.72
2036 & Thereafter	0	0	0.0%	85.6%	$0	0.0%	100.0%	$0.00
Vacant	0	142,882	14.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	131	994,568	100.0%		$33,670,522	100.0%		$39.53

(1)	Information is based on the underwritten rent roll as of March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. According to the appraisal, the Washington Square Property is located in the Portland Retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland Retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral stores).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 PSF is the highest of all the submarkets in the market, which averages $22.83. Asking rent in the submarket and market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

According to the appraisal, the estimated 2023 population within a five-, seven- and ten-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Washington Square Property:

Market Rent Summary
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projection	Tenant Improvement
Washington Square	$69.91	$68.92	3.0% per year	$40.00

The following table presents certain information relating to comparable retail centers with respect to the Washington Square Property:

Comparable Retail Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Anchor Tenant Name	Sales PSF	Distance to Subject	Occupancy
Washington Square (subject)(1) Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport(3)	$1,200 - $1,300(4)	NAP	85.6%(2)
Bridgeport Village Tigard, OR	2004 / 2022	485,584	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble	$900 - $1,100(4)	5.7 miles	96.8%
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	Best Buy, Old Navy, BootBarn, PetSmart	NAV	6.2 miles	95.1%
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels	NAV	6.1 miles	96.9%
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social	$450 - $500(5)	8.7 miles	63.2%
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	Dick’s Sporting Goods, Macy’s, JCPenney, REI	$550 - $650	14.1 miles	84.8%

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Size (SF) and Occupancy exclude the non-collateral space.
(3)	See “Major Tenants—Dick’s Sporting Goods” above, regarding the new ground lease with Dick’s.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes luxury. Sales PSF including luxury are ($2,500 - $3,000).

Appraisal. The appraisal concluded to an “as-is” value for the Washington Square Property of $655,000,000 as of March 1, 2025. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. A lease with Dick’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or what the value of the Washington Square Property would be absent such assumption.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, the Washington Square Property had a recognized environmental condition relating to the operation of a dry cleaner at the northeast adjacent property from approximately 1991 to at least May 2024. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Washington Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277(2)	$38.28
Reimbursements	$9,362,302	$10,174,065	$10,878,330	$11,694,598	$12,481,747	$12.55
Other Income(3)	$7,544,280	$12,195,473	$7,639,570	$6,938,175	$5,246,301	$5.27
Less Vacancy & Credit Loss	$331,602	$2,017	($194,460)	$74,039	($3,509,611)	($3.53)
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58

Real Estate Taxes	$2,413,579	$2,491,047	$2,572,031	$2,602,680	$3,074,235	$3.09
Insurance	$528,609	$583,308	$668,975	$817,604	$764,945	$0.77
Other Expenses	$5,698,890	$6,094,999	$6,760,855	$6,912,670	$7,462,173	$7.50
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36

Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22
Capital Expenditures	$0	$0	$0	$0	$198,914	$0.20
TI/LC	$0	$0	$0	$0	$994,568	$1.00
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02

Occupancy %	93.8%	96.5%	98.1%	97.8%	85.6%(4)
NOI DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.13x
NCF DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.07x
NOI Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	12.1%
NCF Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	11.7%

(1)	Based on the underwritten rent roll dated as of March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	Includes $895,145 of contractual rent steps through March 27, 2026.
(3)	Other Income includes percent in lieu, overage rent, specialty leasing, business development, storage income, and miscellaneous income.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of March 27, 2025 and excludes non-collateral tenants.
(5)	DSCRs and Debt Yields are based on the Washington Square Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Mortgage Loan No. 12 – Greenville Promenade

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Greenville, TX 75402
Original Balance:	$19,991,000			General Property Type:	Retail
Cut-off Date Balance:	$19,991,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1972/2017
Borrower Sponsor:	Mark Hutchinson			Size:	220,449 SF
Guarantor:	Mark Hutchinson			Cut-off Date Balance per SF:	$91
Mortgage Rate:	6.5000%			Maturity Date Balance per SF:	$91
Note Date:	3/27/2025			Property Manager:	Dunhill Property Management
Maturity Date:	4/6/2035				Services, Inc. (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,219,223
IO Period:	120 months			UW NCF:	$2,042,864
Seasoning:	4 months			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	L(28),D(88),O(4)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.55x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,308,698 (12/31/2024)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$2,140,601 (12/31/2023)
				3rd Most Recent NOI:	$1,837,186 (12/31/2022)
Reserves				Most Recent Occupancy:	100.0% (1/2/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2023)
RE Taxes:	$142,513	$35,628	NAP	3rd Most Recent Occupancy:	94.4% (12/31/2022)
Insurance:	$33,960	$11,320	NAP	Appraised Value (as of):	$30,890,000 (1/28/2025)
Deferred Maintenance:	$23,938	$0	NAP	Appraised Value per SF:	$140
Replacement Reserve:	$0	$2,756	NAP	Cut-off Date LTV Ratio:	64.7%
TI/LC Reserve:	$500,000	$11,941	NAP	Maturity Date LTV Ratio:	64.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,991,000	66.6%	Purchase Price:	$28,571,430	95.2%
Borrower Sponsor Equity:	$10,027,485	33.4%	Closing Costs:	$746,645	2.5%
			Upfront Reserves:	$700,411	2.3%
Total Sources:	$30,018,485	100.0%	Total Uses:	$30,018,485	100.0%

(1)	See “Permitted Future Mezzanine Debt” below for additional information.

The Mortgage Loan. The twelfth largest mortgage loan (the “Greenville Promenade Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,991,000 and secured by a first-priority fee mortgage encumbering a 220,449 SF retail property in Greenville, Texas (the “Greenville Promenade Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Greenville Dunhill LLC and Greenville SN LLC, each a single-purpose Delaware limited liability company, as tenants-in-common. The borrower sponsor and the non-recourse carveout guarantor is Mark Hutchinson. Mark Hutchinson is an executive vice president at Dunhill Partners, a commercial real estate firm specializing in the acquisition, sale, leasing and management of retail shopping centers across Texas, Oklahoma and California. The company was founded in 1984 and currently owns and operates 37 properties comprising approximately 5 million SF.

The Property. The Greenville Promenade Property is a 220,449 SF retail center located in Greenville, Texas, approximately 45 miles northeast of Dallas. The Greenville Promenade Property is located on a 22.65-acre site and consists of an 11-suite regional shopping center building, a three-suite retail outparcel and two ground leased outparcels. The Greenville Promenade Property was constructed in 1972 as an enclosed shopping mall and underwent extensive renovations in 2017 that included redesigning the improvements to provide each tenant with an exterior entrance and constructing the three-suite outparcel. The retail suites consist of five anchor suites, four junior anchor suites, two in-line suites and three premium in-line suites located on the multitenant outparcel. The Greenville Promenade Property features 1,335 surface parking spaces, resulting in a parking ratio of 6.06 spaces per 1,000 SF of NRA.

As of January 2, 2025, the Greenville Promenade Property was 100.0% occupied by 15 tenants. Four tenants, including the largest tenant, comprising 37.7% of the NRA have been in occupancy for over 20 years and an additional six tenants comprising 33.2% of the NRA have been in occupancy for over 7 years. One ground lease parcel is occupied by a restaurant tenant and the second ground lease parcel, while underwritten as vacant, has a signed letter of intent from a coffee shop tenant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

Major Tenants.

Belk (52,775 SF, 23.9% of NRA, 13.2% of underwritten base rent). Belk is a department store chain that offers products such as apparel, shoes, accessories, cosmetics and home furnishings. The company was founded in 1888 and currently operates approximately 290 stores. Belk has been a tenant at the Greenville Promenade Property since 1999 when it signed its initial lease for a term of 15 years. The tenant has exercised all three of its five-year renewal options, extending the lease to the current expiration in March 2029. The tenant has no renewal options remaining and no termination options. Belk reported sales of approximately $3.9 million ($73 PSF) in the trailing twelve months ending January 2024 representing an occupancy cost of 11.1%.

Ashley’s Furniture (34,276 SF, 15.5% of NRA, 12.2% of underwritten base rent). Ashley’s Furniture is a home furnishings manufacturer and retailer headquartered in Arcadia, Wisconsin. The company operates over 790 stores and is one of the largest furniture manufacturers in the United States. Ashley’s Furniture has been a tenant at the Greenville Promenade Property since 2021 when it signed a 10-year lease that expires in November 2031. The tenant has two five-year renewal options remaining and no termination options. Ashley’s Furniture does not report sales at the Greenville Promenade Property.

Marshall’s (24,000 SF, 10.9% of NRA, 8.5% of underwritten base rent). Marshall’s is a department store chain offering apparel, footwear, accessories and home goods. The company was founded in 1956 and currently operates over 1,200 stores in the United States. Marshall’s is a subsidiary of The TJX Companies (Nasdaq: TJX), a Fortune 100 company that operates over 5,000 retail stores globally. Marshall’s has been a tenant at the Greenville Promenade Property since 2015 when its initial 10-year lease commenced. The tenant exercised a five-year renewal option in 2025 to extend its lease expiration to November 2030. The tenant has three five-year renewal options remaining and no termination options. Marshall’s reported sales of approximately $14.3 million ($596 PSF) in the trailing twelve months ending January 2024 representing an occupancy cost of 1.9%.

The following table presents certain information relating to the tenancy at the Greenville Promenade Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)(3)	Renewal Options
Major Tenants
Belk	NR/NR/NR	52,775	23.9%	$316,650	13.2%	$6.00	3/15/2029	No	None
Ashley's Furniture	NR/NR/NR	34,276	15.5%	$291,346	12.2%	$8.50	11/30/2031	No	2 x 5 yr
Marshall's	NR/A2/A	24,000	10.9%	$204,000	8.5%	$8.50	11/30/2030	No	3 x 5 yr
Staple's	NR/B3/B-	23,942	10.9%	$227,449	9.5%	$9.50	3/31/2026	No	1 x 5 yr
Ross Dress for Less	NR/A2/BBB+	23,000	10.4%	$195,500	8.2%	$8.50	1/31/2027	No	4 x 5 yr
Subtotal/Wtd. Avg.		157,993	71.7%	$1,234,945	51.7%	$7.82

Other Tenants		62,456	28.3%	$1,155,296	48.3%	$18.50
Total Occupied Space		220,449	100.0%	$2,390,241	100.0%	$10.84

Vacant Space		0	0.0%
Total/Wtd. Avg.		220,449	100.0%

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through December 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Certain tenants have co-tenancy clauses that allow the tenant to pay a modified rent or terminate its lease if triggered.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

The following table presents certain information with respect to the lease rollover at the Greenville Promenade Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	35,742	16.2%	16.2%	$443,649	18.6%	18.6%	$12.41
2027	4	27,260	12.4%	28.6%	$430,170	18.0%	36.6%	$15.78
2028	0	0	0.0%	28.6%	$0	0.0%	36.6%	$0.00
2029	1	52,775	23.9%	52.5%	$316,650	13.2%	49.8%	$6.00
2030	3	42,500	19.3%	71.8%	$439,000	18.4%	68.2%	$10.33
2031	1	34,276	15.5%	87.3%	$291,346	12.2%	80.4%	$8.50
2032	2	23,378	10.6%	98.0%	$347,440	14.5%	94.9%	$14.86
2033	1	4,518	2.0%	100.0%	$121,986	5.1%	100.0%	$27.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	220,449	100.0%		$2,390,241		100.0%	$10.84

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Greenville Promenade Property is located in Greenville, Texas approximately 45 miles northeast of Dallas. The Greenville Promenade Property is located on State Highway 34 (Wesley Street), the main north-south thoroughfare in Greenville, and is located within 0.4 miles of Interstate Highway 30, providing direct access to the greater Dallas metropolitan area. The neighborhood surrounding the Greenville Promenade Property consists primarily of single-family and multifamily residential developments, with commercial developments existing along the major highway corridors. The Greenville Promenade Property is located in the primary retail node of Greenville and is located within close proximity to several large box retail centers and restaurants. Other retail demand drivers within one mile of the Greenville Promenade Property include Lowe’s, Home Depot, Hobby Lobby, Big Lots, Aldi, Walmart Supercenter, Chick-Fil-A and Starbucks, among others.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Greenville Promenade Property was 5,048, 24,492 and 33,255, respectively. The 2024 estimated median household income within the same radii was approximately $73,554, $65,466 and $65,184, respectively.

According to the appraisal, the Greenville Promenade Property is situated within the Hunt County retail submarket. As of the fourth quarter of 2024, the Hunt County retail submarket reported a total inventory of approximately 5.4 million SF, a vacancy rate of 2.3% and a monthly rent PSF of $17.09.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Greenville Promenade Property:

Market Rent Summary(1)
	Inline	Premium Inline	Jr Anchor	Anchor
Property SF	8,329	6,060	48,067	157,993
Market Rent (PSF per year)	$25.00	$34.00	$14.00	$9.00
Lease Term (Years)	5	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
New Tenant Improvements (PSF)	$15.00	$25.00	$15.00	$15.00
Renewal Tenant Improvements (PSF)	$5.00	$5.00	$2.00	$2.00

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

The following table presents recent leasing data at comparable retail properties with respect to the Greenville Promenade Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Tenant Type	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	AT&T(1)	2,160(1)	Inline(1)	Nov-22(1)	5.0(1)	$36.00(1)
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	Spec’s(1)	19,567(1)	Jr Anchor(1)	Jun-22(1)	10.0(1)	$13.08(1)
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	Belk(1)	52,775(1)	Anchor(1)	Oct-24(1)	5.0(1)	$6.00(1)
Greenville Retail Center Greenville, TX	2023 / NAP	9,840	Tropical Smoothie Café	1,400	Inline	Oct-24	10.0	$35.00
Kari Beth Crossing Greenville, TX	2007 / NAP	180,668	Texas Tiny Teeth	6,000	Inline	Dec-17	5.0	$27.00
3300 N Central Expy Plano, TX	NAV	NAV	Skechers	14,830	Jr Anchor	Sep-23	10.0	$13.49
2400-2496 Ave K Plano, TX	NAV	NAV	Dollar Tree	14,391	Jr Anchor	Mar-23	5.0	$12.00
1701-1705 S Cherry Ln White Settlement, TX	NAV	NAV	The Picklr	33,351	Anchor	Jan-24	10.0	$9.50
300 N Valley Mills Dr Waco, TX	NAV	NAV	Canales Furniture	35,000	Anchor	Nov-23	5.0	$7.25

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated January 2, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Greenville Promenade Property of $30,890,000 as of January 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 7, 2025, there was no evidence of any recognized environmental conditions at the Greenville Promenade Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Greenville Promenade Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent	$1,614,408	$2,051,616	$2,271,001	$2,351,437	$2,390,241	$10.84
Recovery Income	$366,951	$559,417	$695,429	$759,457	$753,182	$3.42
Other Income	$110,600	$70,867	$173,211	$182,662	$182,662	$0.83
Vacancy	$0	$0	($30,497)	$0	($157,171)	($0.71)
Effective Gross Income	$2,091,959	$2,681,900	$3,109,144	$3,293,556	$3,168,913	$14.37

Taxes	$335,080	$373,169	$428,158	$433,834	$427,540	$1.94
Insurance	$65,240	$57,073	$107,850	$169,979	$135,840	$0.62
Other Operating Expenses	$359,474	$414,472	$432,535	$381,045	$386,311	$1.75
Total Operating Expenses	$759,794	$844,714	$968,543	$984,858	$949,690	$4.31

Net Operating Income	$1,332,165	$1,837,186	$2,140,601	$2,308,698	$2,219,223	$10.07
TI/LC	$0	$0	$0	$0	$143,292	$0.65
Capital Expenditures	$0	$0	$0	$0	$33,067	$0.15
Net Cash Flow	$1,332,165	$1,837,186	$2,140,601	$2,308,698	$2,042,864	$9.27

Occupancy%(2)	76.5%	94.4%	99.1%	100.0%	95.0%
NOI DSCR	1.01x	1.39x	1.62x	1.75x	1.68x
NCF DSCR	1.01x	1.39x	1.62x	1.75x	1.55x
NOI Debt Yield	6.7%	9.2%	10.7%	11.5%	11.1%
NCF Debt Yield	6.7%	9.2%	10.7%	11.5%	10.2%

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through July 2025.
(2)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.

Permitted Future Subordinate or Mezzanine Debt. The borrowers are permitted to incur future mezzanine financing (the “Permitted Mezzanine Loan”) provided that the conditions in the Greenville Promenade Mortgage Loan documents are satisfied, including, among others, (i) the combined loan-to-value ratio of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan is not greater than 64.7%, (ii) the combined net cash flow debt service coverage ratio of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan shall not be less than 1.43x, (iii) the combined debt yield of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan shall not be less than 9.2% and (iv) the lender and the holder of the Permitted Mezzanine Loan enter into an intercreditor agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Mortgage Loan No. 13 – The Court at Deptford

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Deptford, NJ 08096
Original Balance:	$19,700,000			General Property Type:	Retail
Cut-off Date Balance:	$19,700,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1998/2024
Borrower Sponsor:	Kenneth N. Goldenberg			Size:	141,688 SF
Guarantor:	Kenneth N. Goldenberg			Cut-off Date Balance PSF:	$139
Mortgage Rate:	6.9800%			Maturity Date Balance PSF:	$139
Note Date:	6/26/2025			Property Manager:	Goldenberg Management, Inc.
Maturity Date:	7/6/2035				(borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,968,877
IO Period:	120 months			UW NCF:	$1,854,385
Seasoning:	1 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.33x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,053,831 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,029,677 (12/31/2024)
				3rd Most Recent NOI:	$2,130,296 (12/31/2023)
				Most Recent Occupancy:	100.0% (6/2/2025)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	$56,464	NAP	Appraised Value (as of):	$28,500,000 (5/30/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value Per SF:	$201
Replacement Reserve:	$0	$1,771	$85,013	Cut-off Date LTV Ratio:	69.1%
TI/LC Reserve:	$0	$5,904	$283,376	Maturity Date LTV Ratio:	69.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,700,000	100.0%	Loan Payoff:	$17,635,212	89.5%
			Return of Equity:	$1,387,883	7.0%
			Closing Costs:	$676,905	3.4%
Total Sources:	$19,700,000	100.0%	Total Uses:	$19,700,000	100.0%

(1)	Insurance reserves spring at the lender’s option if an approved blanket policy is not in place.

The Mortgage Loan. The thirteenth largest mortgage loan (the “The Court at Deptford Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,700,000. The Court at Deptford Mortgage Loan is secured by a first priority fee and leasehold mortgage encumbering a 141,688 SF anchored retail property located in Deptford, New Jersey (“The Court at Deptford Property”).

The Borrower and the Borrower Sponsor. The borrower is Almonesson Associates II, L.L.C., a single-purpose, New Jersey limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantor and borrower sponsor is Kenneth N. Goldenberg, founder, president and chief executive officer of the Goldenberg Group. Founded in 1987, Goldenberg Group is a real estate development company with a focus on real estate in the greater Philadelphia area with 20 projects completed in Pennsylvania and New Jersey. Mr. Goldenberg is also the non-recourse carveout guarantor and borrower sponsor for the Columbus North mortgage loan being contributed to the MSBAM 2025-C35 securitization.

The Property. The Court at Deptford Property is a 141,688 SF, anchored retail property, located in Deptford, New Jersey, approximately 12.1 miles south of Philadelphia, Pennsylvania. The Court at Deptford Property was constructed in 1998, most recently renovated in 2024, and is situated on an approximately 15.96-acre site. The Court at Deptford Property features 654 parking spaces (of which approximately 19 are on a ground leased parcel), resulting in a parking ratio of 4.6 spaces per 1,000 SF. As of June 2, 2025, The Court at Deptford Property was 100.0% leased by seven big box tenants and one pad tenant, featuring anchor tenants such as Bob’s Furniture, Barnes & Noble, and HomeGoods. In-line tenants include nationally known brands such as Old Navy, David’s Bridal, and Ulta Salon. As of the Cut-off Date, The Court at Deptford Property features a weighted average tenancy of 17.7 years with Barnes & Noble, Old Navy, David’s Bridal, and Men’s Wearhouse being in occupancy since within a year of The Court at Deptford Property’s original construction in 1998.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

Major Tenants.

Bob’s Discount Furniture, LLC (38,000 SF, 26.8% of NRA, 22.2% of underwritten base rent) Founded in 1991, Bob’s Discount Furniture, LLC (“Bob’s Discount Furniture”) is a home furnishings retailer offering couches, sofas, tables, dining room sets, mattresses, home accents, entertainment centers, desks, file cabinets, book cases, and stools. Bob’s Discount Furniture markets its products throughout the Northeast of the United States and has over 170 home furniture stores located across 24 states. Bob’s Discount Furniture has been at The Court at Deptford Property since February 2015 and has a current lease term through February 2030 with two, five-year renewal options and no termination options.

Barnes & Noble Booksellers, Inc. (25,719 SF, 18.2% of NRA, 21.4% of underwritten base rent) Founded in 1971, Barnes & Noble Booksellers, Inc. (“Barnes & Noble”) is an American bookseller with approximately 600 retail stores in the United States, as well as its online bookstore at BN.com, the NOOK® Digital business which offers both eBooks and an audio book subscriptions service, the SparkNotes educational service, and stationery and gift retailer Paper Source. Barnes & Noble has been at The Court at Deptford Property since May 1998 and has a current lease term through January 2028 with no renewal or termination options.

HomeGoods (24,434 SF, 17.2% of NRA, 12.9% of underwritten base rent) Launched in 1992, HomeGoods is a wholly owned subsidiary of TJX Companies (NYSE: TJX). HomeGoods operates as a home fashions store offering home décor products, including rugs and wall arts, decorative accents such as picture frames, floral accents, candles, art glasses, crystals, accent pillows, bedding products including linens, sheets, comforters, quilts, and coordinated bed. HomeGoods has been a tenant at The Court at Deptford Property since October 2014 and has a current lease term through October 2029 with two, five-year renewal options and no termination options.

The following table presents a summary regarding the largest tenants at The Court at Deptford Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales PSF / Year(3)(3)	U/W Occ. Costs	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Bob's Discount Furniture	NR/NR/NR	38,000	26.8%	$505,780	22.2%	$13.31	$305.46	6.5%	2/28/2030	2 x 5 yr	N
Barnes & Noble Booksellers, Inc.	NR/NR/NR	25,719	18.2%	$488,661	21.4%	$19.00	NAV	NAV	1/31/2028	None	N
HomeGoods	A2/NR/A	24,434	17.2%	$293,208	12.9%	$12.00	$428.30	4.3%	10/31/2029	2 x 5 yr	N
Old Navy	Ba3/NR/BB	15,736	11.1%	$258,638	11.4%	$16.44	$296.19	7.8%	2/28/2031	None	N
David's Bridal, Inc.	NR/NR/NR	13,330	9.4%	$199,935	8.8%	$15.00	NAV	NAV	4/30/2029	1 x 5 yr	N
Ulta Salon, Cosmetics & Fragrance, Inc.	NR/NR/NR	11,599	8.2%	$284,175	12.5%	$24.50	NAV	NAV	10/31/2034	2 x 5 yr	N
The Men's Wearhouse, Inc.	B1/NR/B+	7,950	5.6%	$149,460	6.6%	$18.80	$379.97	6.6%	2/28/2027	2 x 5 yr	N
Mattress Warehouse, Inc.	NR/NR/NR	4,920	3.5%	$98,400	4.3%	$20.00	NAV	NAV	1/31/2032	3 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		141,688	100.0%	$2,278,257	100.0%	$16.08
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		141,688	100.0%	$2,278,257	100.0%	$16.08
Vacant Space		0	0.0%
Total/Wtd. Avg.		141,688	100.0%

(1)	Information is based on the underwritten rent roll as of June 2, 2025 and includes rent increases totaling $15,675 through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Sales PSF / Year represents sales for the year ending 2024.

The following table presents certain information relating to the historical sales of the top tenants that report sales at The Court at Deptford Property:

Tenant Sales History (1)
Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	2024 Sales	2024 Sales PSF	UW Occupancy Cost
Bob's Discount Furniture	38,000	NAV	NAV	NAV	NAV	$11,607,564	$305.46	6.47%
HomeGoods	24,434	$10,240,351.00	$419.10	$10,094,636.00	$413.14	$10,465,186	$428.30	4.31%
Old Navy	15,736	$4,960,732.00	$315.25	$4,772,152.00	$303.26	$4,660,907	$296.19	7.81%
The Men's Wearhouse, Inc.	7,950	$4,197,279.00	$527.96	$3,219,430.00	$404.96	$3,020,796	$379.97	6.64%

(1)	Information obtained from the borrower.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover at The Court at Deptford Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	7,950	5.6%	5.6%	$149,460	6.6%	6.6%	$18.80
2028	1	25,719	18.2%	23.8%	$488,661	21.4%	28.0%	$19.00
2029	2	37,764	26.7%	50.4%	$493,143	21.6%	49.7%	$13.06
2030	1	38,000	26.8%	77.2%	$505,780	22.2%	71.9%	$13.31
2031	1	15,736	11.1%	88.3%	$258,638	11.4%	83.2%	$16.44
2032	1	4,920	3.5%	91.8%	$98,400	4.3%	87.5%	$20.00
2033	0	0	0.0%	91.8%	$0	0.0%	87.5%	$0.00
2034	1	11,599	8.2%	100.0%	$284,175	12.5%	100.0%	$24.50
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	141,688	100.0%		$2,278,257	100.0%		$16.08

(1)	Information is based on the underwritten rent roll as of June 2, 2025 and includes (i) rent increases totaling $15,675 through March 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The Court at Deptford Property is located at 1551-1561 Almonesson Road in Deptford, New Jersey, approximately 12.1 miles south of Philadelphia and is part of the Philadelphia metropolitan area (“Philadelphia MSA”). The Philadelphia MSA is the seventh largest retail market in the United States with inventory of 347.3 million SF and a vacancy rate of 4.1% as of the first quarter of 2025. Primary access to The Court at Deptford Property is provided by Almonesson Road, with nearby access to Route 55 and Route 42 connecting The Court at Deptford Property to the surrounding area.

According to the appraisal, The Court at Deptford Property is located in the Gloucester County retail submarket of the broader Philadelphia MSA retail market. As of the first quarter of 2025, the Gloucester County retail submarket had 18,507,000 SF of inventory, a 5.1% vacancy rate and average asking rent of $19.41 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Court at Deptford Property was 4,587, 68,953, and 220,839, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $139,130, $111,416 and $115,696, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable leases with respect to The Court at Deptford Property:

Comparable Leases Summary(1)
Property/Location	Distance from Subject	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
The Court at Deptford(1)	-	1998 / 2024	Old Navy	15,736	Feb-98	$15.44	NNN
1551-1561 Almonesson Road
Deptford, NJ
201 Egg Harbor Rd	3.3 mi	2008/NAP	Polizzi's Brick Oven	1,941	Mar-23	$23.00	NNN
Sewell, NJ
200 White Horse Pike N	4.3 mi	1999/NAP	Yeegle	10,000	Oct-24	$14.00	NNN
Lawnside, NJ
610 Blackwood Clementon Rd	5.1 mi	2009/NAP	Asian Grill	2,500	Sep-23	$17.00	NNN
Clementon, NJ
2230 Marlton Pike W	7.4 mi	1999/NAP	Five Below	9,535	Dec-24	$20.00	NNN
Cherry Hill, NJ
7500 S Crescent Blvd	7.4 mi	1959/2000	Super Dollar City	10,074	Apr-25	$18.00	NNN
Pennsauken, NJ
230 N Maple Ave	11.1 mi	1988/NAP	GolfCave	7,200	Jan-25	$18.00	NNN
Marlton, NJ
1100 Negron Dr	35 mi	2024/NAP	Pickleball Kingdom	40,500	Jun-24	$14.50	NNN
Trenton, NJ
300-380 Marketplace Blvd	35 mi	2003/NAP	Boot Barn	18,316	Mar-24	$17.00	NNN
Hamilton, NJ
205 Route 72 W	45 mi	2000/NAP	The Picklr	22,585	Sep-24	$17.00	NNN
Manahawkin, NJ
302 W Main St	51 mi	2025/NAP	Planet Fitness	20,000	May-25	$20.50	NNN
Freehold, NJ
200-220 Trotters Way	52 mi	1992/2012	Ace PickleBall	29,023	Jan-25	$16.00	NNN
Freehold, NJ
4057-4059 Asbury Ave	61 mi	1987/NAP	Iron Atmosphere	11,300	Jan-25	$18.00	NNN
Tinton Falls, NJ

Source: Appraisal.

(1)	Information is based on the underwritten rent roll as of June 2, 2025 other than Year Built / Renovated.

Appraisal. The appraisal concluded to an “as-is” value for The Court at Deptford Property of $28,500,000 as of May 30, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 5, 2025, there was no evidence of any recognized environmental conditions at The Court at Deptford Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Court at Deptford Property:

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW PSF
Base Rent	$2,238,608	$2,249,256	$2,216,478	$2,206,391	$2,262,582	$15.97
Contractual Rent Steps	$0	$0	$0	$0	$15,675	$0.11
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Reimbursements	$867,367	$882,698	$883,027	$920,726	$916,405	$6.47
Gross Potential Income	$3,105,975	$3,131,954	$3,099,505	$3,127,117	$3,194,662	$22.55
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($155,218)	($1.10)
Effective Gross Income	$3,105,975	$3,131,954	$3,099,505	$3,127,117	$3,039,444	$21.45

Real Estate Taxes	$620,100	$624,600	$645,300	$645,300	$664,659	$4.69
Insurance	$119,066	$130,590	$139,364	$142,460	$133,104	$0.94
Management Fee	$89,544	$89,970	$88,659	$89,513	$91,183	$0.64
CAM Expenses	$82,505	$105,706	$119,404	$116,737	$102,345	$0.72
Other Operating Expenses(1)	$99,952	$50,792	$77,101	$79,276	$79,276	$0.56
Total Operating Expenses	$1,011,167	$1,001,658	$1,069,828	$1,073,286	$1,070,567	$7.56

Net Operating Income	$2,094,808	$2,130,296	$2,029,677	$2,053,831	$1,968,877	$13.90
Replacement Reserves	$0	$0	$0	$0	$21,253	$0.15
TI/LC	$0	$0	$0	$0	$93,238	$0.66
Net Cash Flow	$2,094,808	$2,130,296	$2,029,677	$2,053,831	$1,854,385	$13.09

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	95.1%(2)
NOI DSCR	1.50x	1.53x	1.46x	1.47x	1.41x
NCF DSCR	1.50x	1.53x	1.46x	1.47x	1.33x
NOI Debt Yield	10.6%	10.8%	10.3%	10.4%	10.0%
NCF Debt Yield	10.6%	10.8%	10.3%	10.4%	9.4%

(1)	Other Operating Expenses include general operating expenses, utilities, and general and administrative expenses.
(2)	Represents Economic Occupancy.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Mortgage Loan No. 14 – Greene Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Beavercreek, OH 45440
Original Balance(1):	$12,562,500			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$12,562,500			Detailed Property Type:	Retail/Multifamily/Office
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007-2010/NAP
Borrower Sponsor:	Morton L. Olshan			Size:	917,757 SF
Guarantor:	Morton L. Olshan			Cut-off Date Balance per SF(1):	$116
Mortgage Rate:	6.60000%			Maturity Date Balance per SF(1):	$104
Note Date:	10/2/2024			Property Manager:	Mall Properties, Inc. (borrower-related)
Maturity Date:	10/6/2034
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$13,783,526
Seasoning:	10 months			UW NCF:	$12,449,998
Prepayment Provisions:	L(34),D(83),O(3)			UW NOI Debt Yield(1):	13.0%
Lockbox/Cash Mgmt Status(2):	Soft (Residential); Hard (Commercial)/In Place			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1):	$93,687,500			UW NCF DSCR(1):	1.53x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$13,151,568 (6/30/2024 TTM)
Reserves				2nd Most Recent NOI:	$13,606,132 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,898,396 (12/31/2022)
RE Taxes:	$2,334,376	$466,875	NAP	Most Recent Occupancy(4):	91.8% (Various)
Insurance(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	92.7% (12/31/2023)
Replacement Reserves:	$0	$71,038	NAP	3rd Most Recent Occupancy:	92.4% (12/31/2022)
Rollover Reserve:	$0	$89,713	NAP	Appraised Value (as of)(1):	$167,250,000 (8/8/2024)
Rent Abatement Reserve:	$1,827,945	$0	NAP	Appraised Value per SF:	$182
Outstanding TI/LC:	$2,897,572	$0	NAP	Cut-off Date LTV Ratio(1):	63.5%
Radon Reserve:	$10,000	$0	NAP	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$106,250,000	87.5%	Loan Payoff:	$112,625,310	92.7%
Borrower Sponsor Equity:	$15,190,402	12.5%	Upfront Reserves:	$7,069,893	5.8%
			Closing Costs:	$1,745,200	1.4%
Total Sources:	$121,440,402	100.0%	Total Uses:	$121,440,402	100.0%

(1)	The Greene Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000 (the “Greene Town Center Whole Loan”). The financial information in the chart above is calculated based on the Greene Town Center Whole Loan.
(2)	The Greene Town Center Whole Loan is structured with in-place cash management until the balance in the rollover reserve reaches $4,000,000.
(3)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Greene Town Center Whole Loan documents and the borrower provides evidence of the renewal of any such blanket insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.
(4)	Current occupancy is as of September 12, 2024 for commercial space and September 25, 2024 for residential space. The largest tenant, LA Fitness, vacated its space on January 31, 2025. The space is dark as its lease does not expire until November 2026. Without LA Fitness, the Occupancy, UW NCF DSCR and UW NOI Debt Yield are 86.2%, 1.36x and 11.7%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Greene Town Center Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes and secured by the borrower’s fee interest in a 917,757 SF, mixed-use property located in Beavercreek, Ohio (the “Greene Town Center Property”). The Greene Town Center Mortgage Loan, which is evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $12,562,500. The Greene Town Center Whole Loan was originated by Wells Fargo Bank, National Association and Argentic Real Estate Finance 2 LLC, and has an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000. The Greene Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

The table below summarizes the promissory notes that comprise the Greene Town Center Whole Loan:

Greene Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,500,000	$56,500,000	BBCMS 2025-C32	Yes
A-2	$12,562,500	$12,562,500	MSBAM 2025-C35	No
A-3	$32,500,000	$32,500,000	BBCMS 2025-C32	No
A-4	$4,687,500	$4,687,500	BANK 2025-BNK49	No
Whole Loan	$106,250,000	$106,250,000

The Borrower and the Borrower Sponsor. The borrower for the Greene Town Center Whole Loan is Greene Town Center, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Morton L. Olshan. Morton L. Olshan is the founder of Olshan Properties, a real estate firm that has specialized in the development, acquisition and management of commercial real estate for over 60 years. The company has over 1,000 employees and currently owns and/or manages a portfolio consisting of approximately nine million SF of retail properties, 13,000 multifamily units, 1,249 hotel rooms and three million SF of office space. The Greene Town Center Whole Loan refinanced prior debt that was in maturity default. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus for more information.

The Property. The Greene Town Center Property consists of an open air, mixed-use lifestyle center located in Beavercreek, Ohio approximately 10 miles southeast of downtown Dayton. Situated on 50.16 acres, the Greene Town Center Property contains 29 one- to four-story buildings with 544,922 SF of retail space (59.4% of NRA and 65.3% of underwritten base rent), 206 residential units (200,053 SF, 21.8% of NRA and 17.4% of underwritten base rent) and 172,782 SF of office space (18.8% of NRA and 17.3% of underwritten base rent). The borrower sponsor constructed the Greene Town Center Property in phases from 2007 to 2010 for an original cost of $186.8 million and has spent an additional $79.4 million in historical capital improvements, resulting in a total cost basis of approximately $266.2 million. Approximately $2.0 million has been invested in structural renovations since 2021 including roof replacement, new paint, parking lot repairs and HVAC replacements.

The following table presents certain information relating to the Greene Town Center Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Retail	544,922	59.4%	94.3%	$13,074,894	65.3%	$25.44
Multifamily	200,053	21.8%	94.3%(4)	$3,490,740	17.4%	$18.50
Office	172,782	18.8%	80.8%	$3,454,619	17.3%	$24.73
Total / Wtd. Avg.	917,757	100.0%	91.8%	$20,020,253	100.0%	$23.77

(1)	Based on the underwritten rent rolls dated September 12, 2024 (commercial) and September 25, 2024 (residential).
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through September 2025.
(3)	UW Base Rent PSF excludes vacant space.
(4)	Multifamily occupancy is based off of square footage for the purposes of the property summary table.

The multifamily component includes a mix of one-, two- and three-bedroom units with multiple floor plans offered. The multifamily component includes 190 apartment units located across three stories atop two buildings, Building 100 and Building C, and 16 townhome units. Apartments include a mix of floor plans of one- and two-bedroom flats and most units have private terraces or balconies. Parking for the residents of the multifamily component is available at a parking garage located directly south of the townhomes, Building C and a garage parking level atop Building 100. Amenities include a tenant lounge, a conference room, outdoor courtyards and a fitness center.

As of September 25, 2024, the multifamily component was 94.7% occupied on a unit basis. Occupancy of the multifamily component has averaged 90.7% between December 2021 and March 2024.

The retail and office components include 121 retail and office tenants leasing spaces ranging in size from 80 to 51,414 SF. The Greene Town Center Property is anchored by retail tenants including LA Fitness, Nordstrom Rack, Books & Co. and Von Maur (whose space is ground leased and is not included in the collateral square footage), and shadow anchored by a Cinemark movie theater. Office tenants include University of Dayton, Morgan Stanley and Regus - HQ Global Workplaces.

As of September 12, 2024, the retail and office components were 91.1% occupied in the aggregate: the office space was 80.8% leased by 24 tenants and the retail space was 94.3% leased by 97 tenants. The Greene Town Center Property features a granular commercial rent roll, with no single tenant comprising more than 7.2% of the NRA or 6.9% of the underwritten base rent. Since January 2023, 13 new or renewal office leases totaling 54,161 SF (31.3% of office NRA) have commenced or were executed, including that of the second largest office tenant, Morgan Stanley, which renewed its lease for five years. Additionally, since January 2023, 47 new or renewal retail leases have commenced or were executed totaling 227,943 SF (41.8% of retail NRA).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

Major Tenants.

LA Fitness (51,414 SF; 7.2% of NRA; 6.9% of underwritten base rent): LA Fitness is a fitness chain founded in 1984 with over 500 clubs across the United States. The company offers a wide range of amenities, equipment, personal training and fitness classes. LA Fitness vacated its space on January 31, 2025, but continues to pay rent as its lease does not expire until November 2026.

Nordstrom Rack (35,123 SF; 4.9% of NRA; 4.1% of underwritten base rent): Nordstrom Rack is an off-price department store founded in 1973 with over 300 locations across the United States. The company is a subsidiary of the luxury department store, Nordstrom (NYSE: JWN). Nordstrom Rack has been a tenant at the Greene Town Center Property since September 2014, when it signed a 10-year lease. Nordstrom Rack exercised its first five-year renewal option in June 2023, extending its lease expiration to September 2029. Nordstrom Rack has three, five-year renewal options remaining.

Books & Co. (34,354 SF; 4.8% of NRA; 3.2% of underwritten base rent): Books and Co. is part of Books-A-Million, the third largest book retailer in the United States. The company was founded in 1917 and operates 260 stores across 32 states. Books & Co. has been a tenant at the Greene Town Center Property since November 2006, when it signed a 15-year lease. The tenant exercised its first five-year renewal option in September 2021, extending its lease expiration to January 2027. Books & Co. has one, five-year renewal option remaining.

The following tables present certain information relating to the tenants at the Greene Town Center Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Major Tenants
LA Fitness(4)	Retail	B2/B/NR	51,414	7.2%	$22.16	$1,139,338	6.9%	11/30/2026
Nordstrom Rack	Retail	Ba2/BB+/BB	35,123	4.9%	$19.36	$679,981	4.1%	9/30/2029
Books & Co.	Retail	NR/NR/NR	34,354	4.8%	$15.28	$525,000	3.2%	1/31/2027
University of Dayton	Office	NR/NR/NR	29,233	4.1%	$28.64	$837,343	5.1%	3/31/2026
Forever 21(5)	Retail	NR/NR/NR	20,325	2.8%	$0.00	$0	0.0%	MTM
Old Navy	Retail	NR/NR/NR	17,618	2.5%	$20.02	$352,636	2.1%	9/30/2026
Morgan Stanley(6)	Office	A1/A-/A+	14,980	2.1%	$25.23	$378,020	2.3%	7/31/2029
Arhaus	Retail	NR/NR/NR	13,684	1.9%	$36.54	$500,013	3.0%	5/31/2035
Regus - HQ Global Workplaces	Office	NR/NR/NR	12,800	1.8%	$15.65	$200,320	1.2%	8/31/2025
Ulta Salon	Retail	NR/NR/NR	9,887	1.4%	$13.75	$135,946	0.8%	7/31/2026
Top Ten Tenants Subtotal/Wtd. Avg.			239,418	33.4%	$19.83	$4,748,598	28.7%
Remaining Occupied(7)			414,155	57.7%	$28.45	$11,780,914	71.3%
Occupied Subtotal/Wtd.Avg.			653,573	91.1%	$25.29	$16,529,513	100.0%
Vacant Space			64,131	8.9%
Total/Wtd. Avg.			717,704	100.0%

(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through September 2025.
(4)	LA Fitness vacated its space on January 31, 2025. The space is dark as its lease does not expire until November 2026.
(5)	Forever 21 only pays percentage rent equal to 4.0% of gross sales. Forever 21’s percentage rent has been underwritten to $63,192 based on its reported sales figures of $1,579,802 in the trailing-12 months ending April 2024.
(6)	Morgan Stanley has the option to terminate its lease effective July 31, 2028 by providing nine months’ written notice and paying a fee equal to three months base rent.
(7)	Remaining Occupied includes rent from Von Maur. Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.

Retail Tenant Sales History(1)
	2021			2022			2023			TTM(2)
Tenant Type	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost
Anchor(3)(4)	164,354	$105	8.9%	164,354	$109	8.6%	164,354	$110	8.5%	164,354	$111	8.4%
Major(5)	37,943	$226	4.1%	37,943	$189	4.9%	37,943	$191	4.9%	37,943	$202	4.6%
<10,000 SF(6)	212,295	$410	9.6%	219,065	$414	9.3%	225,638	$408	9.3%	225,638	$413	9.3%
Total / Wtd. Average	414,592	$272	8.8%	421,362	$275	8.6%	427,935	$275	8.6%	427,935	$278	8.5%

(1)	Historical sales represent annual sales as of December 31 of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024, with the exception of Books & Co.
(3)	Anchor tenants include Von Maur and Books & Co. Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. 2023 and TTM Sales PSF for this tenant utilizes its reported sales from 2022.
(5)	Major tenants include Forever 21 and Old Navy.
(6)	<10,000 SF tenants include only the tenants that reported sales in each respective year (exclusive of Apple), which ranged from 54 to 57 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%
Top Retail Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2021	2022	2023	TTM(2)	TTM PSF
Von Maur(3)	130,000	$14,524,890	$15,444,573	$15,613,644	$15,758,609	$121
Books & Co.(4)	34,354	$2,782,213	$2,542,815	NAV	NAV	$74
Forever 21	20,325	$2,498,199	$1,856,339	$1,634,835	$1,579,802	$78
Old Navy	17,618	$6,081,416	$5,297,429	$5,629,781	$6,083,286	$345
Cheesecake Factory	9,676	$9,806,361	$10,073,242	$10,623,267	$10,702,485	$1,106
Brio	8,958	$2,563,813	$2,303,153	$2,075,975	$1,967,542	$220
Express	7,882	$1,124,311	$1,272,807	$1,242,131	$1,227,178	$156
Fleming's	7,304	$5,188,666	$5,549,403	$5,673,113	$5,666,522	$776
Rally House Stores, Inc.	6,998	$596,385	$987,655	$1,092,953	$1,043,649	$149
American Eagle	6,965	$1,368,984	$1,186,875	$1,209,646	$1,317,903	$189

(1)	Represents the top 10 tenants by NRA that report sales. Historical sales represent annual sales as of December 31st of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024 with the exception of Books & Co.
(3)	Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. T-12 PSF for this tenant utilizes its reported sales from 2022.

Historical and Current Occupancy(1)
2021		2022		2023		Current(2)
Commercial	Residential	Commercial	Residential	Commercial	Residential	Commercial	Residential
92.7%	89.3%	93.8%	87.4%	93.4%	89.3%	91.1%	94.7%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of September 12, 2024 for commercial and September 25, 2024 for residential.

The following table presents certain information relating to the lease rollover schedule at the Green Town Center Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx % of Total UW Rent Rolling(4)	Approx. Cumulative % of Total UW Rent Rolling(4)	Annual UW Rent PSF Rolling
MTM/2025	38	136,234	19.0%	19.0%	$2,061,296	12.5%	12.5%	$15.13
2026	18	164,525	22.9%	41.9%	$3,998,475	24.2%	36.7%	$24.30
2027	18	99,964	13.9%	55.8%	$2,481,728	15.0%	51.7%	$24.83
2028	12	38,036	5.3%	61.1%	$1,404,093	8.5%	60.2%	$36.91
2029	16	116,227	16.2%	77.3%	$2,948,152	17.8%	78.0%	$25.37
2030	9	35,654	5.0%	82.3%	$1,248,732	7.6%	85.6%	$35.02
2031	1	7,475	1.0%	83.3%	$187,154	1.1%	86.7%	$25.04
2032	2	6,683	0.9%	84.3%	$182,998	1.1%	87.8%	$27.38
2033	5	19,389	2.7%	87.0%	$576,988	3.5%	91.3%	$29.76
2034	5	15,702	2.2%	89.2%	$449,884	2.7%	94.0%	$28.65
2035	1	13,684	1.9%	91.1%	$500,013	3.0%	97.0%	$36.54
2036 & Beyond(5)	1	0	0.0%	91.1%	$490,000	3.0%	100.0%	$0
Vacant	0	64,131	8.9%	100.0%	$0	0.0%	0.0%	$0
Total / Wtd. Avg.	126	717,704	100.0%		$16,529,513	100.0%		$25.29(6)

(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through September 2025.
(5)	Von Maur’s ground lease, which is for approximately 130,000 SF and terminates in 2038, is not included in the collateral square footage.
(6)	Total / Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Greene Town Center Property is located in Beavercreek, Ohio, which is approximately eight miles southeast of downtown Dayton. The Greene Town Center Property is located adjacent to the west side of Interstate 675, which provides access to the greater Dayton metropolitan area. The Greene Town Center Property is located in the suburbs of Dayton, with land uses in the surrounding area consisting primarily of retail, residential and commercial developments. One of the primary demand drivers in the Dayton metropolitan area is the Wright-Patterson Air Force Base, which employs 32,000 people and is located approximately 10 miles north of the Greene Town Center Property. The largest employers in the Dayton metropolitan area include Wright-Patterson Air Force Base (32,000 employees), Kettering Health Network (13,984 employees) and Premiere Health Partners (10,537 employees).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

According to the appraisal, the 2024 median household income within a one-, three- and five-mile radius of the Greene Town Center Property was $76,757, $79,876 and $80,587, respectively. The 2024 population within the same radii was 9,098, 66,710 and 185,825, respectively.

According to the appraisal, the Greene Town Center Property is located in the South Central submarket of the Dayton metropolitan statistical area market. As of the second quarter of 2024, the South Central retail submarket had an inventory of 9.3 million SF with a 2.4% vacancy rate. The average asking rent was $15.67 PSF. The appraiser concluded market rents of $35.00 PSF for suites less than 2,000 SF, $33.00 PSF for suites 2,000 to 5,000 SF, $27.50 PSF for suites 5,000 to 10,000 SF, $25.00 PSF for suites 10,000 to 25,000 SF, $18.00 PSF for suites greater than 25,000 SF and $35.00 PSF for restaurant space.

As of the second quarter of 2024, the South Central office submarket had an inventory of approximately nine million SF with a 6.3% vacancy rate. The average asking rent was $18.14 PSF. The appraiser concluded a market rent of $23.50 PSF for the office space at the Greene Town Center Property.

As of the second quarter of 2024, the South Central multifamily submarket had an inventory of 13,005 units with a 5.7% vacancy rate. The average asking rent was $1,029 per unit. The appraiser concluded market rents of $1,188-$1,649 for one-bedroom units, $1,437-$1,860 for two-bedroom units and $2,572-2,641 for three-bedroom units.

The following table presents certain information relating to comparable retail leases for the Greene Town Center Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center Beavercreek, OH	2007-2010/NAP	544,922(2)	1,413(2)	Yumi Boba Tea LLC(2)	$25.00(2)	2/25/2024(2)	5.9(2)
			2,790(2)	AT&T(2)	$53.95(2)	2/1/2023(2)	5.2(2)
			17,618(2)	Old Navy(2)	$20.02(2)	10/1/2021(2)	5.0(2)
			35,123(2)	Nordstrom Rack(2)	$19.36(2)	10/1/2024(2)	5.0(2)
Cedar Center North	2012/NAP	65,444	1,200	Little Caesars	$27.50	Dec-22	5.0
University Heights, OH
The Plaza at Hamilton Quarter	2020/NAP	24,145	1,353	Buddy’s Pizza	$33.00	May-22	10.0
New Albany, OH
Parkway Centre South Shopping Center	2004/NAP	132,379	1,707	Crumbl Cookies	$26.00	May-22	10.0
Grove City, OH
Pinecrest	2017/NAP	367,048	2,503	Brilliant Earth	$42.00	Feb-23	5.0
Orange Village, OH
Sun Center	2000/NAP	154,644	5,000	Victoria’s Secret	$30.00	Oct-22	10.3
Columbus, OH
Belden Village	1971/2018	192,292	12,000	Boot Barn	$14.00	Dec-22	10.0
Canton, OH
Shepherdsville Square	1982/NAP	109,006	14,690	Columbia Sportswear	$26.00	Jan-23	10.0
Shepherdsville, KY
The Shoppes at Rivers Edge	2007/NAP	96,276	15,850	Fuse by Cardinal Health	$21.00	Oct-22	10.0
Dublin, OH
Waterstone Center	1996/NAP	157,181	25,302	Ross Dress for Less	$13.50	Oct-22	10.3
Cincinnati, OH
Brooklor Square	1962/NAP	111,071	27,830	Savers	$14.50	Oct-24	10.0
North Olmsted, OH
Sun Center	2000/NAP	154,644	37,889	Nordstrom Rack	$16.30	Jun-24	5.0
Columbus, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes multifamily and office space at Greene Town Center Property
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable office leases for the Greene Town Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center	2007-2010 / NAP	172,782(2)	14,980(2)	Morgan Stanley(2)	$25.23(2)	Aug-24(2)	5.0(2)
Beavercreek, OH
4139 Colonel Glenn Highway	1986 / NAP	6,765	6,765	NAV	$18.00	Sep-24	5.0
Beavercreek, OH
3000 Presidential Drive	1987 / NAP	55,560	20,651	NAV	$19.95	Jul-24	5.0
Fairborn, OH
4454 Idea Center	2007 / 2018	51,096	25,548	NAV	$15.95	Jul-24	NAV
Beavercreek, OH
3745 Pentagon	2012 / NAP	86,928	57,952	Leidos Corp.	$18.35	Jun-23	7.1
Beavercreek, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes retail and multifamily space at Greene Town Center Property.

The following table presents multifamily rental data at comparable properties with respect to the Greene Town Center Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Greene Town Center	2007-2010/NAP	94.3%(2)	206(2)	971(2)	$1,492(3)	$1.54(3)
Beavercreek, OH
Water Street Flats	2018	90.0%	269	905	$1,210 - $2,025	$1.40 - $2.27
Dayton, OH
The Lofts at Willow Creek	2010	95.0%	325	1,031	$1,195 - $2,121	$1.42 - $1.77
Beavercreek, OH
The Lakes of Beavercreek	2006	97.0%	212	1,038	$1,342 - $1,759	$1.00 - $1.57
Beavercreek, OH
Emerald Lakes	1999	96.0%	280	1,058	$1,219 - $1,999	$1.25 - $1.57
Beavercreek, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 25, 2024.
(3)	Represents the average in-place rents for occupied units.

Appraisal. The appraisal concluded to an “as-is” value for the Greene Town Center Property of $167,250,000 as of August 8, 2024.

Environmental Matters. According to the Phase I environmental assessment dated August 15, 2024, there was no evidence of any recognized environmental conditions at the Greene Town Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Greene Town Center Property:

Cash Flow Analysis
	2021	2022	2023	6/30/2024 TTM	UW	UW PSF
Base Rent	$15,585,785	$15,262,947	$15,879,309	$15,871,964	$16,529,513	$18.01
Percentage and Holdover Rent	$295,828	$871,693	$509,313	$641,272	$499,924	$0.54
Recovery Income	$5,124,936	$4,299,052	$4,880,859	$4,641,313	$4,232,405	$4.61
Multifamily Rental Income	$3,079,520	$3,125,824	$3,236,586	$3,318,235	$3,490,740	$3.80
Other Income(1)	$2,062,694	$1,080,794	$1,514,452	$1,566,719	$1,566,719	$1.71
Vacant Space	$0	$0	$0	$0	$2,199,388	$2.40
Gross Potential Rent	$26,148,763	$24,640,310	$26,020,519	$26,039,502	$28,518,689	$31.07
(Vacancy/Credit Loss/Abatements)(2)	($797,548)	$344,506	($661,720)	($900,963)	($2,434,476)	($2.65)
Effective Gross Income	$25,351,215	$24,984,816	$25,358,800	$25,138,539	$26,084,213	$28.42
Total Expenses	$10,890,709	$11,086,420	$11,752,668	$11,986,972	$12,300,687	$13.40
Net Operating Income	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$13,783,526	$15.02
Capital Expenditures	$0	$0	$0	$0	$256,972	$0.28
TI/LC	$0	$0	$0	$0	$1,076,556	$1.17
Net Cash Flow	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$12,449,998	$13.57

Occupancy %(3)	91.7%	92.4%	92.7%	92.4%	91.0%
NOI DSCR(4)(5)	1.78x	1.71x	1.67x	1.62x	1.69x
NCF DSCR(4)(5)	1.78x	1.71x	1.67x	1.62x	1.53x
NOI Debt Yield(4)	13.6%	13.1%	12.8%	12.4%	13.0%
NCF Debt Yield(4)	13.6%	13.1%	12.8%	12.4%	11.7%

(1)	Other Income includes parking income, late fees and other miscellaneous income.
(2)	The borrower sponsor reserved bad debt in 2020 during the COVID-19 pandemic as a proactive measure and reversed it in 2021 and 2022, shown as positive bad debt.
(3)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.
(4)	DSCRs and Debt Yields are based on the Greene Towne Center Whole Loan.
(5)	DSCR calculations are based on an annual debt service amount that includes principal and interest.

Partial Release. The borrower is permitted to release two certain vacant, unimproved, non-income producing outparcels from the lien of the mortgage, provided that, among other conditions, (i) all REMIC requirements are satisfied, (ii) the principal balance is defeased (or if the release occurs on or after August 6, 2034, prepaid) by an amount equal to (x) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an affiliate of the borrower or guarantor or (y) the greater of (a) 100% of the net sales proceeds and (b) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an unaffiliated third-party purchaser.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Mortgage Loan No. 15 – Discovery Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/BBB-sf/NR			Location:	Irvine, CA 92618
Original Balance(1):	$11,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$11,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.8%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	2000-2007/2023
Borrower Sponsor:	The Irvine Company LLC			Size:	1,287,820 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$116
Mortgage Rate:	5.9870%			Maturity Date Balance Per SF(1):	$116
Note Date:	1/24/2025			Property Manager:	Irvine Management Company
Maturity Date:	2/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$26,149,865
IO Period:	120 months			UW NCF:	$24,470,944
Seasoning:	6 months			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions:	L(30),DorYM1(83),O(7)			UW NCF Debt Yield(1):	16.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(1):	$139,000,000			Most Recent NOI:	$27,381,978 (11/30/2024 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$30,096,448 (6/30/2024)
				3rd Most Recent NOI:	$32,198,749 (6/30/2023)
Reserves				Most Recent Occupancy:	79.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.0% (6/30/2023)
RE Taxes:	$0	Springing(4)	NAP	3rd Most Recent Occupancy:	87.0% (6/30/2022)
Insurance:	$0	Springing(4)	NAP	Appraised Value (as of):	$342,700,000 (10/3/2024)
Replacement Reserve:	$0	Springing(4)	$782,202	Appraised Value PSF:	$266
TI/LC Reserve:	$0	Springing(4)	$2,000,000	Cut-off Date LTV Ratio(1):	43.8%
Other Reserves(5):	$8,193,115	$0	NAP	Maturity Date LTV Ratio(1):	43.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(2):	$141,238,738	94.2%
			Upfront Reserves:	$8,193,115	5.5%
			Closing Costs:	$568,147	0.4%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Discovery Business Center Mortgage Loan (as defined below) is part of the Discovery Business Center Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Discovery Business Center Whole Loan.
(2)	The Discovery Business Center Property (as defined below) was previously encumbered by a loan that was fully paid off by the borrower sponsor at loan maturity in November 2024.
(3)	Provided no event of default has occurred and is continuing, with lender consent, the borrower may incur future mezzanine debt, secured by the direct and/or indirect equity interests in the borrower.
(4)	If an event of default exists or the amortizing debt service coverage ratio is less than 1.10x, the borrower is required to escrow monthly payments equal to (i) 1/12th of the annual estimated tax payments, (ii) 1/12th of the annual estimated insurance payments (unless a blanket policy is in place), (iii) monthly replacement reserves equal to approximately $32,592, subject to a cap of $782,202. If the amortizing debt service coverage ratio is less than 1.15x, the borrower is required to deposit monthly TI/LC reserves equal to $107,318, subject to a cap of $2,000,000.
(5)	Other Reserves consist of an Unfunded Obligations Reserve ($7,503,184) and a Free Rent Reserve ($689,930).
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a whole loan (the “Discovery Business Center Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000 and secured by the fee simple interest in a 1,287,820 SF office property located in Irvine, California (the “Discovery Business Center Property”). The Discovery Business Center Mortgage Loan is evidenced by the non-controlling Note A-4 with an original principal amount of $11,000,000. The remaining promissory notes comprising the Discovery Business Center Whole Loan are summarized in the table below. The Discovery Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK49 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Discovery Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK 2025-BNK49	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BANK 2025-BNK49	No
A-4	$11,000,000	$11,000,000	MSBAM 2025-C35	No
Whole Loan	$150,000,000	$150,000,000

The Borrower and the Borrower Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor for the Discovery Business Center Whole Loan is Spectrum Office Properties LLC.

The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, Los Angeles, San Diego, and Silicon Valley, California, and Chicago, Illinois and New York, New York.

The Property. The Discovery Business Center Property is a 1,287,820 SF suburban office park located in Irvine, California. Situated on an 82.45-acre site, the Discovery Business Center Property was developed in phases between 2000 and 2007 and consists of 24 two-story, single- and multi-tenant buildings. The Discovery Business Center Property is part of the broader overall 1.95 million SF Discovery Park, which includes 31 buildings of connected workspace. Discovery Park amenities include various indoor dining options, outdoor seating areas and food trucks, Kinetic (an Irvine Company owned gym), indoor and outdoor lounge areas, a meeting and events venue, a customer resource center, two putting greens, a game room, auto detailing, and electric vehicle charging stations. In addition to the onsite amenities, the Discovery Business Center Property is located less than a mile southeast of Sand Canyon Plaza and 1.6 miles northwest of Irvine Spectrum Center, which in aggregate offer over 250 shopping, dining, and entertainment options.

From 2020 through 2024, the borrower sponsor invested approximately $17.1 million in capital expenditures into the Discovery Business Center Property. Since 2020, the borrower sponsor has executed more than 80 new leases and lease renewals (approximately 60.0% of NRA). In 2024, the borrower sponsor executed 24 new leases and lease renewals, representing 170,000 SF (13.4% of NRA). According to the borrower sponsor, there is an additional $17.6 million of capital expenditure investment planned from 2025 through 2030 into the Discovery Business Center Property. The Discovery Business Center Property has an average 5-year occupancy of 88.0%. As of October 31, 2024, the Discovery Business Center Property was 79.2% leased to 80 tenants.

Major Tenants.

LoanDepot.com, LLC (118,312 SF, 9.2% of NRA, 10.9% of UW Rent). LoanDepot.com, LLC (NYSE: LDI) (“LoanDepot”) is a public, California-based nonbank holding company that sells mortgage and non-mortgage lending products. The company was founded in 2010 and went public in 2021. As of January 13, 2025, LoanDepot had a market cap of approximately $566 million. LoanDepot has been a tenant at the Discovery Business Center Property since January 2018 and expanded its space in January 2023. The tenant's lease extends through December 31, 2027, with one five-year renewal option remaining for 54,306 SF and two five-year renewal options remaining for 64,006 SF. LoanDepot currently pays a rent of $24.96 PSF and does not have any termination options.

Tungsten Automation Corporation (64,006 SF, 5.0% of NRA, 6.6% of UW Rent). Tungsten Automation Corporation (“Tungsten”) is a private, intelligent automation software provider, providing a broad portfolio of automation solutions dedicated to enhancing efficiency across a wide parameter of cases, including financial, healthcare, supply chain and government industries. As of January 2025, Tungsten had over 25,000 customers, over 850 partners, and employed over 2,200 employees in 32 countries. The Discovery Business Center Property serves as the headquarters for Tungsten and the company has been a tenant since May 2009. Tungsten's lease extends through April 30, 2026, with one, five-year renewal option remaining. Tungsten currently pays a rent of $28.08 PSF. Tungsten does not have any termination options.

FirstService Residential (55,196 SF, 4.3% of NRA, 5.6% of UW Rent). FirstService Residential is a public, Canada-based real estate services company specializing in residential property services. FirstService Residential is also one of North America's largest providers of essential property and home improvement services delivered through company-owned operations and over 1,500 individually branded franchise systems. FirstService Residential generated $5.4 billion in system-wide sales in 2024. FirstService Residential has been a tenant at the Discovery Business Center Property since July 2014 and expanded its space in October 2018. The tenant's lease extends through June 30, 2030, with one, five-year renewal option remaining. FirstService Residential currently pays a rent of $24.84 PSF, increasing to $25.68 PSF beginning July 1, 2025. FirstService Residential does not have any termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the Discovery Business Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
LoanDepot.com, LLC	NR/NR/NR	118,312	9.2%	$2,953,068	10.9%	$24.96	12/31/2027	1 x 5 yr	N
Tungsten Automation Corporation	NR/NR/NR	64,006	5.0%	$1,797,288	6.6%	$28.08	4/30/2026	1 x 5 yr	N
FirstService Residential	NR/NR/NR	55,196	4.3%	$1,518,111	5.6%	$27.50	6/30/2030	1 x 5 yr	N
State Street Bank	Aa2/AA/AA-	53,840	4.2%	$1,891,401	7.0%	$35.13	6/30/2029	1 x 5 yr	Y(3)
St. Joseph Health System	A2/A/A	44,820	3.5%	$1,164,961	4.3%	$25.99	6/30/2035	2 x 5 yr	Y(4)
Major Tenants Subtotal/Wtd. Avg.		336,174	26.1%	$9,324,829	34.5%	$27.74

Other Tenants		684,312	53.1%	$17,710,703	65.5%	$25.88
Occupied Subtotal/Wtd. Avg.		1,020,486	79.2%	$27,035,532	100.0%	$26.49
Vacant Space		267,334	20.8%
Total/Wtd. Avg.		1,287,820	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	State Street Bank will have a one-time right to terminate its lease as on June 30, 2026, by giving a written notice of at least 12 months.
(4)	St. Joseph Health System will have a one-time termination right in the 84th month (February 2032), by giving a written notice of at least 12 months. St. Joseph Health System will be required to pay a termination fee equal to (i) the sum of 4 monthly installments of rent and operating expenses; plus (ii) the unamortized portion of leasing costs (based upon a constant amortization over a 124-month period with 7% interest) applicable to the portion of the term remaining after the date of termination.

The following table presents certain information relating to the lease rollover schedule at the Discovery Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	15	109,451	8.5%	8.5%	$2,908,061	10.8%	10.8%	$26.57
2026	17	212,605	16.5%	25.0%	$5,737,063	21.2%	32.0%	$26.98
2027	22	236,134	18.3%	43.3%	$6,206,933	23.0%	54.9%	$26.29
2028	11	127,782	9.9%	53.3%	$3,376,603	12.5%	67.4%	$26.42
2029	7	98,699	7.7%	60.9%	$3,041,609	11.3%	78.7%	$30.82
2030	3	110,523	8.6%	69.5%	$2,732,422	10.1%	88.8%	$24.72
2031	2	46,660	3.6%	73.1%	$1,120,856	4.1%	92.9%	$24.02
2032	1	11,692	0.9%	74.0%	$266,578	1.0%	93.9%	$22.80
2033	1	22,120	1.7%	75.8%	$480,446	1.8%	95.7%	$21.72
2034	0	0	0.0%	75.8%	$0	0.0%	95.7%	$0.00
2035	1	44,820	3.5%	79.2%	$1,164,961	4.3%	100.0%	$25.99
2036 & Thereafter	0	0	0.0%	79.2%	$0	0.0%	100.0%	$0.00
Vacant	0	267,334	20.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	80	1,287,820	100.0%		$27,035,532	100.0%		$26.49(2)

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Discovery Business Center Property is located in Irvine, California, immediately west of the Santa Ana Freeway (I-5), and approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property, with an interchange to Highway 241 approximately five miles north. The triangle formed by these three freeways is known as Irvine Center, which is a focal point for Class A office development in Orange County. The 373-acre Irvine Center is home to Class A high rises and campus-like office environments as well as hotels, restaurants, cinemas, retail services, the Irvine Medical Center and Kaiser Permanente Hospital. Irvine Center is also the home to the 1.2 million SF Irvine Spectrum Center, a shopping center that is anchored by Nordstrom, Target, Regal Irvine Cinemas, Barnes & Noble, Shake Shack, Cheesecake Factory, the Irvine Improv and various other tenants.

The Discovery Business Center Property is located within the Orange County office market and the Irvine Spectrum office submarket. As of September 2024, the Orange County economy employed a total of 1,627,211 people. The top three industries within the area are Health Care/Social Assistance, Manufacturing and Prof/Scientific/Tech Services, which represent a combined total of 35% of the workforce. As of the second quarter of 2024, the Orange

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

County office market had existing supply of approximately 104.7 million SF, an average vacancy of 14.7% and an average rent of $34.20 PSF. The Irvine Spectrum office submarket had existing supply of approximately 15.0 million SF, an average vacancy of 9.8% and an average rent of $33.96 PSF.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Discovery Business Center Property was 7,209, 150,161 and 391,052, respectively. The estimated 2024 average household income within the same radii was $144,780, $180,234 and $170,858, respectively.

The following table presents recent leasing data at comparable properties with respect to the Discovery Business Center Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Discovery Business Center 32-49 Discovery, 6501-6591 Irvine Center Drive and 15201-15480 Laguna Canyon Road Irvine, CA	2000-2007/2023	-	St. Joseph Health System(1)	Mar-25(1)	10.0(1)	44,820(1)	$21.48(1)	$105.00 / 5 mos. / 2.9%
Alton Technology(2) 4 Technology Drive Irvine, CA 92618	1999/NAP	2.1 Miles	Lumicera Health Services	Aug-24	10.0	19,200	$22.80	$68.00 / 4 mos. / 3.5%
Corporate Business Center(2) 123, 125, 133, 135, 153, 157, 163, 165, 167, 173 and 175 Technology Drive Irvine, CA 92618	1995/1996	0.9 Miles	EnChannel Medical	Mar-24	5.0	15,446	$21.60	$70.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 38 Technology Drive Irvine, CA 92618	1998/NAP	1.6 Miles	Stantec Consulting	May-24	5.0	13,833	$22.20	NAV / 3 mos. / 3.0%
Lakeview Business Center(2) 36 Technology Drive Irvine, CA 92618	1998/NAP	1.7 Miles	Fujitsu Frontech North America, Inc.	Nov-23	5.0	7,733	$21.00	$45.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 15310 Barranca Parkway Irvine, CA 92618	1997/NAP	1.7 Miles	OC Power Authority	Feb-24	7.0	7,790	$20.40	$76.50 / 5 mos. / 3.5%
Sand Canyon Business Center(2) (part of) 15515-15525 Sand Canyon Avenue Irvine, CA 92618	2000/NAP	0.4 Miles	Axonics	Apr-24	10.0	145,960	$25.80	$58.46 / 6 mos. / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024.
(2)	Each Property in the comparable properties set is also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Discovery Business Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$23.40	5	3.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $342,700,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2024, there was no evidence of any recognized environmental conditions at the Discovery Business Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Discovery Business Center Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	2024(1)	11/30/2024 TTM	UW	UW PSF
In-Place Rent(2)	$27,640,683	$29,591,695	$30,923,791	$29,101,486	$27,269,553	$32,498,636	$25.24
UW Rent Steps(3)	$0	$0	$0	$0	$0	$391,154	$0.30
Straight-lined IG Rent(4)	$0	$0	$0	$0	$0	$401,359	$0.31
Expense Reimbursements	$8,182,428	$9,307,026	$11,037,479	$11,264,251	$10,825,916	$12,239,768	$9.50
Net Rentable Income	$35,823,111	$38,898,721	$41,961,270	$40,365,738	$38,095,469	$45,530,916	$35.36
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($8,712,817)	($6.77)
Parking Income	$0	$0	$46,325	$148,750	$74,375	$74,375	$0.06
Other Income	$174,587	$215,596	$225,534	$337,217	$325,753	$325,753	$0.25
Effective Gross Income	$35,997,698	$39,114,317	$42,233,129	$40,851,704	$38,495,596	$37,218,226	$28.90

Real Estate Taxes	$1,915,311	$1,937,285	$1,950,766	$1,981,983	$1,994,255	$1,895,723	$1.47
Insurance(5)	$98,718	$123,203	$171,069	$153,655	$153,282	$418,782	$0.33
Other Operating Expenses	$6,109,246	$6,945,489	$7,912,546	$8,619,618	$8,966,081	$8,753,856	$6.80
Total Operating Expenses	$8,123,275	$9,005,978	$10,034,380	$10,755,257	$11,113,619	$11,068,361	$8.59

Net Operating Income	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$26,149,865	$20.31
Replacement Reserves	$0	$0	$0	$0	$0	$391,101	$0.30
TI/LC	$0	$0	$0	$0	$0	$1,287,820	$1.00
Net Cash Flow	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$24,470,944	$19.00

Occupancy (%)	85.0%	87.0%	90.0%	85.0%	79.2%(6)	73.2%(7)
NOI DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.87x
NCF DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.69x
NOI Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	17.4%
NCF Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	16.3%

(1)	Represents fiscal year ending on June 30 of the respective year.
(2)	UW In-Place Rent is based on the underwritten rent roll as of October 31, 2024 and includes rent for tenants that have signed leases but have not taken occupancy.
(3)	UW Rent Steps are taken through March 1, 2026.
(4)	UW Straight-lined IG Rent represents straight-lined rent for investment grade tenants.
(5)	UW Insurance includes the in-place premium for earthquake insurance. Historical insurance figures exclude earthquake insurance premiums.
(6)	Occupancy (%) is as of October 31, 2024.
(7)	Represents 26.8% underwritten vacancy which includes tenants known to be vacating and adjustments for dark or partially dark tenants, if applicable.
(8)	Based on the Discovery Business Center Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-C35

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Citigroup and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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